N17104

     CONFIDENTIAL:  Subject to Restrictions on Dissemination
            Set Forth in Section 18 of this Agreement

 ______________________________________________________________


                   PARTICIPATION AGREEMENT 104

                    Dated as of July 15, 1994


                              Among


                   CONTINENTAL AIRLINES, INC.,

                             Lessee,


                         GAUCHO-2 INC.,

                       Owner Participant,


                       THE BOEING COMPANY,

                        Loan Participant,

                  FIRST SECURITY BANK OF UTAH,
                      NATIONAL ASSOCIATION,

                 Not in its Individual Capacity,
              except as expressly provided herein,
                  but solely as Owner Trustee,

                          Owner Trustee
                               and

                    WILMINGTON TRUST COMPANY,
                 Not in its Individual Capacity,
              except as expressly provided herein,
                    but solely as Mortgagee,

                            Mortgagee

                   __________________________

                One Boeing Model 757-224 Aircraft
             Bearing Manufacturer's Serial No. 27294

______________________________________________________________

                            CONTENTS

SECTION 1.  DEFINITIONS AND CONSTRUCTION . . . . . . . . . 2

SECTION 2.  PARTICIPATION IN LESSOR'S COST; ISSUANCE OF
            LOAN CERTIFICATES; TERMINATION OF OBLIGATION
            TO PARTICIPATE; ISSUANCE OF GUARANTY. . . . . .2

     2.1    Participation in Lessor's Cost . . . . . . . . 2
     2.2    Nature of Obligations of Participants. . . . . 3
     2.3    Issuance of Loan Certificates. . . . . . . . . 3
     2.4    Termination of Obligation to Participate . . . 3

SECTION 3.  [INTENTIONALLY OMITTED]. . . . . . . . . . . . 3

SECTION 4.  COMMITMENT TO LEASE AIRCRAFT . . . . . . . . . 3

SECTION 5.  PROCEDURE FOR PARTICIPATION IN PAYMENT OF
             . . . . . . . . . . . . . . . . . . . . . . .
LESSOR'S COST; POSTPONEMENT OF SCHEDULED
             . . . . . . . . . . . . . . . . . . . . . . .
DELIVERY DATE. . . . . . . . . . . . . . . . . . . . . . . 4

     5.1    Notices of Scheduled Delivery Date . . . . . . 4
     5.2    Payment of Lessor's Cost . . . . . . . . . . . 4
     5.3    Postponement of Scheduled Delivery Date. . . . 5
     5.4    Closing. . . . . . . . . . . . . . . . . . . . 6
     5.5    Closing Instructions . . . . . . . . . . . . . 7
     5.6    Obligations of WTC . . . . . . . . . . . . . . 7

SECTION 6.  CONDITIONS PRECEDENT . . . . . . . . . . . . . 7

     6.1    Conditions Precedent to Obligations of
            Participants . . . . . . . . . . . . . . . . . 7
     6.2    Conditions Precedent to Obligations of
            Owner Trustee. . . . . . . . . . . . . . . . .16
     6.3    Conditions Precedent to Obligations of
            Mortgagee. . . . . . . . . . . . . . . . . . .17
     6.4    Conditions Precedent to Obligations of
            Lessee . . . . . . . . . . . . . . . . . . . .17
     6.5    Post-Registration Opinion. . . . . . . . . . .19

SECTION 7.  REPRESENTATIONS AND WARRANTIES . . . . . . . .19

     7.1    Lessee's Representations and Warranties. . . .19
     7.2    Owner Participant's Representations and
            Warranties . . . . . . . . . . . . . . . . . .24
     7.3    First Security's Representations and
            Warranties . . . . . . . . . . . . . . . . . .27
     7.4    Loan Participant's Representations and
             Warranties. . . . . . . . . . . . . . . . . .30
     7.5    [Intentionally Omitted]. . . . . . . . . . . .32
     7.6    WTC's Representations and Warranties . . . . .32

SECTION 8.  COVENANTS, UNDERTAKINGS AND AGREEMENTS . . . .34

     8.1    Covenants of Lessee. . . . . . . . . . . . . .34
     8.2    Covenants of Owner Participant . . . . . . . .36
     8.3    Covenants of First Security and Owner Trustee
            39
     8.4    Covenants of WTC and Mortgagee . . . . . . . .40
     8.5    Covenants of Certificate Holders . . . . . . .42
     8.6    [Intentionally Omitted]. . . . . . . . . . . .46
     8.7    Agreements . . . . . . . . . . . . . . . . . .46

SECTION 9.  OPTIMIZATION OF AMORTIZATION SCHEDULE. . . . .56

SECTION 10.  INDEMNIFICATION AND EXPENSES. . . . . . . . .58

     10.1   General Indemnity. . . . . . . . . . . . . . .58
     10.2   Expenses . . . . . . . . . . . . . . . . . . .66
     10.3   General Tax Indemnity. . . . . . . . . . . . .66
     10.4   [Intentionally Omitted]. . . . . . . . . . . .78
     10.5   Payments . . . . . . . . . . . . . . . . . . .78
     10.6   Interest . . . . . . . . . . . . . . . . . . .78
     10.7   Benefit of Indemnities . . . . . . . . . . . .78

SECTION 11. [INTENTIONALLY OMITTED]. . . . . . . . . . . .79

SECTION 12. ASSIGNMENT OR TRANSFER OF INTERESTS. . . . . .79

     12.1   Participants, Owner Trustee and Certificate
            Holders. . . . . . . . . . . . . . . . . . . .79
     12.2   Effect of Transfer . . . . . . . . . . . . . .82
     12.3   Majority in Interest of Certificate Holders. .83

SECTION 13. REFUNDING AND CERTAIN OTHER MATTERS. . . . . .83

     13.1   Refunding Generally. . . . . . . . . . . . . .83
     13.2   Private Offering . . . . . . . . . . . . . . .85
     13.3   Timing; Refunding Limit; Notice. . . . . . . .85
     13.4   Limitations on Obligation to Refund. . . . . .85
     13.5   All Loan Certificates. . . . . . . . . . . . .86
     13.6   Execution of Certain Documents . . . . . . . .86
     13.7   ERISA. . . . . . . . . . . . . . . . . . . . .86
     13.8   Consent to Optional Redemptions. . . . . . . .86
     13.9   Certain Additional Rights Of Lessee. . . . . .87

SECTION 14. LEASE FOR ALL PURPOSES; SECTION 1110 . . . . .91

SECTION 15. OWNER PARTICIPANT'S RIGHT TO RESTRUCTURE . . .91

     15.1   General Right to Restructure . . . . . . . . .91
     15.2   Limitations on Restructuring Provisions;
            Additional Terms . . . . . . . . . . . . . . .92
     15.3   Transaction Expenses . . . . . . . . . . . . .93

SECTION 16. CHANGE OF CITIZENSHIP. . . . . . . . . . . . .93

     16.1   Generally. . . . . . . . . . . . . . . . . . .93
     16.2   Owner Participant. . . . . . . . . . . . . . .94
     16.3   Owner Trustee. . . . . . . . . . . . . . . . .94
     16.4   Mortgagee. . . . . . . . . . . . . . . . . . .95

SECTION 17. CONCERNING OWNER TRUSTEE . . . . . . . . . . .95

SECTION 18. CONFIDENTIALITY. . . . . . . . . . . . . . . .95

SECTION 19. MISCELLANEOUS. . . . . . . . . . . . . . . . .96

     19.1   Amendments . . . . . . . . . . . . . . . . . .96
     19.2   Severability . . . . . . . . . . . . . . . . .96
     19.3   Survival . . . . . . . . . . . . . . . . . . .97
     19.4   Reproduction of Documents. . . . . . . . . . .97
     19.5   Counterparts . . . . . . . . . . . . . . . . .97
     19.6   No Waiver. . . . . . . . . . . . . . . . . . .98
     19.7   Notices. . . . . . . . . . . . . . . . . . . .98
     19.8   GOVERNING LAW; SUBMISSION TO JURISDICTION;
            VENUE. . . . . . . . . . . . . . . . . . . . .98
     19.9   Third-Party Beneficiary. . . . . . . . . . . .101
     19.10  Entire Agreement . . . . . . . . . . . . . . .101
     19.11  Further Assurances . . . . . . . . . . . . . .101

SECTION 20. ERISA. . . . . . . . . . . . . . . . . . . . .102

     20.1   Generally. . . . . . . . . . . . . . . . . . .102
     20.2   Owner Participant. . . . . . . . . . . . . . .102
     20.3   Certificate Holders. . . . . . . . . . . . . .102
     20.4   [Intentionally Omitted]. . . . . . . . . . . .103
     20.5   Owner Trustee. . . . . . . . . . . . . . . . .103
     20.6   Mortgagee. . . . . . . . . . . . . . . . . . .103
     20.7   Representations. . . . . . . . . . . . . . . .103
     20.8   Certain Agreements . . . . . . . . . . . . . .103

ANNEX, SCHEDULES AND EXHIBITS

ANNEX A -           Definitions

SCHEDULE 1 -   Accounts; Addresses
SCHEDULE 2 -   Lessee's Address for Service of Process
SCHEDULE 3 -   Commitments
SCHEDULE 4 -   Certain Terms
SCHEDULE 5 -   Reset of Debt Rate

EXHIBIT A -    Opinion of special counsel to Lessee
EXHIBIT B -    Opinion of corporate counsel to Lessee
EXHIBIT C -    Opinion of corporate counsel to Airframe
               Manufacturer
EXHIBIT D -    [Intentionally Omitted]
EXHIBIT E -    Opinion of special counsel to Owner Trustee
EXHIBIT F -    Opinion of special counsel to Mortgagee
EXHIBIT G -    Opinion of special counsel to Owner Participant
               and Owner Participant Parent
EXHIBIT H -    Opinion of corporate counsel to Owner Participant
               and Owner Participant Parent
EXHIBIT I -    [Intentionally Omitted]
EXHIBIT J -    [Intentionally Omitted]
EXHIBIT K -    [Intentionally Omitted]
EXHIBIT L -    Opinion of special counsel in Oklahoma City,
               Oklahoma

                   PARTICIPATION AGREEMENT 104


     PARTICIPATION AGREEMENT 104, dated as of July 15, 1994 (this "Agreement"), among (a) CONTINENTAL AIRLINES, INC., a Delaware corporation ("Lessee"), (b) GAUCHO-2 INC., a Delaware corporation ("Owner Participant"), (c) THE BOEING COMPANY ("Loan Participant""), (d) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (this and all other capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in Section 1) (in its capacity as Owner Trustee, "Owner Trustee" or "Lessor," and in its individual capacity, "First Security") and (e) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee (in its capacity as Mortgagee, "Mortgagee" and in its individual capacity, "WTC").

                       RECITALS


     A. Owner Participant and First Security, concurrently herewith, are entering into the Trust Agreement, pursuant to which, among other things, Owner Trustee agrees to hold the Trust Estate for the use and benefit of Owner Participant upon and subject to the terms and conditions set forth therein.

     B. Lessee and Airframe Manufacturer have entered into the Purchase Agreement, pursuant to which, among other things, Airframe Manufacturer has agreed to manufacture and sell to Lessee and Lessee has agreed to purchase from Airframe
Manufacturer, certain aircraft, including the Aircraft.

     C. On the Delivery Date, Lessee and Owner Trustee will enter into the Purchase Agreement Assignment, pursuant to which, among other things, Lessee will assign to Owner Trustee certain of its right, title and interest in, to and under the Purchase Agreement, including, without limitation, the right to purchase the Aircraft from Airframe Manufacturer upon and subject to the terms and conditions set forth in the Purchase Agreement and the Purchase Agreement Assignment.

     D. Upon and subject to the terms and conditions set forth herein, and in order to permit Owner Trustee to purchase the Aircraft from Airframe Manufacturer, Participants have agreed to participate in the payment of Lessor's Cost by Owner Trustee.

     E. Owner Trustee and Mortgagee, concurrently with the execution and delivery hereof, have entered into the Trust Indenture for the benefit of the Certificate Holders, pursuant to which, among other things, Owner Trustee agrees (1) to issue Loan Certificates, in the amounts and otherwise as provided in the Trust Indenture, as evidence of the participation by Loan Participant in the payment of a portion of Lessor's Cost and
(2) to mortgage, pledge and assign to Mortgagee all of Owner Trustee's right, title and interest in the Trust Indenture Estate to secure the Secured Obligations, including, without limitation, Owner Trustee's obligations under the Loan Certificates.

     F. Concurrently with the execution and delivery hereof, Owner Participant Parent has, for the benefit of Lessee, Owner Trustee and Mortgagee, issued the Owner Participant Guaranty, pursuant to which Owner Participant Parent will guarantee the obligations of Owner Participant under the Operative Agreements.

     G. On the Delivery Date, Lessor and Lessee will enter into the Lease, pursuant to which, among other things, Lessor shall lease the Aircraft to Lessee and Lessee shall lease the Aircraft from Lessor upon and subject to the terms and conditions set forth therein.

     H. The parties hereto wish to set forth in this Agreement the terms and conditions upon and subject to which the aforesaid transactions shall be effected.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS AND CONSTRUCTION

     Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.

SECTION 2.  PARTICIPATION IN LESSOR'S COST; ISSUANCE OF LOAN
            CERTIFICATES; TERMINATION OF OBLIGATION TO
            PARTICIPATE; ISSUANCE OF GUARANTY

     2.1    Participation in Lessor's Cost

     Subject to the terms and conditions of this Agreement, including, without limitation, the funding and procedures set forth in Section 5, on the Delivery Date, Owner Participant and Loan Participant shall participate in the payment of Lessor's Cost as follows:

     (a) Owner Participant shall invest in the beneficial ownership of the Aircraft in the amount in Dollars equal to Owner Participant's Percentage multiplied by Lessor's Cost; and

     (b) Loan Participant shall make a non-recourse secured loan to Owner Trustee in the amount in Dollars equal to the Loan Participant's Percentage multiplied by Lessor's Cost (but not in excess of the amount set forth in Schedule 3 opposite Loan Participant's name), such loan to be evidenced by one or more Loan Certificates issued to Loan Participant by Owner Trustee in the manner described in Section 2.3.

     2.2    Nature of Obligations of Participants

     The obligations hereunder of each Participant are several, and not joint, and a Participant shall have no obligation to make available to Owner Trustee any portion of any amount not paid hereunder by the other Participant. The failure by either Participant to perform its obligations hereunder shall not affect the obligations of Lessee toward the other Participant, except to the extent provided in Section 6.4.

     2.3    Issuance of Loan Certificates

     Subject to the terms and conditions of this Agreement and in accordance with the Trust Indenture, on the Delivery Date, Owner Trustee will issue one or more Loan Certificates (as directed by Loan Participant) dated the Delivery Date to Loan Participant (or its nominee) in an aggregate principal amount equal to Loan Participant's Commitment as determined pursuant to
Section 2.1(b).

     2.4    Termination of Obligation to Participate

     Notwithstanding any other provision of this Agreement, if the Closing does not occur on or before the Commitment Termination Date, the Commitment of each Participant and its obligation to participate in the payment of Lessor's Cost shall expire and be of no further force and effect; provided, that the liability of any Participant that has defaulted in the payment of its Commitment shall not be released.

SECTION 3.  [INTENTIONALLY OMITTED]

SECTION 4.  COMMITMENT TO LEASE AIRCRAFT

     Subject to the terms and conditions of this Agreement, concurrently with the issuance of the Loan Certificates on the Delivery Date, Owner Trustee shall purchase and accept delivery of the Aircraft under and pursuant to the Purchase Agreement and the Purchase Agreement Assignment, and thereupon Owner Trustee shall lease the Aircraft to Lessee, and Lessee shall lease the Aircraft from Owner Trustee, under the Lease.

SECTION 5.  PROCEDURE FOR PARTICIPATION IN PAYMENT OF LESSOR'S
            COST; POSTPONEMENT OF SCHEDULED DELIVERY DATE

     5.1    Notices of Scheduled Delivery Date

     (a)  Lessee agrees to give Participants, Owner Trustee and
Mortgagee at least three Business Days' written notice of the Scheduled Delivery Date, which notice shall set forth Lessor's
Cost and the amount of each Participant's Commitment.

     (b) Each Participant agrees that the making available, in the manner described in Section 5.2, of the Dollar amount of its respective Commitment, shall constitute a waiver of such notice. Owner Trustee and Mortgagee shall be deemed to have waived such notice if Mortgagee shall have received from each Participant funds in the full amount of its respective Commitment.

     5.2    Payment of Lessor's Cost

     (a) Each Participant agrees, subject to the terms and conditions of this Agreement, to make the Dollar amount of its respective Commitment available, by wire transfer of immediately available funds to WTC's account no. 920-1-014363 at The Chase Manhattan Bank (National Association), New York, New York,
ABA# 021000021 (contact:  Emma Budget, tel. (718) 242-3795), reference Continental Lease 104, at or before 12:00 noon, New York City time, on the Scheduled Delivery Date. All such funds made available by each Participant to WTC shall, until payment thereof to Airframe Manufacturer and Lessee as provided in
Section 5.2(b)(ii) or return thereof to the respective Participant as provided in Section 5.3.2, be held by WTC in trust for the benefit of the respective Participant, as the sole and exclusive property of the respective Participant and not as part of the Trust Estate or the Trust Indenture Estate.

     (b) Subject to the satisfaction, or waiver by the applicable party, of the conditions precedent set forth in
Section 6, and simultaneously with the receipt by the parties hereto of all amounts to be paid to them on the Delivery Date pursuant to this Section 5.2(b), Owner Trustee shall:

         (i) purchase, take title to, and accept delivery of, the Aircraft;

        (ii) in consideration of the transfer of title to the Aircraft to Owner Trustee, from the funds made available to WTC hereunder by Participants, direct WTC, on behalf of Owner Trustee, to, and thereupon WTC shall, pay over to (A) Airframe Manufacturer an amount equal to Lessor's Cost minus the BFE Amount, by wire transfer of immediately available funds to Airframe Manufacturer's account set forth in
     Schedule 1 and (B) Lessee an amount equal to the BFE Amount, by wire transfer of immediately available funds to Lessee's account set forth in Schedule 1 or as otherwise directed by Lessee;

       (iii)   execute an Aircraft Registration Application,
     Lease Supplement No. 1 and the initial Trust Indenture
     Supplement, in each case with respect to the Aircraft;

        (iv)   execute the Trust Indenture and the initial Trust
     Indenture Supplement and issue the Loan Certificates to Loan
     Participant in accordance with Section 2.3; and

         (v) lease the Aircraft to Lessee, and Lessee shall lease the Aircraft from Owner Trustee, pursuant to the Lease.

     5.3    Postponement of Scheduled Delivery Date

            5.3.1     Postponement of Scheduled Delivery Date

     If for any reason whatsoever the Closing is not consummated on the Scheduled Delivery Date, Lessee may by telephonic notice, given by 5:00 p.m., New York City time (such telephonic notice to be promptly confirmed in writing by personal delivery or facsimile), on the Scheduled Delivery Date to each Participant, Owner Trustee and Mortgagee, designate a Delayed Delivery Date (which date shall be not more than five Business Days after the Scheduled Delivery Date), in which case each Participant will keep its funds available pursuant to Section 5.2.

            5.3.2     Return of Funds

     WTC shall promptly return to each Participant that makes funds available to it in accordance with Section 5.2(a) such funds, together with interest or income earned thereon pursuant to Section 5.3.3, if the Closing fails to occur on:

     (a)  the Scheduled Delivery Date, unless a Delayed Delivery
Date is specified by Lessee, or

     (b) any Delayed Delivery Date, if a Delayed Delivery Date is specified by Lessee but the Closing fails to occur on such Delayed Delivery Date.

            5.3.3     Investment of Funds; Interest

     (a) If the Closing fails to occur on the Scheduled Delivery Date or, if applicable, any Delayed Delivery Date, WTC shall, if so instructed in the notice from Lessee, use reasonable efforts to invest, at the risk of Lessee, the funds received by it from Participants in Cash Equivalents. Any such obligations purchased by WTC, whether directly or through a repurchase agreement, shall be held in trust by WTC for the benefit of the respective Participants that provided such funds, and not as part of the Trust Estate or the Trust Indenture Estate.

     (b) If the Closing fails to occur on the Scheduled Delivery Date, unless WTC returns all funds to the Participants by 1:00 p.m., New York City time, on the Scheduled Delivery Date, Lessee shall, on the Delivery Date or on the date funds are required to be returned to Participants pursuant to Section 5.3.2, reimburse each Participant that has made funds available pursuant to
Section 5.2 for the loss of the use of its funds, by paying to such Participant in immediately available funds an amount equal to the excess, if any, of (i) interest at the Debt Rate on the amount of such funds for the period from and including the Scheduled Delivery Date to but excluding the Delivery Date or, if earlier, the day on which such Participant's funds are returned if such return is made by 1:00 p.m., New York City time (or to but excluding the next following Business Day if such return is not made by such time) over (ii) any amount paid to such Participant in respect of interest or income earned by WTC pursuant to Section 5.3.3(a).

     (c) On the Delivery Date or on the date funds are required to be returned to Participants pursuant to Section 5.3.2, Lessee shall reimburse WTC, for the benefit of Participants that provided funds which are invested by WTC hereunder, for any losses incurred on such investments. All income and profits on the investment of such funds shall be for the respective accounts of such Participants, and WTC shall not be liable for failure to invest such funds or for any losses incurred on such investments, except for its own negligence or willful misconduct.

     5.4    Closing

     The Closing shall occur at the offices of Hughes Hubbard & Reed, One Battery Park Plaza, New York, New York 10004. A related meeting shall be held concurrently at the offices of Perkins Coie, 607 Fourteenth Street, N.W., Washington, D.C. 20005.

     5.5    Closing Instructions

     Subject to the terms and conditions of this Agreement and the Trust Agreement, Owner Trustee, upon receipt in full by WTC of each Participant's Commitment, together with instructions from each such Participant or its special counsel to release such funds, shall direct WTC, on behalf of Owner Trustee, to transfer such funds to Airframe Manufacturer and Lessee in accordance with
Section 5.2(b)(ii), and such instructions from Owner Participant shall constitute, without further act, the authorization and direction by Owner Participant to Owner Trustee to undertake the actions described in Section 5.2(b).

     5.6    Obligations of WTC

     WTC hereby agrees for the benefit of each other party hereto to perform its covenants and obligations under Sections 5.2 and 5.3.

SECTION 6.  CONDITIONS PRECEDENT

     6.1    Conditions Precedent to Obligations of Participants

     The obligation of each Participant to make the Dollar amount of its respective Commitment available to Owner Trustee on the Delivery Date is subject to satisfaction or waiver by each such Participant, on or prior to the Delivery Date, of the conditions precedent set forth below in this Section 6.1; provided, that it shall not be a condition precedent to the obligation of any Participant that any document be produced or action taken that is to be produced or taken by such Participant or by a Person within such Participant's control; provided, further, that Sections 6.1.2(iii), (xix) (other than with respect to clause (C) thereof) and (xxvii)(J) and Section 6.1.10 shall not be conditions precedent to the obligation of Loan Participant and
Section 6.1.21 shall not be a condition precedent to the obligations of Owner Participant.

            6.1.1     Notice

     Such Participant shall have received the notice described in
Section 5.1(a), when and as required thereby.

            6.1.2     Delivery of Documents

     Such Participant shall, except as noted below, have received executed counterparts of the following agreements, instruments, certificates or documents, and such counterparts (a) shall have been duly authorized, executed and delivered by the respective party or parties thereto, (b) shall be satisfactory in form and substance to such Participant and (c) shall be in full force and effect:

         (i) the Lease; provided, that only Mortgagee shall receive the sole executed chattel paper original thereof;

        (ii)   Lease Supplement No. 1 in respect of the Aircraft;
     provided, that only Mortgagee shall receive the sole executed chattel paper original thereof;

       (iii)   the Tax Indemnity Agreement; provided, that only
     Owner Participant and Lessee shall receive copies of the Tax
     Indemnity Agreement;

        (iv)   the Trust Agreement;

         (v) the initial Trust Indenture Supplement in respect of the Aircraft, dated the Delivery Date;

        (vi)   the Purchase Agreement Assignment;

       (vii) the Consent and Agreement and the Engine Consent and Agreement;

      (viii)   [Intentionally Omitted];

        (ix)   the Trust Indenture;

         (x)   the Loan Certificates dated the Delivery Date;
     provided, that only Loan Participant shall receive its authenticated Loan Certificate or Loan Certificates;

        (xi) the Purchase Agreement and the GTA, certified by the Secretary or an Assistant Secretary of Lessee as of the Delivery Date as being true and accurate copies of the same, with all amendments attached respectively thereto in each case, to the extent relating to Airframe Manufacturer's or Engine Manufacturer's respective warranties or related obligations or any right in the Purchase Agreement or the GTA assigned to Owner Trustee pursuant to the Purchase Agreement Assignment; provided, that only Owner Trustee and Mortgagee shall receive copies of such agreements (copies of which may be inspected by Participants and their respective special counsel on the Delivery Date, but after the Delivery Date such copies shall be retained by Owner Trustee and Mortgagee and may be inspected and reviewed by Owner Participant or Loan Participant or their respective counsel if and only if there shall have occurred and be continuing a Lease Default or Lease Event of Default);

       (xii)   the Bills of Sale;

      (xiii) invoices from Airframe Manufacturer and Lessee to Owner Trustee in respect of the Aircraft (except for the BFE) and the BFE, respectively, countersigned in the case of the invoice from Airframe Manufacturer by Lessee, specifying, in the aggregate, Lessor's Cost of the Aircraft;

       (xiv) an appointment of authorized representatives by Owner Trustee, and an acceptance thereof by such representatives in each case, dated the Delivery Date;

        (xv)   [Intentionally Omitted];

       (xvi)   the Owner Participant Guaranty;

      (xvii) the broker's report and insurance certificates in respect of the Aircraft required by Section 11 of the Lease, executed by Willis Corroon Aerospace or an independent firm of aircraft insurance brokers reasonably acceptable to Participants;

     (xviii)   all appropriate action required to have been taken
     prior to the Delivery Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued;

       (xix) an appraisal or appraisals from an Appraiser, which appraisal or appraisals shall be satisfactory in form and substance to Owner Participant to the effect that, as of the Delivery Date (A) the estimated fair market sales value of the Aircraft at the end of the Base Lease Term, determined without including in such value any increase or decrease for inflation or deflation during such Base Lease Term, will equal at least 20% of Lessor's Cost, (B) the estimated useful life of the Aircraft is at least 125% of the Base Lease Term, (C) Lessor's Cost is approximately equal to, but in any event is not greater than, the fair market sales value of the Aircraft, (D) it will be commercially feasible for Lessor (or a purchaser or lessee therefrom unrelated to Lessee) to lease or otherwise use the Aircraft at the end of the Base Lease Term and (E) such other matters as Owner Participant deems reasonably necessary in connection with the lease transactions; provided, that only Owner Participant and Lessee shall receive copies of such appraisal or appraisals;

        (xx) (A) a certified copy of the Certificate of Incorporation of Lessee and a copy of the By-Laws and resolutions of the board of directors of Lessee and/or the executive committee thereof, and, if applicable, evidence of related action taken by the chief executive officer or chief financial officer of Lessee, in each case certified as of the Delivery Date, by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance by Lessee of the Lessee Operative Agreements required to be executed and delivered by Lessee on or prior to the Delivery Date in accordance with the provisions hereof and thereof; (B) an incumbency certificate of Lessee, Owner Participant, Owner Participant Parent, Owner Trustee and Mortgagee as to the person or persons authorized to execute and deliver the relevant Operative Agreements on behalf of such party; and (C) a copy of the Certificate of Incorporation or Articles of Incorporation and By-Laws and general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of Owner Participant, Owner Participant Parent, Owner Trustee and Mortgagee, certified as of the Delivery Date by the Secretary or an Assistant or Attesting Secretary of Owner Participant, Owner Participant Parent, Owner Trustee and Mortgagee, respectively, which authorize the execution, delivery and performance by Owner Participant, Owner Participant Parent, Owner Trustee and Mortgagee, respectively, of each of the Operative Agreements to which it is a party, together with such other documents and evidence with respect to it as any Participant may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection therewith;

       (xxi) an Officer's Certificate of Lessee, dated as of the Delivery Date;

      (xxii) an Officer's Certificate of Owner Trustee, dated as of the Delivery Date;

     (xxiii)   an Officer's Certificate of Mortgagee, dated as of
     the Delivery Date;

      (xxiv) an application for registration of the Aircraft with the FAA in the name of Owner Trustee; provided, that only special counsel in Oklahoma City, Oklahoma shall receive the sole executed copy thereof for filing with the FAA;

       (xxv) a copy of a current, valid Standard Certificate of Airworthiness for the Aircraft duly issued by the FAA;

      (xxvi)   the Financing Statements;

     (xxvii)   the following opinions of counsel, in each case
     dated the Delivery Date:

               (A) an opinion of Hughes Hubbard & Reed, special counsel to Lessee, substantially in the form of Exhibit A;

               (B) an opinion of Lessee's Legal Department, substantially in the form of Exhibit B;

               (C)  an opinion of Lorrie D. Scott, Esq., Senior
          Attorney, Office of the General Counsel, The Boeing
          Company, corporate counsel to Airframe Manufacturer, substantially in the form of Exhibit C;

               (D)  [Intentionally Omitted];

               (E) an opinion of Ray, Quinney & Nebeker, special counsel to Owner Trustee, substantially in the form of Exhibit E;

               (F) an opinion of Richards, Layton & Finger, special counsel to Mortgagee, substantially in the form of Exhibit F;

               (G) an opinion of Perkins Coie, special counsel to Owner Participant and Owner Participant Parent, substantially in the form of Exhibit G;

               (H) an opinion of Lorrie D. Scott, Esq., Senior Attorney, Office of the General Counsel, The Boeing Company, corporate counsel to Owner Participant and Owner Participant Parent, substantially in the form of Exhibit H;

               (I)  [Intentionally Omitted];

               (J)  an opinion of Perkins Coie, special tax
          counsel to Owner Participant, with respect to certain tax consequences of the transactions contemplated hereby; provided, that only Owner Participant shall receive such opinion; and

               (K) an opinion of Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, substantially in the form of Exhibit L;

    (xxviii)   [Intentionally Omitted];

      (xxix)   a letter of Lessee, certifying the documents
     Lessee has provided pursuant to Sections 7.1.6 and 7.1.8 and attaching any such documents not otherwise furnished to Owner Participant; and

       (xxx) the Participants and their respective counsel shall have received copies of such documents and papers as such Participants or their respective counsel may reasonably request (other than, in the case of Loan Participant or its respective counsel, copies of the Tax Indemnity Agreement and the Purchase Agreement, provided that special counsel for Loan Participant may inspect the Purchase Agreement, and, in the case of Owner Participant and its special counsel, the Purchase Agreement, provided special counsel for Owner Participant may inspect the Purchase Agreement) in connection with the transactions contemplated hereby or as a basis for such counsel's closing opinion.

            6.1.3     Other Commitments

     Each other Participant, if any, shall have made available the Dollar amount of its Commitment to Owner Trustee in accordance with Section 5.

            6.1.4     Violation of Law

     No circumstance or condition shall exist that makes it a violation of Law for (a) Lessee, any Participant, Owner Trustee or Mortgagee to execute, deliver and perform the Operative Agreements to which any of them is a party or (b) any Participant to make the Dollar amount of its Commitment available or, in the case of Loan Participant, to acquire a Loan Certificate or to realize the benefits of the security afforded by the Trust Indenture.

            6.1.5     Consents and Approvals

     All approvals, consents, waivers, licenses, permits or authorizations of any trustee or holder of any indebtedness or obligation of Lessee, any Government Entity or any other person, that in any case are required in connection with the consummation of the transactions contemplated by the Operative Agreements to occur on the Delivery Date shall have been duly obtained, made, issued or filed and shall remain in full force and effect on and as of the Delivery Date. All appropriate action, if any, required to have been taken in connection with the consummation of the transactions contemplated by the Operative Agreements to occur on the Delivery Date shall have been duly taken by the FAA, the DOT, the SEC and each other Government Entity having jurisdiction.

            6.1.6     Tax Law Change

     In respect of Owner Participant, no Adverse Change in Tax Law shall have been enacted, promulgated or issued on or prior to the Delivery Date. Owner Participant agrees to consider promptly, and to consult with Lessee and Loan Participant concerning any such Adverse Change in Tax Law and to advise Lessee and Loan Participant promptly if Owner Participant determines that an Adverse Change in Tax Law which has been enacted or promulgated or, if proposed, has a substantial likelihood of becoming effective, would cause Owner Participant to elect not to close with respect to the Aircraft. At any time on or before the Delivery Date, Owner Participant may notify Lessee and Loan Participant that Owner Participant elects not to close as a result of the enactment, promulgation or issuance of any Adverse Change in Tax Law on or before the Delivery Date, specifying such Adverse Change in Tax Law; and failure to give such notice on or before the Delivery Date shall preclude Owner Participant from not closing with respect to such Aircraft as a result of any Adverse Change in Tax Law.

            6.1.7     Representations, Warranties and Covenants

     The representations and warranties of each other party to this Agreement made, in each case, in this Agreement and in any other Operative Agreement to which it is a party, shall be true and accurate in all material respects as of the Delivery Date (unless any such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and each other party to this Agreement shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Operative Agreement to which it is a party to be observed or performed by it as of the Delivery Date.

            6.1.8     No Default

     On the Delivery Date, no event shall have occurred and be continuing, or would result from the sale, mortgage or lease of the Aircraft, which constitutes a Lease Default or Lease Event of Default, or an Indenture Default or Indenture Event of Default.

            6.1.9     No Event of Loss

     No Event of Loss with respect to the Airframe or any Engine shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine shall have occurred.

            6.1.10    No Purchase Agreement Default

     Lessee shall not be in default in any material respect under the Purchase Agreement.

            6.1.11    No Lessee Material Adverse Change

     Since April 30, 1993, there shall not have been any event, condition or circumstance that could materially and adversely affect Lessee's business or consolidated financial condition or its ability to observe or perform its obligations, liabilities and agreements under the Lessee Operative Agreements.

            6.1.12    Payment of Transaction Expenses

     Lessee shall have paid to the parties entitled thereto all Transaction Expenses described in clause (a) and clauses (i),
(ii) and (iii) (insofar as they relate to clause (a)) of the definition of "Transaction Expenses" to the extent meeting the requirements set forth therein and invoiced to Lessee at least two Business Days (or one Business Day following the delivery of the notice described in Section 5.1(a), if delivered less than three Business Days prior to the Scheduled Delivery Date) before the Delivery Date; provided, that, with respect to counsel fees and disbursements, a preliminary invoice containing a "best guess" estimate shall be sufficient so long as a "final" invoice is delivered at least one Business Day prior to the Delivery Date.

            6.1.13    Title

     Owner Trustee shall have good title (subject to recordation of the FAA Bill of Sale with the FAA) to the Aircraft, free and clear of Liens, except (a) the rights of Lessee under the Lease and Lease Supplement No. 1, (b) the Lien created by the Trust Indenture and the initial Trust Indenture Supplement, (c) the beneficial interest of Owner Participant created by the Trust Agreement, (d) Liens permitted by clause "(d)" (solely for taxes not yet due) of Section 6 of the Lease and (e) Liens permitted by clause "(e)" (solely for amounts not yet due) of Section 6 of the Lease.

            6.1.14    Certification

     The Aircraft shall have been duly certificated by the FAA as to type and airworthiness in accordance with the terms of the Purchase Agreement.

            6.1.15    Operational Authority

     Lessee shall have obtained permanent or temporary authority to operate the Aircraft on its routes.

            6.1.16    Section 1110

     Owner Trustee, as lessor under the Lease (and Mortgagee, as assignee of Owner Trustee under the Trust Indenture), shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

            6.1.17    Filing

     On the Delivery Date (a) the FAA Filed Documents shall have been duly filed for recordation with the FAA in accordance with the Act and (b) each Financing Statement shall have been duly filed in the appropriate jurisdiction.

            6.1.18    No Proceedings

     No action or proceeding shall have been instituted, nor shall any action be threatened, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.

            6.1.19    No Change in Law

     No change shall have occurred after the date of execution and delivery of this Agreement in applicable Law which, in the opinion of Owner Participant or Loan Participant, as the case may be, would make it a violation of Law for (a) Lessee, Owner Participant, Loan Participant, Owner Trustee or Mortgagee to execute, deliver and perform the Operative Agreements to which any of them is a party or (b) Owner Participant or Loan Participant to make its Commitment available or, in the case of Loan Participant, to acquire a Loan Certificate or realize the benefits of the security afforded by the Trust Indenture.

            6.1.20    Perfected Security Interest

     On the Delivery Date, after giving effect to the filing of the FAA Filed Documents and the Financing Statements, Mortgagee shall have received a duly perfected first priority security interest in all of Owner Trustee's right, title and interest in the Aircraft and the Lease, subject only to Permitted Liens.

            6.1.21    Legal Investment

     Loan Participant shall have reasonably determined that its respective Loan Certificates shall qualify on the Delivery Date as a legal investment for Loan Participant under any Law regulating investments to which it may be subject (without recourse to provisions in any such Law permitting limited investments without restriction as to the character of the particular investment), and Loan Participant shall have received such evidence as it may reasonably request to establish compliance with this condition.

            6.1.22    [Intentionally Omitted]

            6.1.23    [Intentionally Omitted]

            6.1.24    [Intentionally Omitted]

     6.2    Conditions Precedent to Obligations of Owner Trustee

     The obligation of Owner Trustee to use the Commitments to pay Lessor's Cost on the Delivery Date is subject to satisfaction or waiver by Owner Trustee, on or prior to the Delivery Date, of the conditions precedent set forth below in this Section 6.2.

            6.2.1     Notice

     Owner Trustee shall have received the notice described in
Section 5.1(a), when and as required thereby.

            6.2.2     Documents

     Executed originals of the agreements, instruments, certificates or documents described in Section 6.1.2 shall have been received by Owner Trustee, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Owner Trustee.

            6.2.3     Other Conditions Precedent

     Each of the conditions set forth in Sections 6.1.4, 6.1.5, 6.1.7, 6.1.8 and 6.1.16 shall have been satisfied unless the failure of any such condition to be satisfied is the result of any action or inaction by Owner Trustee.

     6.3    Conditions Precedent to Obligations of Mortgagee

     The obligation of Mortgagee to authenticate the Loan
Certificates on the Delivery Date is subject to the satisfaction or waiver by Mortgagee, on or prior to the Delivery Date, of the conditions precedent set forth below in this Section 6.3.

            6.3.1     Notice

     Mortgagee shall have received the notice described in
Section 5.1(a), when and as required thereby.

            6.3.2     Documents

     Executed originals of the agreements, instruments, certificates or documents described in Section 6.1.2 shall have been received by Mortgagee, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Mortgagee.

            6.3.3     Other Conditions Precedent

     Each of the conditions set forth in Sections 6.1.4, 6.1.5, 6.1.7, 6.1.8 and 6.1.16 shall have been satisfied unless the failure of any such condition to be satisfied is the result of any action or inaction by Mortgagee.

     6.4    Conditions Precedent to Obligations of Lessee

     The obligation of Lessee to lease the Aircraft on the Delivery Date is subject to the satisfaction or waiver by Lessee, on or prior to the Delivery Date, of the conditions precedent set forth below in this Section 6.4.

            6.4.1     Documents

     Executed originals of the agreements, instruments, certificates or documents described in Section 6.1.2 shall have been received by Lessee, except as specifically provided therein, and shall be satisfactory to Lessee, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Lessee.

            6.4.2     Tax

     If Loan Participant is required to execute any form or document in order for payments to it to qualify for exemption from, or reduction of, withholding tax imposed by the U.S. Government in respect of such payments, Loan Participant shall have executed such form or document (including, without limitation, United States Internal Revenue Forms 1001, W-8, and/or 4224) and delivered it to Mortgagee in accordance with applicable regulations to qualify for such exemption or reduction.

            6.4.3     Sales Tax

     Lessee shall be satisfied that no sales, use, value added, goods and services or like tax, and no stamp tax duty, is payable with respect to the delivery of the Aircraft to Lessee upon the Closing to the extent that Lessee has liability therefor under
Section 10.3.

            6.4.4     Other Conditions Precedent

     Each of the conditions set forth in Sections 6.1.3 (as to all Participants), 6.1.4, 6.1.5, 6.1.7, 6.1.8 (as to Indenture Defaults or Indenture Events of Default not constituting Lease Defaults or Lease Events of Default, respectively), 6.1.9, 6.1.13, 6.1.14, 6.1.15, 6.1.16, 6.1.17 and 6.1.18 shall have been satisfied or waived by Lessee, unless the failure of any such condition to be satisfied is the result of any action or inaction by Lessee.

            6.4.5     Tax Law Change

     No Adverse Change in Tax Law shall have been enacted, promulgated or proposed on or prior to the Delivery Date. Lessee agrees to consider promptly, and to consult with Owner Participant and Loan Participant concerning, any such Adverse Change in Tax Law and to advise Owner Participant and Loan Participant promptly if Lessee determines that an Adverse Change in Tax Law which has been enacted or promulgated or, if proposed, has a substantial likelihood of becoming effective, would cause Lessee to elect not to close the transactions contemplated by the Lease and this Agreement. At any time on or before the Delivery Date, Lessee may notify Owner Participant and Loan Participant that Lessee elects not to close the transactions contemplated by the Lease and this Agreement as a result of the enactment, promulgation or proposal of any Adverse Change in Tax Law on or before the Delivery Date, specifying such Adverse Change in Tax Law.

     6.5    Post-Registration Opinion

     Promptly upon the registration of the Aircraft and the recordation of the FAA Filed Documents pursuant to the Act, Lessee will cause Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to deliver to Lessee, each Participant, Owner Trustee and Mortgagee a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.

SECTION 7.  REPRESENTATIONS AND WARRANTIES

     7.1    Lessee's Representations and Warranties

     Lessee represents and warrants to each Participant, Owner
Trustee and Mortgagee that:

            7.1.1     Organization; Qualification

     Lessee is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Lessee Operative Agreements. Lessee is duly qualified to do business as a foreign corporation in good standing in the State of Texas and in all other jurisdictions required by Law or in which the nature and extent of the business conducted by it, or the ownership of its properties, makes such qualification necessary or desirable except where the failure to be so qualified would not give rise to a Material Adverse Change to Lessee.

            7.1.2     Corporate Authorization

     Lessee has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Lessee Operative
Agreements, and the performance of its obligations thereunder.

            7.1.3     No Violation

     The execution and delivery by Lessee of the Lessee Operative Agreements, the performance by Lessee of its obligations thereunder and the consummation by Lessee on the Delivery Date of the transactions contemplated thereby, do not and will not
(a) violate or contravene any provision of the Certificate of Incorporation or By-Laws of Lessee, (b) violate or contravene any Law applicable to or binding on Lessee (it being understood that insofar as this representation relates to any Law relating to any Plan, this representation is made assuming the truth of the representations contained in Sections 7.2.9 and 7.4.3 and the continued validity of the position stated by the Department of Labor in paragraph (b) of Interpretive Bulletin 29 C.F.R.
Section 2509.75-2 (notwithstanding anything to the contrary contained in John Hancock Mutual Life Ins. Co. v. Harris Trust & Savings
Bank, 114 S. Ct. 517 (1993))) or (c) violate, contravene or constitute any default under, or result in the creation of any Lien (other than as permitted under the Lease) upon any property of Lessee or any of its subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Lessee is a party or by which Lessee or any of its properties is or may be bound or affected.

            7.1.4     Approvals

     The execution and delivery by Lessee of the Lessee Operative Agreements, the performance by Lessee of its obligations thereunder and the consummation by Lessee on the Delivery Date of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Lessee and (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements (and continuation statements periodically) and filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.

            7.1.5     Valid and Binding Agreements

     The Lessee Operative Agreements have been duly authorized, executed and delivered by Lessee and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of Lessee and are enforceable against Lessee in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

            7.1.6     Litigation

     Except as set forth in Lessee's Prospectus dated December 7, 1993 with respect to the offer of shares of Lessee's Class B common stock or any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Lessee with the SEC on or prior to the Delivery Date (copies of which (excluding exhibits), in each case, have been furnished to Owner Participant by Lessee), no action, claim or proceeding is now pending or, to the Actual Knowledge of Lessee, threatened, against Lessee, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign government or any federal, state or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which is reasonably likely to be determined adversely to Lessee and if determined adversely to Lessee would result in a Material Adverse Change.

            7.1.7     Taxes

     Lessee has filed or caused to be filed all material tax returns, reports and statements that are required to be filed and has paid or caused to be paid or is paying pursuant to Lessee's Revised Second Amended Joint Plan of Reorganization, as modified, under Chapter 11 of the Bankruptcy Code, all taxes shown to be due and payable by such returns, reports or statements and any tax assessments received by Lessee to the extent that such taxes have become due and payable (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided).

            7.1.8     Financial Condition

     The audited consolidated balance sheet of Lessee as of December 31, 1993, and the related consolidated statements of cash flows and non-redeemable preferred stock and common stockholders' deficit for the period then ended (copies of which have been furnished to Owner Participant) have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Lessee and its consolidated subsidiaries as of such dates and the results of its operations and cash flows for such period, and since December 31, 1993, there has been no material adverse change in such financial condition or operations, except for matters disclosed in the financial statements referred to above or in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Lessee with the SEC on or prior to the date hereof (copies of which (excluding exhibits) have been delivered to Owner Participant by Lessee).

            7.1.9     Registration and Recordation

     Except for (a) the registration of the Aircraft with the FAA pursuant to the Act in the name of Owner Trustee, (b) the filing for recordation (and recordation) of the FAA Filed Documents,
(c) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals), (d) the taking of possession and retention by Mortgagee of the original counterparts of the Lease and Lease Supplement No. 1 and (e) the affixation of the nameplates referred to in Section 7.1.3 of the Lease, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary or advisable in order to establish and perfect the right, title or interest of Owner Trustee, and the Mortgagee's security interest, in the Aircraft and the Lease, as against Lessee and any other Person, in each case, in any applicable jurisdictions.

            7.1.10    Chief Executive Office

     The chief executive office (as such term is defined in Article 9 of the UCC) of Lessee is located at 2929 Allen Parkway,
Houston, Texas 77019.

            7.1.11    No Default

     No event which, if the Aircraft were subject to the Lease, constitutes a Lease Default or Lease Event of Default has occurred and is continuing.

            7.1.12    No Event of Loss

     No Event of Loss has occurred with respect to the Airframe or any Engine, and, to the Actual Knowledge of Lessee, no circumstance, condition, act or event occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to the Airframe or any Engine.

            7.1.13    Compliance With Laws

     (a) Lessee is not in default under, or in violation of, any Law applicable to Lessee or to which Lessee is subject, the violation of which would give rise to a Material Adverse Change to Lessee.

     (b)  Without limiting the generality of Section 7.1.13(a):

         (i)   Lessee is a U.S. Air Carrier;

        (ii) Lessee holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Lessee to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to Lessee;

       (iii) Assuming the truth of the representations contained in Sections 7.2.9 and 7.4.3 and the continued validity of the position stated by the Department of Labor in paragraph (b) of Interpretive Bulletin 29 C.F.R.
     Section 2509.75-2 (notwithstanding anything to the contrary contained in John Hancock Mutual Life Ins. Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993)), the execution and delivery of this Agreement, the initial issuance, sale and/or purchase of the Loan Certificates or any interest in, or represented by, such Loan Certificates and Owner Participant's initial acquisition of its beneficial interest in the Trust Estate will not result in, constitute or involve a "prohibited transaction", within the meaning of
     Section 406(a) of ERISA or Section 4975(c)(1)(A), (B), (C) or (D) of the Code; and

        (iv) Lessee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            7.1.14    Securities Laws

     Neither Lessee nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate and Trust Agreement, or any of the Loan Certificates or any other interest in or security under the Trust Indenture, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act or applicable state securities Laws.

            7.1.15    All Disclosures Made

     No Operative Agreement contains any untrue statement of a material fact by Lessee and Lessee has not omitted to state any material fact necessary to make the statements of fact of Lessee, in light of the circumstances under which they were made, contained herein or therein not misleading. For purposes of this
Section 7.1.15, the term "Operative Agreements" shall not include the Tax Indemnity Agreement.

            7.1.16    Broker's Fees

     No Person acting on behalf of Lessee is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions.

            7.1.17    Section 1110

     Owner Trustee, as lessor under the Lease (and Mortgagee, as assignee of Owner Trustee under the Trust Indenture), is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

     7.2    Owner Participant's Representations and Warranties

     Owner Participant represents and warrants (and, in the case of Section 7.2.9, covenants) to Lessee, Loan Participant, Owner
Trustee and Mortgagee that:

            7.2.1     Organization, Etc.

     Owner Participant is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into, and perform its obligations under the Owner Participant Agreements.

            7.2.2     Corporate Authorization

     Owner Participant has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Owner Participant Agreements, and the performance of its obligations thereunder.

            7.2.3     No Violation

     The execution and delivery by Owner Participant of the Owner Participant Agreements, the performance by Owner Participant of its obligations thereunder and the consummation by Owner Participant on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate or contravene any provision of the Certificate of Incorporation or By-Laws of Owner Participant, (b) violate or contravene any Law applicable to or binding on Owner Participant (it being understood that insofar as this representation relates to any Law relating to any Plan, this representation is made assuming the truth of the representations contained in Sections 7.1.13(b)(iii) and 7.4.3 and the continued validity of the position stated by the Department of Labor in paragraph (b) of Interpretive Bulletin 29 C.F.R. Section 2509.75-2 (notwithstanding anything to the contrary contained in John Hancock Mutual Life Ins. Co. v. Harris Trust & Savings Bank, 114
S. Ct. 517 (1993))) or (c) violate, contravene or constitute any default under, or result in the creation of any Lien (other than as provided for or otherwise permitted in the Operative Agreements) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Owner Participant is a party or by which Owner Participant or any of its properties is or may be bound or affected.

            7.2.4     Approvals

     The execution and delivery by Owner Participant of the Owner Participant Agreements, the performance by Owner Participant of its obligations thereunder and the consummation by Owner Participant on the Delivery Date of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Owner Participant and (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

            7.2.5     Valid and Binding Agreements

     The Owner Participant Agreements have been duly authorized, executed and delivered by Owner Participant and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of Owner Participant and are enforceable against Owner Participant in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

            7.2.6     Citizenship

     On the Delivery Date, Owner Participant is a Citizen of the
United States.

            7.2.7     No Liens

     On the Delivery Date, there are no Lessor Liens attributable to Owner Participant in respect of all or any part of the Trust
Estate.

            7.2.8     Investment by Owner Participant

     Owner Participant's beneficial interest in the Trust Estate is being acquired by it for its own account, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in
Section 12, the disposition by Owner Participant of its beneficial interest in the Trust Estate shall at all times be within its control.

            7.2.9     ERISA

     No part of the funds to be used by Owner Participant to acquire or hold its interests in the Trust Estate to be acquired by it under this Agreement directly or indirectly constitutes assets of a Plan.

            7.2.10    Litigation

     There are no pending or, to the Actual Knowledge of Owner Participant, threatened actions or proceedings against Owner Participant or Owner Participant Parent before any court, administrative agency or tribunal which, if determined adversely to Owner Participant or Owner Participant Parent, would materially adversely affect the ability of Owner Participant to perform its obligations under the Owner Participant Agreements or Owner Participant Parent to perform its obligations under the Owner Participant Guaranty.

            7.2.11    Securities Laws

     Neither Owner Participant nor any person Owner Participant has authorized to act on its behalf has directly or indirectly offered any beneficial interest in or Security relating to the ownership of the Aircraft or any interest in the Trust Estate, or any of the Loan Certificates or any other interest in or Security under the Trust Indenture for sale to, or solicited any offer to acquire any of the same from, any Person in violation of the Securities Act or applicable state securities Laws.

            7.2.12    Broker's Fees

     No Person acting on behalf of Owner Participant or Owner
Participant Parent is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions.

     7.3    First Security's Representations and Warranties

     First Security represents and warrants to Lessee, Owner
Participant, Loan Participant and Mortgagee that:

            7.3.1     Organization, Etc.

     First Security is a national banking association duly organized, validly existing and in good standing under the Laws of the United States, holding a valid certificate to do business as a national banking association with banking authority to execute and deliver, and perform its obligations under, the Owner Trustee Agreements.

            7.3.2     Corporate Authorization

     First Security has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by First Security, in its individual capacity and as Owner Trustee, of each of the Owner Trustee Agreements, and the performance of its obligations thereunder.

            7.3.3     No Violation

     The execution and delivery by First Security, in its individual capacity and as Owner Trustee of the Owner Trustee Agreements, the performance by First Security, in its individual capacity and as Owner Trustee, of its obligations thereunder and the consummation by First Security in its individual capacity and as Owner Trustee on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate or contravene any provision of the Articles of Association or By-Laws of First Security, (b) violate or contravene any Law applicable to or binding on Owner Trustee or First Security or
(c) violate, contravene or constitute any default under, or result in the creation of any Lien (other than the lien of the Trust Indenture) upon any property of First Security, in its individual capacity and as Owner Trustee, or any of its subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which First Security, in its individual capacity and as Owner Trustee, is a party or by which First Security, in its individual capacity and as Owner Trustee, or any of its properties is or may be bound or affected.

            7.3.4     Approvals

     The execution and delivery by First Security, in its individual capacity and as Owner Trustee, of the Owner Trustee Agreements, the performance by First Security, in its individual capacity and as Owner Trustee on the Delivery Date, of its obligations thereunder and the consummation by First Security, in its individual capacity and as Owner Trustee, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of First Security or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

            7.3.5     Valid and Binding Agreements

     The Owner Trustee Agreements have been duly authorized, executed and delivered by First Security, in its individual capacity or as Owner Trustee, as the case may be, and constitute the legal, valid and binding obligations of First Security, in its individual capacity and as Owner Trustee, and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, are enforceable against First Security, in its individual capacity and as Owner Trustee, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

            7.3.6     Citizenship

     On the Delivery Date, First Security is a Citizen of the
United States.

            7.3.7     Chief Executive Office

     The chief executive office (as such term is defined in Article 9 of the UCC) of Owner Trustee is located at 79 South
Main Street, Salt Lake City, Utah 84111.

            7.3.8     Title

     On the Delivery Date, Owner Trustee shall have received whatever title (a) to the Aircraft (other than the BFE) as was conveyed to it by Airframe Manufacturer and (b) to the BFE as was conveyed to it by Lessee.

            7.3.9     No Liens; Financing Statements

     On the Delivery Date, there are no Lessor Liens attributable to First Security or Owner Trustee in respect of all or any part of the Aircraft, Trust Estate or the Trust Indenture Estate. Except for the Financing Statements, it has not, either in its individual capacity or as Owner Trustee, executed any UCC financing statements relating to the Aircraft or the Lease.

            7.3.10    Litigation

     There are no pending or, to the Actual Knowledge of First Security, threatened actions or proceedings against First Security and Owner Trustee before any court, administrative agency or tribunal which, if determined adversely to First Security, would materially adversely affect the ability of First Security or Owner Trustee, to perform its obligations under the Owner Trustee Agreements.

            7.3.11    Securities Laws

     Neither First Security, nor any person authorized to act on its behalf, has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Loan Certificates or any other interest in or security under the Trust Indenture for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person other than the Participants.

            7.3.12    Expenses and Taxes

     There are no Expenses or Taxes that may be imposed on or asserted against the Trust, the Trust Estate or any part thereof or any interest therein, the Trust Indenture Estate, Lessee, Owner Participant, Loan Participant, Owner Trustee or Mortgagee (except as to Owner Trustee, Taxes imposed on the fees payable to Owner Trustee) under the laws of Utah in connection with the execution, delivery or performance of any Operative Agreement by Owner Trustee or in connection with the issuance of the Loan Certificates, which Expenses or Taxes would not have been imposed if Owner Trustee had not (x) had its principal place of business in, (y) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Agreements in or (z) engaged in any activities unrelated to the transactions contemplated by the Operative Agreements in, the State of Utah.

     7.4    Loan Participant's Representations and Warranties

     Loan Participant (and, by its acceptance of a Loan
Certificate, each Certificate Holder) represents and warrants
(and, in the case of Section 7.4.3, covenants) to Lessee, Owner
Participant, Owner Trustee and Mortgagee that:

            7.4.1     Valid and Binding Agreements

     The Loan Participant Agreements have been duly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of it and are enforceable against it in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

            7.4.2     Investment by Loan Participant

     The Loan Certificates to be issued to it are being acquired by it for its own account, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Sections 8.5.3 and 12.1.3, the disposition by it of its Loan Certificates shall at all times be within its control. Neither it nor any person it has authorized to act on its behalf has directly or indirectly offered any interest in and to the Loan Certificates for sale to, or solicited any offer to acquire any of the same from, any person in violation of the Securities Act or applicable state securities Laws.

            7.4.3     ERISA

     With respect to the funds used by it to acquire or hold any Loan Certificate or any interest in, or represented by, any Loan
Certificate, at least one of the following is true:

     (a) (i) the Loan Participant or Certificate Holder, as the case may be, is an insurance company subject to state regulation,
(ii) the funds to be used by it to acquire or hold any Loan Certificate or any interest in, or represented by, any Loan Certificate, constitute the assets of its general account and
(iii) no portion of such funds constitutes the assets of a separate account or a collective investment fund (as the term "collective investment fund" is defined in Section 7.4.3(c)(i)) maintained by it in which any Plan has any interest;

     (b) (i) no part of the funds to be used by it to acquire or hold any Loan Certificate or any interest in, or represented by, any Loan Certificate, directly or indirectly constitutes, or may be deemed under the Code, ERISA or any applicable state law, or any rulings or regulations thereunder, or any court decision, to constitute, the assets of any Plan, and (ii) at no time after acquisition shall any Loan Certificate or any interest in, or represented by, any Loan Certificate directly or indirectly constitute, or be so deemed to constitute, the assets of any Plan;

     (c) (i) the funds to be used by it to acquire or hold any Loan Certificate or any interest in, or represented by, any Loan Certificate, constitute the assets of an insurance company "pooled separate account," as such term is used in Prohibited Transaction Class Exemption 90-1 issued by the U.S. Department of Labor, or a "collective investment fund" as defined in Section IV of Prohibited Transaction Class Exemption ("PTCE") 91-38 issued by the U.S. Department of Labor, in which a Plan subject to ERISA or Section 4975 of the Code has an interest, and (ii) such acquisition with such funds is, and the subsequent holding of any Loan Certificate or any interest in, or represented by, any Loan Certificate at all times thereafter shall be, entitled to the exemption provided under PTCE 90-1 or 91-38, as applicable; or

     (d) (i) the funds to be used by it to acquire or hold any Loan Certificate or any interest in, or represented by, any Loan Certificate, constitute the assets of an "investment fund", as such term is defined in Section V(b) of PTCE 84-14, in which a Plan has an interest and which is managed by a "qualified professional asset manager", as such term is defined in
Section V(a) of PTCE 84-14 and (ii) such acquisition with such funds is, and the subsequent holding of any Loan Certificate or any interest in, or represented by, any Loan Certificate shall at all times thereafter be, entitled to the exemption provided under PTCE 84-14 to the fullest extent provided therein; or

     (e) (i) the funds to be used by it to acquire or hold any Loan Certificate or any interest in, or represented by, any Loan Certificate, constitute the assets of a Plan that is a "governmental plan" (as defined in Section 414(d) of the Code and Section 3(32) of ERISA) or a "church plan" (as defined in
Section 414(e) of the Code and Section 3(33) of ERISA) that is covered by neither ERISA nor Section 4975 of the Code, and (ii) neither the purchase with such funds nor the subsequent holding of any Loan Certificate or any interest in, or represented by, any Loan Certificate will result in, constitute or involve a transaction that is prohibited under applicable state Law.

            7.4.4     Broker's Fees

     No Person acting on behalf of Loan Participant is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions.

     7.5    [Intentionally Omitted]

     7.6    WTC's Representations and Warranties

     WTC represents and warrants to Lessee, each Participant, and Owner Trustee that:

            7.6.1     Organization, Etc.

     WTC is a Delaware banking corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, holding a valid certificate to do business as a Delaware banking corporation with banking authority to execute and deliver, and perform its obligations under, the Mortgagee Agreements.

            7.6.2     Corporate Authorization

     WTC has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by Mortgagee or WTC, as the case may be, of the Mortgagee Agreements, and the performance of its obligations thereunder.

            7.6.3     No Violation

     The execution and delivery by Mortgagee or WTC, as the case may be, of the Mortgagee Agreements, the performance by Mortgagee or WTC, as the case may be, of its obligations thereunder and the consummation on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate or contravene any provision of the Certificate of Incorporation or By-Laws of WTC, (b) violate or contravene any Law applicable to or binding on WTC or (c) violate, contravene or constitute any default under, or result in the creation of any Lien (other than the lien of the Trust Indenture) upon any property of WTC or any of its subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which WTC is a party or by which WTC or any of its properties is or may be bound or affected.

            7.6.4     Approvals

     The execution and delivery by Mortgagee or WTC, as the case may be, of the Mortgagee Agreements, the performance by Mortgagee or WTC, as the case may be, of its obligations thereunder and the consummation on the Delivery Date by Mortgagee or WTC, as the case may be, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of WTC or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

            7.6.5     Valid and Binding Agreements

     The Mortgagee Agreements have been duly authorized, executed and delivered by WTC and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of WTC and are enforceable against WTC in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

            7.6.6     Citizenship

     WTC is a Citizen of the United States.

            7.6.7     No Liens

     On the Delivery Date, there are no Lessor Liens attributable to WTC in respect of all or any part of the Trust Estate or the Trust Indenture Estate.

            7.6.8     Litigation

     There are no pending or, to the Actual Knowledge of WTC, threatened actions or proceedings against Mortgagee or WTC before any court, administrative agency or tribunal which, if determined adversely to Mortgagee or WTC, as the case may be, would materially adversely affect the ability of Mortgagee or WTC, as the case may be, to perform its obligations under any of the Mortgagee Agreements.

            7.6.9     Securities Laws

     Neither WTC nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Indenture Estate or any of the Loan Certificates or any other interest in or security under the Trust Indenture for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Participants.

SECTION 8.  COVENANTS, UNDERTAKINGS AND AGREEMENTS

     8.1    Covenants of Lessee

     Lessee covenants and agrees, at its own cost and expense, with Owner Participant, Loan Participant, Owner Trustee and
Mortgagee as follows:

            8.1.1     Corporate Existence; Franchises

     Lessee shall at all times maintain its corporate existence, except as permitted by Section 13.2 of the Lease, and shall not wind-up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing. Lessee will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises, except that Lessee shall not be required to preserve or keep in full force and effect any right or franchise if Lessee shall reasonably determine that the preservation thereof is no longer necessary or desirable in the conduct of its business and if the loss thereof does not (a) adversely affect or diminish the rights of Participants under the Operative Agreements or (b) materially and adversely affect Lessee's ability to observe or perform its obligations, liabilities and agreements under the Lessee Operative Agreements.

            8.1.2     U.S. Air Carrier; Section 1110

     Lessee shall at all times remain a U.S. Air Carrier and shall at all times be otherwise certificated and registered to the extent necessary to entitle Owner Trustee (and Mortgagee as assignee of Owner Trustee's rights under the Lease) the rights afforded to lessors of aircraft equipment under Section 1110.

            8.1.3     Notice of Change of Chief Executive Office

     Lessee will give each Participant, Owner Trustee and Mortgagee timely written notice (but in any event not later than three Business Days after its occurrence) of any relocation of its chief executive office (as such term is defined in Article 9 of the UCC) from its then present location and will promptly take any action required by Section 8.1.4(c) as a result of such relocation.

            8.1.4     Certain Assurances

     (a) Lessee shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any Participant, Owner Trustee or Mortgagee shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement and the other Operative Agreements.

     (b) Lessee shall promptly take such action with respect to the recording, filing, re-recording and refiling of the Lease, the Trust Agreement and the Trust Indenture and the respective supplements thereto, including, without limitation, Lease Supplement No. 1 and the Trust Indenture Supplement, as shall be necessary to establish, perfect and protect the interests and rights of Owner Trustee in and to the Aircraft and under the Lease and the perfection and priority of the Lien created by the Trust Indenture. Lessee shall furnish to Owner Participant or Owner Trustee such information (other than with respect to the citizenship of Owner Participant and Owner Trustee) in Lessee's possession or otherwise reasonably available to Lessee as may be required to enable Owner Participant or Owner Trustee to make application for registration of the Aircraft under the Act (subject to Lessee's rights under Section 7.1.2 of the Lease) and shall, without limiting the generality of Section 10, pay or cause to be paid all out-of-pocket costs and expenses thereof (including, without limitation, reasonable attorneys' fees and disbursements).

     (c) Lessee, at its sole cost and expense, will cause the FAA Filed Documents, the Financing Statements and all continuation statements (and any amendments necessitated by any combination, consolidation or merger pursuant to Section 13.2 of the Lease, or any relocation of its chief executive office) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by Owner Trustee and Mortgagee, as applicable, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).

     (d) If the Aircraft has been registered in a country other than the United States pursuant to Section 7.1.2 of the Lease, Lessee will furnish to Owner Trustee, Mortgagee and each Participant annually after such registration, commencing with the calendar year after such registration is effected, an opinion of special counsel reasonably satisfactory to the Participants, stating that, in the opinion of such counsel, either that
(i) such action has been taken with respect to the recording, filing, rerecording and refiling of the Operative Agreements and any supplements and amendments thereto as is necessary to establish, perfect and protect Owner Trustee's and Mortgagee's respective right, title and interest in and to the Aircraft and the Operative Agreements, reciting the details of such actions, or (ii) no such action is necessary to maintain the perfection of such right, title and interest.

            8.1.5     Securities Laws

     Neither Lessee nor any person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate and Trust Agreement or any of the Loan Certificates or any other interest in or security under the Trust Indenture, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any person in violation of the Securities Act or applicable state or foreign securities Laws.

     8.2    Covenants of Owner Participant

     Owner Participant covenants and agrees with Lessee, and, except with respect to Section 8.2.4, Loan Participant, Owner
Trustee and Mortgagee as follows:

            8.2.1     Liens

     Owner Participant (a) will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lessor Lien attributable to Owner Participant on all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft and (c) will make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to or caused by it.

            8.2.2     Revocation of Trust Agreement

     (a) Owner Participant will comply with the provisions of the Trust Agreement applicable to it, the non-compliance with which would have a material adverse effect on Lessee, any Certificate Holder or Mortgagee, and will not terminate or revoke the Trust Agreement or the trusts created thereunder without the prior written consent of Lessee and Mortgagee and will not amend, modify or supplement the Trust Agreement, or waive any of the provisions thereof, if such amendment, modification, supplement or waiver would have a material adverse effect on Lessee, without the consent of Lessee, or on Mortgagee or any Certificate Holder, without the consent of Mortgagee.

     (b) Notwithstanding Section 8.2.2(a), Owner Participant may at any time remove Owner Trustee pursuant to Section 9.1 of the Trust Agreement.

            8.2.3     Change of Situs of Owner Trust

     If, at any time, any Tax Indemnitee or the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 10.3 of this Agreement and if, as a consequence thereof, Lessee should request that the situs of the Trust be moved to another state in the United States from the state in which it is then located, the situs of the Trust may be moved with the written consent of Owner Participant (which consent shall not be unreasonably withheld) and Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided, that, in any event, (a) Lessee shall provide such additional tax indemnification as Owner Participant and the Certificate Holders may reasonably request to cover any additional unindemnified Taxes or loss of Tax benefits described in the assumptions in the Tax Indemnity Agreement resulting from such change in the situs of the Trust, (b) the rights and obligations under the Operative Agreements of Owner Participant, the Certificate Holders and Mortgagee shall not be adversely affected as a result of the taking of such action, (c) the Lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and Lessee and Owner Trustee shall execute and deliver such documents as may reasonably be requested by Mortgagee to protect and maintain the perfection and priority of such Lien, (d) Owner Participant and Mortgagee shall have received an opinion or opinions of counsel (which counsel is reasonably satisfactory to Owner Participant and Mortgagee) in scope, form and substance reasonably satisfactory to Owner Participant and Mortgagee to the effect that (i) the Trust, as thus removed, shall remain a validly established trust, (ii) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (iii) covering such other matters as Owner Participant or Mortgagee may reasonably request, (e) if such removal involves the replacement of Owner Trustee, then Owner Participant and Mortgagee shall have received an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to Owner Participant and Mortgagee covering the matters described in the opinion delivered pursuant to
Section 6.1.2(xxvii)(E) and (f) Lessee shall indemnify and hold harmless Owner Participant, Certificate Holders and First Security, in its individual capacity and as Owner Trustee, on a net after-tax basis against any and all reasonable out-of-pocket costs and expenses including attorneys' fees and disbursements, fees and expenses of any new owner trustee, registration, recording or filing fees and taxes incurred by Owner Participant, Certificate Holders or Owner Trustee in connection with such change of situs. Owner Participant agrees with Lessee that it will not consent to or direct a change in the situs of the Trust Estate without the prior written consent of Lessee.

            8.2.4     Compliance with Lease Provisions

     Owner Participant will, solely for the benefit of Lessee, comply with the express provisions applicable to it contained in Sections 3.2.1 and 8.2.5 of the Lease.

            8.2.5     Securities Act

     Owner Participant will not directly or indirectly offer any beneficial interest or security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Loan Certificates or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on Owner Participant any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

            8.2.6     Regarding the Owner Trustee

     Owner Participant will not cause Owner Trustee to violate its obligations under any Owner Trustee Agreement.

     8.3    Covenants of First Security and Owner Trustee

     First Security, in its individual capacity and/or as Owner
Trustee, as provided below, covenants and agrees with Lessee, each Participant and Mortgagee as follows:

            8.3.1     Liens

     First Security (a) will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens attributable to it or Owner Trustee with respect to all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lessor Lien attributable to First Security or Owner Trustee on all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft and (c) will personally hold harmless and indemnify Lessee, Owner Participant, each Certificate Holder, Mortgagee, each of their respective Affiliates, successors and permitted assigns, the Trust Estate and the Trust Indenture Estate from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Trust Estate or the Trust Indenture Estate and (iii) any interference with the possession, operation or other use of all or any part of the Aircraft imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lessor Lien.

            8.3.2     Other Business

     Owner Trustee will not enter into any business or other activity except as contemplated by the Operative Agreements.

            8.3.3     Notice of Change of Chief Executive Office

     First Security, in its individual capacity and as Owner Trustee, will give Lessee, each Participant and Mortgagee 30 days' prior written notice of any relocation of its chief executive office (as such term is defined in Article 9 of the UCC) from its then present location and will promptly take any action required by Section 8.3.8 as a result of such relocation.

            8.3.4     Securities Act

     First Security, in its individual capacity and as Owner Trustee, will not directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Loan Certificates or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on First Security in its individual capacity or as Owner Trustee, any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

            8.3.5     Performance of Agreements

     Subject to the terms and provisions of the Trust Agreement, Owner Trustee shall perform its obligations under the Owner
Trustee Agreements in accordance with the terms thereof.

            8.3.6     Release of Lien of Trust Indenture

     Owner Trustee, in each instance referred to in the Lease in which a transfer of any property is required to be made by Owner Trustee to Lessee or any other Person (other than Mortgagee or Owner Participant), shall, at Lessee's request and expense, use its reasonable efforts to procure from Mortgagee the prompt release of the Lien of the Trust Indenture with respect to such property.

            8.3.7     Notices; Documents

     In the event any claim with respect to any liabilities is filed against the Owner Trustee in its capacity as such and Owner Trustee shall have Actual Knowledge thereof, the Owner Trustee shall promptly notify Lessee in writing thereof. Owner Trustee further agrees to provide to Lessee promptly any documents (including the certificate of aircraft registration) that it receives from the FAA with respect to the Aircraft.

            8.3.8     Filings

     After the Delivery Date, Owner Trustee shall duly execute and deliver to Lessee all filings and recordings (including, without limitation, all filings and UCC financing statements under the Act and the UCC and any amendments to UCC financing statements necessitated by any relocation of its chief executive office), prepared and delivered to it by Lessee required to perfect Owner Trustee's title to the Aircraft and the liens of and security interests granted by the Trust Indenture (or to maintain such perfection) and to make such title, liens and security interests valid and enforceable.

     8.4    Covenants of WTC and Mortgagee

     WTC or Mortgagee, as the case may be, covenants and agrees with Lessee, each Participant and Owner Trustee as follows:

            8.4.1     Liens

     WTC (a) will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lessor Lien attributable to WTC on all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft and (c) will personally hold harmless and indemnify Lessee, Owner Participant, each Certificate Holder, Owner Trustee, each of their respective Affiliates, successors and permitted assigns, the Trust Estate and the Trust Indenture Estate from and against
(i) any and all Expenses, (ii) any reduction in the amount payable out of the Trust Estate or the Trust Indenture Estate and
(iii) any interference with the possession, operation or other use of all or any part of the Aircraft, imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lessor Lien.

            8.4.2     Securities Act

     Mortgagee will not offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Indenture Estate, or any of the Loan Certificates or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on Mortgagee any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

            8.4.3     Performance of Agreements

     Subject to the terms and provisions of the Trust Indenture, Mortgagee shall perform its obligations under the Indenture
Agreements in accordance with the terms thereof.

            8.4.4     [Intentionally Omitted]

            8.4.5     Withholding Taxes

     WTC shall indemnify (on an after-tax basis) and hold harmless Lessee and Owner Participant against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the failure by WTC to withhold on payments to any Certificate Holder if such Certificate Holder failed to provide to Mortgagee necessary certificates or forms to substantiate the right to exemption from such withholding tax.

     8.5    Covenants of Certificate Holders

     Each Certificate Holder (including Loan Participant, whether or not it has elected or elects to have its Loan Certificate(s) registered in the name of a nominee) as to itself only covenants and agrees with Lessee, Owner Participant, Owner Trustee and Mortgagee as follows:

            8.5.1     [Intentionally Omitted]

            8.5.2     Withholding Taxes

     Such Certificate Holder (if it is a Non-U.S. Person) agrees to indemnify (on an after-tax basis) and hold harmless Lessee, Owner Participant and Mortgagee against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the inaccuracy or invalidity of any certificate or form provided by such Certificate Holder to Mortgagee in connection with such withholding taxes. Any amount payable hereunder shall be paid within 30 days after receipt by a Certificate Holder of a written demand therefor.

            8.5.3     Transfer; Compliance

     (a) Such Certificate Holder will (i) not transfer any Loan Certificate or interest therein in violation of the Securities Act or applicable state or foreign securities Law; provided, that the foregoing provisions of this section shall not be deemed to impose on such Certificate Holder any responsibility with respect to any such offer, sale or solicitation by any other party hereto, (ii) for so long as Gaucho-2 Inc. or any Affiliate thereof is Owner Participant hereunder, without the consent of such party, not transfer any Loan Certificate or interest therein to Aetna Life Insurance Company or any Affiliate thereof and
(iii) perform and comply with the obligations specified to be imposed on it (as a Loan Participant or Certificate Holder) under each of the Trust Indenture and the form of Loan Certificate set forth in the Trust Indenture.

     (b) Each of Loan Participant and each Certificate Holder covenants and agrees that it shall not sell, assign, convey, exchange or otherwise transfer any Loan Certificate or any interest in, or represented by, any Loan Certificate unless the proposed transferee thereof first provides Lessee and Owner Participant with both of the following:

         (i) a written representation either that at least one of the statements in clauses (a) through (d) of
     Section 7.4.3 is true with respect to the funds with which it will acquire the Loan Certificate or interest, or that such transfer will not involve a transaction that constitutes a prohibited transaction within the meaning of
     Section 406 of ERISA or Section 4975(c)(1) of the Code involving Lessee, Owner Participant or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder); and

        (ii) a written covenant that it will not transfer any Loan Certificate or any interest in, or represented by, any Loan Certificate unless the subsequent transferee also makes the representations described in clause (i) above and agrees to comply with this clause (ii).

     (c) Promptly after discovery by any Certificate Holder that the acquisition or holding of its Loan Certificate has resulted in, or will result in, a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, (i) such Certificate Holder shall promptly and diligently use all good faith reasonable efforts to correct such prohibited transaction within a reasonable period (but such period shall not be less than 60 days unless either Lessee or Owner Participant reasonably determines that it could be subject to material adverse consequences were such period to last for 60 days) and
(ii) during the Term, so long as such prohibited transaction has not been corrected pursuant to clause (i) above or otherwise, upon notice (which notice shall specifically refer to this Section 8.5.3(c)(ii)) from either Lessee or Owner Participant to such Certificate Holder and Morgan Stanley & Co. Incorporated (unless another Person (which may be Lessee) is designated by Lessee with the consent of Owner Participant, which consent shall not be unreasonably withheld or delayed, in such notice of Lessee or within ten days of any such notice of Owner Participant, which Person confirms in writing to such Certificate Holder and Owner Participant that it will comply with the obligations of the remarketing agent under this Section 8.5.3(c)(ii)) (Morgan Stanley & Co. Incorporated or such Person being referred to herein as the "remarketing agent"), the following actions will be taken:

         (A) the remarketing agent will use reasonable efforts promptly, and in any event within 65 days following such notice from Lessee or Owner Participant to the remarketing agent, to identify to Lessee potential purchasers that are not Affiliates of Lessee (including, but not limited to, identifying potential purchasers that, for purposes of
     Section 7.4.3, would be willing not to assume or rely on the continued validity of the position stated by the Department of Labor in paragraph (b) of Interpretive Bulletin 29 C.F.R.
     Section 2509.75-2) for such Loan Certificate that are willing to purchase such Loan Certificate pursuant to this
     Section 8.5.3(c)(ii) and would be willing to pay a commercially reasonable cash purchase price therefor, taking into account, among other things, prevailing interest rates, the security for the Loan Certificates under the Trust
     Indenture and the market prices of comparable securities;

         (B) within 70 days following such notice from Lessee or Owner Participant to the remarketing agent, Lessee shall designate a purchaser (which shall not be an Affiliate of Lessee) to the Certificate Holder and the remarketing agent that is willing to pay a commercially reasonable cash purchase price for such Loan Certificate (it being understood that Lessee will, at its option, designate either
     (A) the potential purchaser that is (1) willing not to assume or rely on the continued validity of the position stated by the Department of Labor in paragraph (b) of Interpretive Bulletin 29 C.F.R. 2509.75-2, (2) willing not to require any substantive changes to the Operative Agreements and (3) willing to offer the highest cash purchase price or (B) the potential purchaser willing not to require any substantive changes to the Operative Agreements and willing to offer the highest cash purchase price, in either case if such potential purchaser exists, provided that the foregoing will not preclude Lessee from designating any other potential purchaser with a higher cash purchase price), failing which the remarketing agent shall within two Business Days identify to Lessee and such Certificate Holder the potential purchaser willing to pay the highest cash purchase price and such potential purchaser shall be deemed to be the designated purchaser;

         (C) within ten Business Days following such designation by Lessee or the remarketing agent, as the case may be, such Certificate Holder shall sell, assign, transfer and convey all its right, title and interest in and to its Loan Certificate (without recourse or warranty of any kind except against Liens on such Loan Certificate arising by, through or under such Certificate Holder) to the designated purchaser against payment by such designated purchaser to such Certificate Holder in immediately available funds of the purchase price therefor;

         (D) upon such sale, assignment, transfer and conveyance, such designated purchaser shall be deemed to have accepted such Loan Certificate for all purposes of the Operative Agreements, including, without limitation,
     Section 2.07 of the Trust Indenture and Section 12.1.3, and, if agreed between Lessee and such designated purchaser, for purposes of Section 7.4.3, such designated purchaser shall be deemed not to have assumed or relied on the continued validity of the position stated by the Department of Labor in paragraph (b) of Interpretive Bulletin 29 C.F.R.
     Section 2509.75-2; and

         (E) immediately following such sale, assignment, transfer and conveyance (but not as a condition thereto), Lessee shall pay to such former Certificate Holder (x) the excess, if any, of the outstanding principal amount of such transferred Loan Certificate at the date of such sale, assignment, transfer and conveyance, plus accrued interest on such Loan Certificate to such date over the portion of the purchase price paid by the designated purchaser to such former Certificate Holder in respect of such transferred Loan Certificate pursuant to clause (C) above and (y) any other sums then due and payable by Lessee to such former Certificate Holder under the Operative Agreements.

     Notwithstanding the foregoing, the notice specified in
Section 8.5.3(c)(ii) may be given prior to the end of the period described in Section 8.5.3(c)(i) if Lessee or Owner Participant reasonably determines that it could be subject to material adverse consequences were the Certificate Holder given more time to correct the transaction in accordance with Section 8.5.3(c)(i). In such case, the period specified in
Section 8.5.3(c)(i) shall end on the date the Certificate Holder receives such notice.



     Neither Lessee nor Owner Participant shall be obligated to give the notice referred to in Section 8.5.3(c)(ii). Any such notice, whether given by Lessee or Owner Participant, may be rescinded by Lessee with the consent of Owner Participant at any time prior to the sale, assignment, transfer and conveyance of such Loan Certificate by delivering written notice of such rescission to such Certificate Holder, Owner Participant and the remarketing agent. Such rescission shall not preclude delivery of another such notice pursuant to Section 8.5.3(c)(ii). No party shall have any liability for the default by the designated purchaser in purchasing such Loan Certificate, but such default shall not preclude the designation of another purchaser under
Section 8.5.3(c)(ii). Lessee shall be responsible for paying the fees and expenses of the remarketing agent.

     8.6    [Intentionally Omitted]

     8.7    Agreements

            8.7.1     Owner Trustee Is Owner for All Purposes

     Lessee, the Participants, Owner Trustee and Mortgagee agree that for all purposes, after the Closing, Owner Trustee will be the owner of the Aircraft (except that Owner Participant will be the owner for income tax purposes) and Lessee will be the lessee thereof. No transfer, by operation of Law or otherwise, of the beneficial interest of Owner Participant in and to the Trust Estate shall operate to transfer legal title to any part of the Trust Estate to any transferee thereof.

            8.7.2     Rights under the Lease

     Lessee acknowledges and confirms each of Owner Participant's and Mortgagee's rights under the Lease.

            8.7.3     Commencement of Bankruptcy Proceedings

     Lessee, each Participant, each Certificate Holder, First Security, Owner Trustee, WTC and Mortgagee agree for the benefit of each of the others that it will not commence or join in any proceeding under the Bankruptcy Code to commence a case under
Section 303 of the Bankruptcy Code against the Trust Estate. Nothing contained herein shall be deemed to preclude any Participant, any Certificate Holder, First Security, Owner Trustee, WTC or Mortgagee from filing any claim against the Trust Estate in any case commenced against the Trust Estate.

            8.7.4     Certain Bankruptcy Matters

     If (a) all or any part of the Trust Estate becomes the property of, or Owner Trustee or Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code, (b) pursuant to such reorganization provisions, including
Section 1111(b) of the Bankruptcy Code, First Security or Owner Participant is required, by reason of First Security or Owner Participant being held to have recourse liability to any Certificate Holder or Mortgagee directly or indirectly (other than the recourse liability of First Security or Owner Participant under this Agreement, the Trust Indenture or by separate agreement), to make payment on account of any amount payable as principal, Make-Whole Amount, if any, interest or other amounts on the Loan Certificates, and (c) any Certificate Holder or Mortgagee actually receives any Excess Amount, as defined below, which reflects any payment by First Security or Owner Participant on account of (b) above, then such Certificate Holder or Mortgagee, as the case may be, shall promptly refund to First Security or Owner Participant (whichever shall have made such payment) such Excess Amount.

     For purposes of this Section 8.7.4, "Excess Amount" means the amount by which such payment exceeds the amount that would have been received by a Certificate Holder or Mortgagee if First Security or Owner Participant had not become subject to the recourse liability referred to in clause (b) above. Nothing contained in this Section 8.7.4 shall prevent a Certificate Holder or Mortgagee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of First Security or Owner Participant under this Agreement (other than as referred to in clause (b) above) or the Trust Indenture (and any exhibits or annexes thereto) or from retaining any amount paid by Owner Participant under Sections 2.14 or 4.03 of the Trust Indenture.

            8.7.5     Quiet Enjoyment; Sale by Owner Trustee
                      Binding

     (a) Each Participant, each Certificate Holder, Owner Trustee and Mortgagee agrees as to itself with Lessee that, so long as no Lease Event of Default shall have occurred and be continuing, such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Lessee's rights in accordance with the Lease to the quiet enjoyment, possession and use of the Aircraft during the Term. The foregoing, however, shall not be construed or deemed to modify or condition in any respect the obligations of Lessee pursuant to Section 16 of the Lease, which obligations are absolute and unconditional.

     (b) Any assignment, sale, transfer or other conveyance of the Aircraft by Owner Trustee made pursuant to the terms of this Agreement or the Lease shall bind Owner Participant and shall be effective to transfer or convey all right, title and interest of Owner Trustee and Owner Participant in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance, or as to the application of any sale or other proceeds with respect thereto by Owner Trustee, as regards Owner Participant.

            8.7.6     Effect of Lessee's Merger

     Section 13.2.2 of the Lease is incorporated by reference herein.

            8.7.7     Non-Recourse

     Loan Participant and Mortgagee agree that (a) obligations of Owner Trustee under the Trust Indenture or any other Operative Agreement and with respect to the Loan Certificates shall be non-recourse to Owner Participant and to First Security and (b) they will look solely to the income and proceeds from the Trust Estate and the Trust Indenture Estate to the extent available for distribution to Loan Participant or Mortgagee as provided in the Trust Indenture and that neither Owner Participant nor First Security will be personally liable to Loan Participant or Mortgagee for any amounts payable by Owner Trustee under the Trust Indenture or any other Operative Agreement. The foregoing is not intended to limit any liability of Owner Participant or First Security to the extent that such liability is expressly set forth in this Agreement (with respect to Owner Participant) or in any of the Operative Agreements (with respect to First Security).

            8.7.8     Other Documents; Amendment

     (a) Each Participant hereby consents to the terms of the Lease, the Trust Agreement and the Trust Indenture. Lessee acknowledges receipt of executed copies of the Trust Agreement and the Trust Indenture and hereby consents to the execution and delivery of the Trust Agreement and the Trust Indenture and to all the terms thereunder, including, without limitation, the creation of a Lien in respect of, among other things, the Aircraft and the Lease pursuant to the Trust Indenture. Nothing in this Section 8.7.8 shall be construed to require Lessee's consent to any future supplement to, or amendment, waiver or modification of any other terms of, the Trust Agreement or the Trust Indenture. Notwithstanding the foregoing, so long as the Lease has not terminated or expired, Owner Trustee and Mortgagee hereby agree for the benefit of Lessee (i) to comply with the provisions of the Trust Indenture if failure to so comply would have an adverse effect on Lessee and such noncompliance is not the direct result of an act or failure to act by Lessee, and (ii) not, without the consent of Lessee, directly or indirectly to amend or modify any provisions of Section 2.01, 2.07 (as to reduction of the minimum denominations of Loan Certificates), 2.08, 2.09, 3.02, 3.04, 5.05, 5.06, 5.07, 5.08, 5.09, 8.02
(insofar as Lessee is specified to have rights thereunder), 10.04 or 10.05 of the Trust Indenture, Article I or Article VII of the Trust Indenture or any Loan Certificate in a manner adversely affecting Lessee. Owner Trustee agrees to furnish promptly to Lessee and Owner Participant copies of any amendment, modification, supplement or waiver relating to any of the Operative Agreements to which Lessee or Owner Participant, as the case may be, is not a party.

     (b) Owner Trustee agrees to join with Lessee to the extent that action on its part is necessary or appropriate (i) to cause the following to be duly accomplished in accordance with applicable United States federal Law by the time the Aircraft is delivered under this Agreement and the Lease: (A) the application for registration of the Aircraft in the name of Owner Trustee and (B) all related action necessary in order for Lessee to have temporary or permanent authority to operate the Aircraft as contemplated by the Lease and (ii) forthwith upon delivery of the Aircraft under this Agreement and the Lease, to cause all necessary documents to be duly filed for recording in accordance with applicable United States federal Law.

            8.7.9     Consents

     Each Participant, Owner Trustee and Mortgagee covenants and agrees, for the benefit of Lessee, that it shall not unreasonably withhold its consent to any consent or approval requested of it or of Owner Trustee or Mortgagee under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld.

            8.7.10    Insurance

     Each party hereto (other than Lessee) agrees not to obtain or maintain insurance for its own account as permitted by
Section 11.3 of the Lease if such insurance would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Lessee pursuant to Section 11 and Annex D of the Lease.

            8.7.11    Extent of Interest of Certificate Holders

     A Certificate Holder shall not, as such, have any further interest in, or other right with respect to, the Trust Estate or the Trust Indenture Estate when and if the principal and Make-Whole Amount, if any, of and interest on the Loan Certificate held by such Holder, and all other sums, then due and payable to such Holder hereunder and under any other Operative Agreement, shall have been paid in full.

            8.7.12    Foreign Registration

     Each Participant, Owner Trustee and Mortgagee (for purposes of this Section 8.7.12, acting only at the direction of a Majority in Interest of Certificate Holders determined without reference to the second sentence of the definition thereof) hereby agrees, for the benefit of Lessee but subject to the provisions of Section 7.1.2 of the Lease:

     (a) that Lessee shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States subject to compliance with the following:

          (i) each of Lessor and Mortgagee gives its prior written consent; and

          (ii) each of the following requirements is satisfied:

          (A) Lessee shall deliver such request to Lessor and Mortgagee at least 30 days in advance of the date of any such proposed change of registration;

          (B) such registration shall be made, if at all, only after the close of the calendar year in which the seventh anniversary of the Delivery Date occurs or if a Lessee Act (as defined in the Tax Indemnity Agreement) as a result of which indemnification has been required under the Tax Indemnity Agreement has created a longer Tax Attribute Period (as defined in the Tax Indemnity Agreement), after the close of the Tax Attribute Period, unless in either case Lessee prepays any liability Owner Participant determines would be due under the Tax Indemnity Agreement as a result of such registration based upon the assumption that such registration would continue for the remainder of the term of the Permitted Sublease described in clause (D) below;

          (C) no Lease Default or Lease Event of Default shall have occurred and be continuing at the time of such request;

          (D) such proposed change of registration is made in connection with a Permitted Sublease to a Permitted Air Carrier;

          (E) such country (1) is the domicile of Permitted Sublessee and the country in which Permitted Sublessee maintains its principal place of business and (2) is a country with which the United States then maintains normal diplomatic relations;

          (F) such country would recognize the interests of, and would provide substantially equivalent protection (including the right to take possession of the Aircraft in the event of (1) a Lease Event of Default or a default by Permitted Sublessee or
               (2) the bankruptcy of Lessee or Permitted
               Sublessee) for the rights and remedies of, owner participants, lessors, lenders and mortgagees in similar transactions as provided under the Law of the United States;

          (G) the courts of such country would give effect to Lessor's title to and leasehold interest in the Aircraft, to the registration of the Aircraft in the name of Lessor and to the priority of the Lien of the Trust Indenture, in each case substantially to the same extent as provided under the Law of the United States; and

          (H) if requested by Lessor, Lessee or any Permitted Sublessee shall, for purposes of enforcement of the rights and remedies provided for in Section 15 of the Lease, execute an irrevocable power of attorney in form and substance satisfactory to Lessor providing for, among other things, upon and during the continuance of a Lease Event of Default, (1) the deregistration of the Aircraft and (2) the reregistration of the Aircraft in the United States by Lessor, including the ability to obtain export licenses and take any other action necessary or advisable for the repossession, export and redelivery to Lessor of the Airframe, any Engine and any airframe or engine substituted for the Airframe or any Engine, all in accordance with the Lease.

     (b) Neither Lessor nor Mortgagee shall unreasonably withhold its consent to such a request by Lessee for a change of registration of the Aircraft in accordance with this Section, if:

         (i) Lessee shall have given to Lessor and Mortgagee assurances reasonably satisfactory to each of them:

          (A) to the effect that the provisions of Section 11 of the Lease have been complied with after giving effect to such change of registration;

          (B) of the payment by Lessee of all reasonable expenses of Lessor, each Participant, each Certificate Holder and Mortgagee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Mortgagee for the benefit of Certificate Holders,
               (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft and the Lease in favor of Mortgagee for the benefit of Certificate Holders and (4) any and all other costs, expenses and Taxes under the Law of the country of registry, whether initial or on a continuing basis, incurred by Lessor, each Participant, each Certificate Holder or Mortgagee as a result of the registration of the Aircraft, or the creation, attachment and perfection of the security interest therein, under the laws of the country of registry;

          (C) to the effect that the tax and other indemnities in favor of each person named as an indemnitee under any other Operative Agreement afford each such person substantially the same protection as provided prior to such change of registration (or Lessee shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of Lessor and Mortgagee, afford such protection);

          (D) as to the continued status of the Trust Indenture as a first priority perfected Lien (subject to Permitted Liens) on the Trust Indenture Estate (including, without limitation, the Aircraft);

          (E) that any import or export permits necessary to take the Aircraft into or out of such country and any exchange permits necessary to allow all Rent and other payments provided for under the Lease shall be in full force and effect;

          (F) that any value-added tax, customs or import fee or duty, tariff, other Tax or similar governmental charge relating to the change in jurisdiction of registration of the Aircraft shall have been paid in full or adequately provided for by Lessee;

          (G) that such new country of registry imposes aircraft maintenance standards no less stringent than those of the FAA;

          (H) that no Lease Default or Lease Event of Default exists and that no Lease Default or Lease Event of Default will occur or exist upon, or result from, such reregistration; and

          (I) with respect to such other matters as Lessor, any Participant, Owner Participant or Mortgagee may reasonably request; and

        (ii) Lessee shall deliver to Lessor, Certificate Holders and Mortgagee a favorable opinion, in form and substance and from counsel in such country, in each case, reasonably satisfactory to Lessor and Mortgagee, to the effect that:

          (A) the terms (including, without limitation, the governing law, service-of-process and jurisdictional submission provisions, and the remedies) of this Agreement, the Lease, the applicable Permitted Sublease and the Trust Indenture are legal, valid, binding and enforceable in such country;

          (B) it is not necessary for Lessor, any Participant, Certificate Holders or Mortgagee to register or qualify to do business in such country as a result, in whole or in part, of the registration of the Aircraft in such country;

          (C) there is no tort liability of or imputed to the owner or lessor, or of persons lending money, on a secured or unsecured basis, or any guarantor of any such person, to such an owner or lessor for the purchase of, an aircraft, under the laws of such country (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to Lessor and each Participant, such opinion shall be waived if insurance or third-party indemnities satisfactory to Lessor and each Participant are available to cover such risk and is provided at or before the time of such change of registration, at Lessee's expense);

          (D) unless Lessee shall have agreed to provide insurance satisfactory to Lessor and each Participant covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Lessee prior to such proposed reregistration has obtained such license or permit) for the taking or loss of use of the Aircraft in the event of the taking or requisition by such government of such use;

          (E) the registration of the Aircraft would be terminable without material burden, penalty or delay by Lessor or Mortgagee upon the occurrence of a Lease Event of Default;

          (F) there shall not exist possessory rights in favor of the government of such country, Lessee or Permitted Sublessee (including, without limitation, a defense of sovereign immunity) that would, upon the bankruptcy of Lessee or Permitted Sublessee or upon the occurrence of a Lease Event of Default, prevent or delay the return of the Aircraft pursuant to the Lease;

     and covering the matters set forth in
     Sections 8.7.12(a)(ii)(F) and (G) and to such further effect with respect to such other matters as Lessor, each Participant or Certificate Holders may reasonably request.

     (c) The parties hereto acknowledge to each other that none of such parties has conducted a review of the countries in which the Permitted Air Carriers are domiciled to determine whether any of the criteria set forth in Section 8.7.12(a) or (b) are currently met.

     (d) Any such change in registration shall be at the sole expense of Lessee, and Lessee shall pay all reasonable expenses of Lessor, each Participant, Certificate Holders and Mortgagee in connection with any request to change (and the evaluation thereof), and any actual change, of registration of the Aircraft.

            8.7.13    Other Commercial Relations Unaffected

     Notwithstanding anything to the contrary set forth in any Operative Agreement:

     (a) Except as set forth in the Purchase Agreement Assignment, nothing contained in the Lessee Operative Agreements shall constitute or be deemed to be a waiver by Lessee of any rights, remedies or claims it may have against Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either; and the Lessee Operative Agreements do not and shall not be construed or deemed to create any rights, waivers, immunities or indemnities in favor of Airframe Manufacturer, Engine Manufacturer or any subcontractor or supplier of either with respect to any such rights, remedies or claims of Lessee; and

     (b) None of Airframe Manufacturer, by its execution and delivery of the Consent and Agreement, Owner Participant Parent, by its execution and delivery of the Owner Participant Guaranty, and Engine Manufacturer, by its execution and delivery of the Engine Consent and Agreement, shall be deemed to have waived any rights, remedies or claims which Airframe Manufacturer, Engine Manufacturer (or any subcontractor or supplier of either) or Owner Participant Parent, as the case may be, may have against Lessee; and the Operative Agreements do not and shall not be construed or deemed to create any rights, waivers, immunities or indemnities in favor of Lessee with respect to any such rights, remedies or claims of Airframe Manufacturer, Engine Manufacturer (or any subcontractor or supplier of either) or Owner Participant Parent.

            8.7.14    Interest in Certain Engines

     Each Participant, Owner Trustee and Mortgagee agree, for the benefit of each of the lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to, or purchased by, Lessee or any Permitted Sublessee subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party; provided, that Lessee or any such Permitted Sublessee shall have received from the lessor, conditional seller, mortgagee or secured party in respect of such airframe a written agreement (which may be the lease, conditional sale agreement, trust indenture or other security agreement covering such airframe) whereby such lessor, conditional seller, mortgagee or secured party effectively agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lease or is owned by Owner Trustee.

            8.7.15    Trust Agreement

     Each of First Security and Owner Trustee hereby (i) agrees with Lessee, Loan Participant and Mortgagee not to amend, supplement, terminate or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (ii) agrees with Lessee, Loan Participant and Mortgagee not to revoke the trust created by the Trust Agreement so long as the Trust Indenture remains undischarged or if such revocation would have an adverse effect on the Lessee. Nothing contained in this Agreement shall impair any right under the Trust Agreement of First Security to resign as Owner Trustee.

            8.7.16    Release of Lien of Trust Indenture

     Each of Lessee, Owner Trustee and Mortgagee agree that in each instance referred to in the Lease in which a transfer of any property is required to be made by Owner Trustee to Lessee or any other Person (other than Mortgagee or Owner Participant), upon full compliance by Lessee with Lessee's obligations, if any, under the applicable section thereof, Mortgagee shall (upon certification by Lessee and Owner Trustee of any such event and without the consent of Certificate Holders) promptly execute such instruments as Owner Trustee or Lessee may reasonably request to evidence the release of the Lien of the Trust Indenture with respect to such property.

            8.7.17    [Intentionally Omitted]

SECTION 9.  OPTIMIZATION OF AMORTIZATION SCHEDULE

     (a) In the event that there shall be a Post-Delivery Change in Tax Law, then Lessee may, pursuant to this Section 9 and in accordance with the requirements of Section 3.2.1 of the Lease, request an optimization of the Amortization Schedule by notice given to Owner Participant and Owner Trustee. After receipt of such notice, Owner Participant shall deliver to Lessee, Certificate Holders and Mortgagee, together with the information required to be delivered pursuant to Section 3.2.1(c) of the Lease, a certificate of an authorized representative of the Owner Participant (the "Optimization Certificate") setting forth the proposed revised Amortization Schedule which shall, subject to
Section 9(b), minimize Net Present Value of Rents to Lessee while preserving the Net Economic Return. Lessee may demand a verification, pursuant to Section 3.2.1 of the Lease, of the information set forth in the Optimization Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Optimization Certificate or the determination pursuant to such verification procedures of such information, Owner Participant will cause Owner Trustee no sooner than 30 days after delivery of the initial Optimization Certificate, to exchange such new Amortization Schedule for the Amortization Schedule attached to each Loan Certificate outstanding immediately prior to such optimization and Certificate Holders will cause Mortgagee to execute any amendments to the Trust Indenture necessary to effectuate the foregoing.

     (b) In connection with optimization adjustments pursuant to this Section 9, (i) Certificate Holders will agree to changes in the Amortization Schedule made in accordance with this Section 9 and (ii) each Certificate Holder will promptly destroy the Amortization Schedules attached to the Loan Certificates held by it immediately prior to such optimization upon receipt of the new Amortization Schedule; provided, that such changes do not (w) increase or decrease the outstanding principal amount of the Loan Certificates as of the time of such exchange, (x) change the final maturity date of any Loan Certificate or, without the prior written consent of all Certificate Holders, increase or decrease the original Weighted Average Life to Maturity of the Loan Certificates by more than six months, (y) result in any interest being capitalized or (z) reduce Basic Rent, Stipulated Loss Value or Termination Value percentages below the amount necessary (together with all other amounts simultaneously payable by Lessee) to permit payment of all amounts payable pursuant to the Loan Certificates.

     (c)  Lessee shall be entitled to optimize pursuant to this
Section 9 only one time. Any optimization hereunder shall be requested by Lessee not later than the end of 15th month after the Delivery Date.

     (d)  With respect to an optimization pursuant to this
Section 9, Lessee shall pay on an after-tax basis all Expenses of all parties hereto incurred in connection with such optimization, including, without limitation, the reasonable fees and expenses of such parties' counsel.

     (e) Notwithstanding the foregoing, no optimization shall be permitted under this Section 9 unless:

         (i)   Lessee shall have caused to be delivered to Owner
     Trustee and Mortgagee a form of trust indenture supplement to give effect to the optimization;

        (ii) Lessee shall have delivered to Mortgagee an Officer's Certificate of Lessee stating that the new
     Amortization Schedule complies with the proviso to
     Section 9(b); and

       (iii)   [Intentionally Omitted]

     (f)  [Intentionally Omitted]

SECTION 10. INDEMNIFICATION AND EXPENSES

     10.1   General Indemnity

            10.1.1    Indemnity

     Whether or not any of the transactions contemplated hereby are consummated, Lessee shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on demand, any and all Expenses of any kind or nature whatsoever, and whether arising before, on or after the Delivery Date, that may be imposed on, incurred by or asserted against any Indemnitee, in any way relating to, resulting from, or arising out of or in connection with, in each case, directly or indirectly, any one or more of the following:

     (a) The Operative Agreements or any Permitted Sublease or the enforcement of any of the terms of any of the Operative
Agreements or any Permitted Sublease;

     (b) The Aircraft, the Airframe, any Engine or any Part, including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, nonacceptance or rejection, ownership, registration, reregistration, deregistration, financing, delivery, nondelivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of the Aircraft, any Engine or any Part, (ii) any claim or penalty arising out of violations of applicable Laws by Lessee (or any Permitted Sublessee),
(iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) environmental control, noise or pollution and
(vi) any Liens in respect of the Aircraft, any Engine or any Part;

     (c) The offer, sale, resale, purchase, delivery or holding of any Loan Certificate or any interest therein or represented thereby or any refunding thereof pursuant to Section 13, whether before, on or after the Delivery Date;

     (d) The offer or sale of any interest in the Aircraft, the Loan Certificates, the Trust Estate or the Trust Agreement or any similar interest or in any way resulting from or arising out of the Trust Agreement and the Trust Estate and the Trust Indenture Estate (including for claims resulting from or arising under the Securities Act or other applicable federal, state or foreign securities Law or at common law) in each case on or prior to the Delivery Date;

     (e) Any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Lessee Operative Agreement or the falsity of any representation or warranty of Lessee in any Lessee Operative Agreement other than in the Tax Indemnity Agreement or the occurrence of any Lease Default or Lease Event of Default; and

     (f)  Any "prohibited transaction," within the meaning of
Section 406 of ERISA or Section 4975(c)(1) of the Code, in any way relating to, resulting from, or arising out of or in connection with, directly or indirectly, the offer, sale, resale, purchase, delivery or holding of any Loan Certificate or any interest therein or represented thereby or any refunding thereof pursuant to Section 13, or any other transaction contemplated under the Operative Agreements, whether such prohibited transaction occurs before, on or after the Delivery Date.

            10.1.2    Exceptions

     Notwithstanding anything contained in Section 10.1.1, Lessee shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 10.1.1 in respect of any Expense of such Indemnitee:

     (a) For any Taxes (other than Taxes related to ERISA or assessed under Section 4975 of the Code) or a loss of Tax benefit, whether or not Lessee is required to indemnify therefor pursuant to Section 10.3 or the Tax Indemnity Agreement;

     (b) Except to the extent fairly attributable to acts or events occurring or conditions or circumstances existing prior thereto, acts or events (other than acts or events related to the performance by Lessee of its obligations pursuant to the terms of the Lessee Operative Agreements) that occur after the earliest of: (i) with respect to the Airframe, any Engine or any Part, the return of possession of such Airframe, Engine or Part pursuant to the terms of and in compliance with the Lease (other than pursuant to Section 15 thereof, in which case Lessee's liability under this Section 10.1 shall survive for so long as Lessor shall be entitled to exercise remedies under such Section 15), (ii) the termination of the Term in accordance with Sections 9 or 17.3 of the Lease or (iii) the termination of the Term in accordance with
Section 10.1.2 of the Lease and the payment by Lessee of all amounts then due and payable under the Lease and hereunder as a result of an Event of Loss with respect to the Aircraft; provided, that nothing in this clause (b) shall be deemed to exclude or limit any claim that any Indemnitee may have under applicable Law by reason of a Lease Event of Default or for damages from Lessee for breach of Lessee's covenants contained in the Lessee Operative Agreements or to release Lessee from any of its obligations under the Lessee Operative Agreements that expressly provide for performance after termination of the Term;

     (c) If such Indemnitee shall be a Loan Participant or any Certificate Holder, for any Expense attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any Loan Certificate or interest therein, except for out-of-pocket costs and expenses incurred as a result of any such Transfer pursuant to the exercise of remedies under any Operative Agreement resulting from a Lease Event of Default or any such Transfer required by an Operative Agreement;

     (d) If such Indemnitee shall be Owner Participant, for any Expense asserted against Owner Participant to the extent that the same is so asserted by reason of any Transfer (voluntary or involuntary) by or on behalf of Owner Participant of any interest in the Aircraft, or the Trust Estate except for out-of-pocket costs and expenses incurred as a result of such Transfer, if, at the time of such Transfer, a Lease Event of Default shall have occurred and be continuing;

     (e) To the extent such Expense is attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below) (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Aircraft or any Operative Agreement);

     (f) If such Indemnitee is Owner Trustee any Expense or other amount that is enumerated in the proviso to Section 17;

     (g) Any Expense to the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or related Indemnitee contained in or made pursuant to any Operative Agreement;

     (h) Any Expense to the extent attributable to the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement;

     (i) Any Expense to the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Aircraft, the Loan Certificates, the Trust Estate or the Trust Agreement or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities Laws, in each case, on or prior to the Delivery Date;

     (j) With respect to any Indemnitee (other than Mortgagee), any Expense to the extent attributable to the failure of the Mortgagee to distribute funds received and distributable by it in accordance with the Trust Indenture or the Owner Trustee to distribute funds received and distributable by it in accordance with the Trust Agreement and, with respect to Mortgagee, any Expense to the extent attributable to the negligence or willful misconduct of Mortgagee in the distribution of funds received and distributable by it in accordance with the Trust Indenture;

     (k) Other than during the continuation of a Lease Event of Default, any Expense attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Agreement other than such as have been requested by Lessee or as are required by or made pursuant to the terms of the Operative Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements);

     (l) Any Expense or other amount which such Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Lessee including, without limitation, with respect to Owner Participant, pursuant to
Section 15;

     (m) Any Expense that is an ordinary and usual operating or overhead expense;

     (n) Any Expense by the Owner Participant or Owner Trustee attributable to the deregistration of the Aircraft under the Act as a result of Owner Participant's or Owner Trustee's (or any related Indemnitee of either) not being a Citizen of the United States as a result of any act (other than reregistration of the Aircraft pursuant to Section 7.1.2 of the Lease) of the Owner Participant or the Owner Trustee, or any related Indemnitee of either of the foregoing (not taken at the request of the Lessee);

     (o) For any Lessor Lien attributable to such Indemnitee or any related Indemnitee;

     (p)  Any Expense to the extent constituting principal, Make-
Whole Amount or interest on the Loan Certificates attributable solely to an Event of Default not constituting a Lease Event of Default;

     (q) If such Indemnitee shall be a Loan Participant or a Certificate Holder, or any related Indemnitee of either, for any Expense incurred by or asserted against such Indemnitee as a result of any "prohibited transaction", within the meaning of
Section 406 of ERISA or Section 4975(c)(1) of the Code, including a prohibited transaction described in 10.1.1(f); provided, that this clause (q) shall not negate Lessee's obligation under
Section 10.1.1, or any other provision of any Lessee Operative Agreement, to indemnify an Indemnitee, other than a Loan Participant or a Certificate Holder, or any related Indemnitee of either, for any Expense incurred by or asserted against such Indemnitee as a result of a "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, in any way relating to, resulting from, or arising out of or in connection with, directly or indirectly, the offer, sale, resale, purchase, delivery or holding of any Loan Certificate or any interest therein or represented thereby or any refunding thereof pursuant to Section 13, or any other transaction contemplated under the Operative Agreements, whether such prohibited transaction occurs before, on or after the Delivery Date; or

     (r)  [Intentionally Omitted]

     For purposes of this Section 10.1, a Person shall be considered a "related" Indemnitee with respect to an Indemnitee if such Person is a director, officer, employee, agent, Affiliate or employer thereof.

            10.1.3    Separate Agreement

     This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

            10.1.4    Notice

     If a claim for any material Expense that an Indemnitee shall be indemnified against under this Section 10.1 is made, such Indemnitee shall give prompt written notice thereof to Lessee. Notwithstanding the foregoing, the failure of any Indemnitee to notify Lessee as provided in this Section 10.1.4, or in Section 10.1.5, shall not release Lessee from any of its obligations to indemnify such Indemnitee hereunder, unless such failure is solely responsible for effectively foreclosing Lessee's right to contest such claim.

            10.1.5    Notice of Proceedings; Defense of Claims;
                      Limitations

     (a) In case any action, suit or proceeding shall be brought against any Indemnitee for which Lessee is responsible under this
Section 10.1, such Indemnitee shall notify Lessee of the commencement thereof and Lessee may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and control the defense thereof, with counsel reasonably satisfactory to such Indemnitee and, subject to Section 10.1.5(c), settle or compromise the same.

     (b) Lessee or its insurer(s) shall have the right, at its or their expense, to investigate or, if Lessee or its insurer(s) shall agree not to dispute liability hereunder or under any insurance policies pursuant to which coverage is sought, defend, or participate in the defense of, any action, suit or proceeding, with counsel reasonably satisfactory to the relevant Indemnitee, relating to any Expense for which indemnification is sought pursuant to this Section 10.1, and each Indemnitee shall cooperate with Lessee or its insurer(s) with respect thereto; provided, that Lessee shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense (i) during the continuance of any Lease Event of Default, (ii) if in the reasonable judgment of any Indemnitee, compromise of such Expense could have an adverse impact on the business of such Indemnitee or involve the potential imposition of criminal liability on such Indemnitee or (iii) if such defense or compromise would at any time involve any material risk of the sale, forfeiture or loss of, or the loss of use of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft, the Airframe, any Engine, any Part, the Trust Indenture Estate or the Trust Estate unless Lessee shall have posted a bond or other security reasonably satisfactory to Owner Participant, Mortgagee and such Indemnitee with respect to such risk. In connection with any such action, suit or proceeding being controlled by Lessee, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel of its choice; provided, that such Indemnitee's participation does not, in the reasonable opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with the defense of such case. Lessee shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 10.1.

     (c) In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of Lessee (except during the continuance of a Lease Event of Default when such consent shall not be required, if the Indemnitee has given Lessee at least 30 days' prior written notice of the nature and scope of the proposed settlement or compromise), which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 10.1. Lessee shall not enter into a settlement or other compromise with respect to any Expense absent the giving to such Indemnitee of prior written notice of such settlement or compromise, and Lessee will not enter into such a settlement or other compromise absent such Indemnitee's prior written consent, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required if such settlement or compromise provides for the total and irrevocable release of such Indemnitee with respect to all claims relating to such Expense without admission of any liability of such Indemnitee with respect to such Expense and imposes no conditions or restrictions upon such Indemnitee).

     (d) In any circumstance in which Lessee shall not be entitled to control the defense of any action, suit or proceeding described above, or compromise any Expense, Lessee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably acceptable to the involved Indemnitee; provided, that Lessee's participation does not, in the reasonable opinion of independent counsel appointed by such Indemnitee to conduct such proceedings, interfere with the defense of such case.

     (e) In the case of any Expense indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by Lessee pursuant to Section 11 of the Lease, at Lessee's expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

     (f) If an Indemnitee is not a party to this Agreement, Lessee may require such Indemnitee to agree in writing to the terms of this Section 10 and Section 19.8 prior to making any payment to such Indemnitee under this Section 10.

     (g) Nothing herein shall be deemed to be an assumption by Lessee of obligations of Owner Trustee with respect to, or a guarantee by Lessee of, any amounts payable by Owner Trustee upon Loan Certificates or a guarantee of any residual value of the Aircraft.

     (h) Nothing contained in this Section 10.1.5 shall be deemed to require an Indemnified Party to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

            10.1.6    Information

     Lessee will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Lessee's control or is reasonably available to Lessee, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 10.1.5. The Indemnitee shall supply Lessee with such information not within the control of Lessee, as is in such Indemnitee's control or is reasonably available to such Indemnitee, which Lessee may reasonably request to control or participate in any proceeding to the extent permitted by Section 10.1.5.

            10.1.7    Effect of Other Indemnities; Subrogation;
                      Further Assurances

     Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor whether or not the person indemnified is also indemnified with respect to the same matter under the terms of this Agreement, any Operative Agreement or any other agreement, instrument or document, whether or not related to the transactions contemplated hereby, and the person seeking indemnification from Lessee pursuant to any provision of this Agreement may proceed directly against Lessee without first seeking to enforce any other right of indemnification. Upon the payment in full by Lessee of any indemnity provided for under this Agreement, Lessee, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim such Indemnitee may have under Section 5.03 or 7.01 of the Trust Indenture or Section 5.3 or 7 of the Trust Agreement) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee and at Lessee's expense.

            10.1.8    Refunds

     If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Lessee hereunder, it will promptly pay the amount refunded (but not an amount in excess of the amount Lessee or any of its insurers has paid in respect of such Expense) over to Lessee unless a Lease Event of Default shall have occurred and be continuing, in which case such amounts shall be paid over to Owner Trustee (or, so long as the Trust Indenture shall not have been discharged, to Mortgagee) to hold as security for Lessee's obligations under the Lessee Operative Agreements or, if requested by Lessee, applied to satisfy such obligations.

     10.2   Expenses

     Whether or not all or any portion of the transactions contemplated herein are consummated, Lessee shall pay on demand all Transaction Expenses.

     10.3   General Tax Indemnity

            10.3.1    General

     Except as provided in Section 10.3.2, Lessee agrees that each payment of Rent paid by Lessee pursuant to the Lease, and any other payment or indemnity paid by Lessee to a Tax Indemnitee or Indemnitee under any Operative Agreement, shall be free of all withholdings or deductions with respect to Taxes of any nature (other than U.S. federal, state or local withholding taxes on, based on or measured by gross or net income), and in the event that Lessee shall be required by applicable law to make any such withholding or deduction for any such payment, (x) the amount payable by Lessee shall be increased so that after making all required withholdings or deductions such Indemnitee or Tax Indemnitee, as the case may be, receives the same amount that it would have received had no such withholdings or deductions been made, (y) Lessee shall make all such withholdings or deductions and (z) Lessee shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. Except as provided in Section 10.3.2 and whether or not any of the transactions contemplated hereby are consummated, Lessee shall pay, indemnify, protect, defend and hold each Tax Indemnitee harmless from all Taxes imposed by any Taxing Authority that may from time to time be imposed on or asserted against any Tax Indemnitee or the Aircraft, the Airframe, any Engine or any Part or any interest in any of the foregoing (whether or not indemnified against by any other Person), upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including but not limited to any Tax imposed upon or with respect to (x) the Aircraft, the Airframe, any Engine, any Part, any Operative Agreement (including without limitation any Loan Certificate) or any data or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, repossession, presence, use, condition, storage, preparation, maintenance, modification, alteration, improvement, operation, registration, transfer or change of registration, reregistration, repair, replacement, overhaul, location, control, the imposition of any Lien (other than a Lessor Lien), financing, refinancing requested by the Lessee, abandonment or other disposition of the Aircraft, the Airframe, any Engine, any Part, any data or any other thing delivered or to be delivered under an Operative Agreement or
(z) rent, interest, fees or any other income, proceeds, receipts or earnings, whether actual or deemed, arising upon, in connection with, or in respect of, any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Trust Indenture Estate) or the transactions contemplated thereby.

            10.3.2    Certain Exceptions

     The provisions of Section 10.3.1 shall not apply to, and Lessee shall have no liability pursuant to Section 10.3.1 for,
Taxes:

         (a) imposed on a Tax Indemnitee by the United States Federal government on, based on or measured by gross or net income (including any capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes and any withholding taxes on, based on or measured by net or gross income but excluding any Taxes in the nature of sales, use, rental, ad valorem, license, property, value added or similar Taxes);

         (b) imposed on a Tax Indemnitee by any Taxing Authority (other than the United States Federal government)
     (i) on, based on, or measured by, the gross or net income or gross or net receipts of any Tax Indemnitee, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any state or local withholding taxes on, based on or measured by gross or net income or (ii) on, or with respect to, or measured by, the capital or net worth of any Tax Indemnitee or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), (A) any such Taxes in the nature of sales, use, rental, ad valorem, license, property, value added or similar Taxes, (B) any withholding Taxes (other than state or local withholding taxes on, based on or measured by gross or net income), and (C) any such Tax if Taxes of such type would not have been imposed on such Tax Indemnitee by such Taxing Authority (other than any Taxing Authority within the jurisdiction of which the Tax Indemnitee is incorporated or maintains its principal place of business) but for (I) the location, use or operation of the Aircraft, the Airframe, any Engine or any Part by a Lessee Person within the jurisdiction of the Taxing Authority imposing such Tax, (II) the activities of any Lessee Person (except for activities of a Lessee Person that is not an Affiliate, successor or assign of the Lessee, which activities are unrelated to the transactions contemplated by the Operative Agreements) in such jurisdiction, including, but not limited to, use of any other aircraft by Lessee in such jurisdiction, (III) the status of any Lessee Person as a foreign entity or as an entity owned in whole or in part by foreign persons, or (IV) Lessee having made (or having been deemed to have made) payments to such Tax Indemnitee from the relevant jurisdiction);

         (c) on, or with respect to, or measured by, any trustee fees, commissions or compensation received by Owner
     Trustee or Mortgagee;

         (d) on the Trust or the Trust Estate that result from treatment of the Trust or the Trust Estate as an entity, such as a corporation, separate and apart from the Owner Participant, provided that such Taxes are not imposed in lieu of indemnifiable Taxes that would have been imposed on another Tax Indemnitee were it not for such treatment;

         (e)   that are being contested as provided in
     Section 10.3.4 hereof;

         (f) imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee or any Affiliate thereof;

         (g) imposed on or with respect to a Tax Indemnitee (including the transferee in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition by such Tax Indemnitee (or, in the case of the Owner Participant, by Owner Trustee) of any interest in the Aircraft, the Airframe, any Engine or any Part of any of the foregoing, the Rent (other than the assignment of Rent to the Mortgagee pursuant to the Trust Indenture), the Trust or the Trust Estate or any interest arising under the Operative Agreements or any Loan Certificate or a transfer of any interest in the Tax Indemnitee (other than (A) a transfer to Lessee pursuant to Section 17.3 of the Lease or a transfer otherwise initiated at the request of Lessee (other than pursuant to Section 9 of the Lease), (B) a substitution or replacement of the Aircraft, Airframe, any Engine or any Part by a Lessee Person that is treated for Tax purposes as a transfer or disposition, (C) a refunding or refinancing pursuant to Section 13 that is treated for Tax purposes as a transfer or disposition, (D) a transfer pursuant to an exercise of remedies upon a Lease Event of Default that shall have occurred and have been continuing, (E) a transfer pursuant to Section 20.2 or (F) any involuntary transfer or disposition of any of the foregoing interests resulting from any bankruptcy, foreclosure or other proceedings for the relief of debtors in which such Tax Indemnitee is the debtor that is caused by a Lease Event of Default that shall have occurred and be continuing);

         (h) imposed on the Owner Participant and indemnified by Lessee pursuant to the Tax Indemnity Agreement;

         (i) imposed with respect to any period after the later of (A) the expiration or earlier termination of the Term and, if required pursuant to the terms of the Lease, the return of possession of the Aircraft to Lessor or placement in storage at the request of Lessor in accordance with the Lease and the satisfaction of all of Lessee's obligations under the Lease (but, in the case of the time period after termination or expiration of the Term and before such satisfaction, Lessee will have liability only with respect to Taxes imposed in connection with the satisfaction of or failure to satisfy such obligations, and in the case of storage requested by a Tax Indemnitee, only with respect to Taxes imposed up through the time of delivery of the Aircraft to storage in accordance with the terms of the Lease) or (B) the discharge in full of Lessee's obligation, if any, to pay Stipulated Loss Value or Termination Value, as the case may be, for the Aircraft in accordance with the Lease, unless, in each case, (I) such Taxes relate to events, obligations or other matters arising or occurring prior to or coincidental with such expiration, return or payment, as the case may be, or (II) a Lease Event of Default shall have occurred and be continuing;

         (j) consisting of any interest, penalties or additions to tax imposed on a Tax Indemnitee as a result of (in whole or in part) failure of a Tax Indemnitee to file any return properly and timely unless such failure shall be caused by the failure of Lessee to fulfill its obligations, if any, under Section 10.3.6 with respect to such return;

         (k) resulting from, or that would not have been imposed but for, any Lessor Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or any Affiliate thereof;

         (l) imposed on any Tax Indemnitee as a result of the breach by such Tax Indemnitee or any Affiliate thereof of any covenant of such Tax Indemnitee or any Affiliate thereof contained in any Operative Agreement or the inaccuracy of any representation or warranty by such Tax Indemnitee or any Affiliate thereof in any Operative Agreement;

         (m) imposed on any Tax Indemnitee solely as a result of any Special Structure (as defined in Section 15.1) or refinancing pursuant to Section 15 or redemption or refinancing of the Loan Certificates other than at the request of Lessee except to the extent that the amount of such Taxes does not exceed the amount of Taxes similar in nature and indemnifiable hereunder that would have been imposed on another Tax Indemnitee were it not for such Special Structure (but were not so imposed as a result thereof);

         (n) in the nature of an intangible or similar Tax (i) upon or with respect to the value or principal amount of the interest of Loan Participant or any Certificate Holder in any Loan Certificate or the loan evidenced thereby or (ii) upon or with respect to the value of the interest of the Owner Participant in the Trust Estate or the Trust, in each case only if such Taxes are in the nature of franchise Taxes or result from the Tax Indemnitee doing business in the taxing jurisdiction and are imposed because of the place of incorporation or the activities in the taxing jurisdiction of such Tax Indemnitee;

         (o) that is included in Lessor's Cost and paid to the appropriate Taxing Authority;

         (p) imposed on any Tax Indemnitee that is incorporated or has its principal place of business outside the United States by any foreign government or political subdivision or taxing authority thereof or any territory of possession of the United States or by any international authority (a "Foreign Jurisdiction"), other than any such Tax that would not have been imposed but for, or the amount of which was increased as a result of, the registration, operation, location or use of the Aircraft or the operations of any Lessee Person in the Foreign Jurisdiction imposing such Tax (but only to the extent attributable to the registration, operation, location or use of the Aircraft or activities of the Lessee Person in such jurisdiction); or

         (q)   Taxes described in the parenthetical of
     Section 10.1.2(a) relating to ERISA and Section 4975 of the Code.

            10.3.3    Payment

     (a) Lessee's indemnity obligation to a Tax Indemnitee under this Section 10.3 shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this Section 10.3 and any tax benefits actually recognized by such Tax Indemnitee (including, without limitation, any benefits recognized as a result of an indemnifiable Tax being utilized by such Tax Indemnitee as a credit against Taxes not indemnifiable under this Section 10.3), as determined in good faith by the relevant Tax Indemnitee (provided, that none of Loan Participant or any Certificate Holder shall have any obligation to claim any benefits, credits or deductions in priority to any other benefits, credits or deductions available to it), shall equal the amount of the Tax indemnifiable under this Section 10.3.

     (b) At Lessee's request, the computation of the amount of any indemnity payment owed by Lessee or any amount owed by a Tax Indemnitee to Lessee pursuant to this Section 10.3 shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to Lessee. Such verification shall be binding. The costs of such verification (including the fee of such public accounting firm) shall be borne by Lessee unless such verification shall result in an adjustment in Lessee's favor of 5% or more of the net present value of the payment as computed by such Tax Indemnitee, in which case the costs shall be paid by such Tax Indemnitee.

     (c) Each Tax Indemnitee shall provide Lessee with such certifications, information and documentation as shall be in such Tax Indemnitee's possession and as shall be reasonably requested by Lessee to minimize any indemnity payment pursuant to this
Section 10.3; provided, that notwithstanding anything to the contrary contained herein, no Tax Indemnitee shall be required to provide Lessee with any Tax returns.

     (d)  If Owner Participant reimburses Owner Trustee or
Mortgagee for any Tax for which indemnification by Lessee would be required hereunder, Lessee will reimburse Owner Participant therefor.

     (e) Each Tax Indemnitee shall promptly forward to Lessee any written notice, bill or advice received by it from any Taxing Authority concerning any Tax for which it seeks indemnification under this Section 10.3. Except as provided in the first sentence of Section 10.3.1 or in Section 10.3.11, Lessee shall pay any amount for which it is liable pursuant to this Section
10.3 directly to the appropriate Taxing Authority if legally permissible or upon demand of a Tax Indemnitee, to such Tax Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with Section 10.3.4, within 30 days after a Final Determination (as defined below)), but in no event more than one Business Day prior to the date the Tax to which such amount payable hereunder relates is due. If requested by a Tax Indemnitee in writing, Lessee shall furnish to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of any Tax paid by Lessee or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee. Lessee shall also furnish promptly upon written request such data as any Tax Indemnitee may reasonably require to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction unless such data is not reasonably available to Lessee or, unless such data is specifically requested by a Taxing Authority, is not customarily furnished by domestic air carriers under similar circumstances. For purposes of this Section 10.3, a "Final Determination" shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 10.3.4, which decision, judgment, decree or other order has become final and unappealable, (ii) a closing agreement or settlement agreement entered into in accordance with Section 10.3.4 that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (iii) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

     (f) If any Tax Indemnitee shall actually recognize (as determined in good faith by the relevant Tax Indemnitee) a tax benefit by reason of any Tax paid or indemnified by Lessee pursuant to this Section 10.3 (whether such tax benefit shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) not otherwise taken into account in computing such payment or indemnity such Tax Indemnitee shall pay to Lessee an amount equal to the lesser of (i) the amount of such tax benefit plus any tax benefit recognized as the result of any payment made pursuant to this sentence, when, as, if, and to the extent, recognized or (ii) the amount of all payments pursuant to this Section 10.3 by Lessee to such Tax Indemnitee (less any payments previously made by such Tax Indemnitee to Lessee pursuant to this Section 10.3.3 (f))(and the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Lessee to make payments pursuant to this Section 10.3); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence if and so as long as a Lease Event of Default of a monetary nature has occurred and is continuing. For purposes of the preceding sentence, tax benefits shall be calculated on the assumption that Owner Participant utilizes all deductions and credits available to it otherwise than by reason of its having entered into the transactions contemplated by the Operative Agreements before it utilizes any deductions or credits available by reason of its having entered into the transactions contemplated by the Operative Agreements. If a tax benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under Section 10.3.1 without regard to the provisions of Section 10.3.2 (other than Section
10.3.2 (f)). Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such tax benefit (provided, that none of Loan Participant or any Certificate Holder shall have any obligation to claim any benefits, credits or deductions in priority to any other benefits, credits or deductions available to it).

            10.3.4    Contest

     (a) If a written claim is made against a Tax Indemnitee for Taxes with respect to which Lessee could be liable for payment or indemnity hereunder, or if a Tax Indemnitee makes a determination that a Tax is due for which Lessee could have an indemnity obligation hereunder, such Tax Indemnitee shall promptly give Lessee notice in writing of such claim; (provided, that failure to so notify Lessee shall not relieve Lessee of its indemnity obligations hereunder unless such failure to notify effectively forecloses Lessee's rights to require a contest of such claim) and shall take no action with respect to such claim without the prior written consent of Lessee for 30 days following the receipt of such notice by Lessee; provided, further, that, in the case of a claim made against a Tax Indemnitee, if such Tax Indemnitee shall be required by law to take action prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to Lessee, so inform Lessee, and such Tax Indemnitee shall take no action for as long as it is legally able to do so (it being understood that a Tax Indemnitee shall be entitled to pay the tax claimed and sue for a refund prior to the end of such 30-day period if (i)(A) the failure to so pay the tax would result in substantial penalties (unless immediately reimbursed by Lessee) and the act of paying the tax would not materially prejudice the right to contest or (B) the failure to so pay would result in criminal penalties and (ii) such Tax Indemnitee shall take any action so required in connection with so paying the tax in a manner that is the least prejudicial to the pursuit of the contest). In addition, such Tax Indemnitee shall (provided, that Lessee shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Lessee with copies of any requests for information from any Taxing Authority relating to such Taxes with respect to which Lessee may be required to indemnify hereunder. If requested by Lessee in writing within 30 days after its receipt of such notice, such Tax Indemnitee shall, at the expense of Lessee (including, without limitation, all reasonable costs, expenses and reasonable attorneys' and accountants' fees and disbursements), in good faith contest (or, if permitted by applicable law and in such Tax Indemnitee's sole discretion, allow Lessee to contest) through appropriate administrative and judicial proceedings (including, without limitation, by pursuit of appeals, other than an appeal to the U.S. Supreme Court) the validity, applicability or amount of such Taxes by, in the relevant Tax Indemnitee's sole discretion, (I) resisting payment thereof, (II) not paying the same except under protest if protest is necessary and proper or (III) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative and/or judicial proceeding. Such Tax Indemnitee shall consult with Lessee in good faith regarding the manner of contesting such claim and shall keep Lessee reasonably informed regarding the progress of such contest. If and to the extent the Tax Indemnitee is able to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the transactions contemplated by the Operative Agreements without, in the good faith judgment of such Tax Indemnitee, adversely affecting such Tax Indemnitee or any Affiliate, agent or customer thereof, such Tax Indemnitee shall permit Lessee to participate in the conduct of any such proceeding. A Tax Indemnitee shall not fail to take any action expressly required by this Section 10.3.4 (including, without limitation, any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without the prior written consent of the Lessee (except as contemplated by Section 10.3.4(b) or (c)).

     (b) Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit Lessee to pursue any contest) unless (i) Lessee shall have agreed to pay such Tax Indemnitee on demand all reasonable costs and expenses incurred by such Tax Indemnitee in connection with contesting such Taxes, including, without limitation, all reasonable out of pocket costs and expenses and reasonable attorneys' and accountants' fees and disbursements, (ii) if such contest shall involve the payment of the claim, Lessee shall advance the amount thereof (to the extent indemnified hereunder) plus interest, penalties and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free after-Tax basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to the Lessee any net realized tax benefits resulting from such advance including any tax benefits resulting from making such payment to the extent Lessee realizes any net tax detriment from having made the advance),
(iii) such Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material risk of forfeiture, sale or loss of the Aircraft (unless Lessee shall have made provisions to protect the interests of any such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) (provided, that such Tax Indemnitee agrees to notify Lessee in writing promptly after it becomes aware of any such risk), (iv) no Lease Default relating to payments or bankruptcy or Lease Event of Default shall have occurred and be continuing unless Lessee has provided security for its obligations hereunder by advancing to such Tax Indemnitee before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses and
(v) prior to commencing any judicial action, Lessee shall have acknowledged its liability for such claim hereunder, provided that Lessee shall not be bound by its acknowledgment if the Final Determination articulates conclusions of law and fact that clearly and unambiguously demonstrate that Lessee has no liability for the contested amounts hereunder. Notwithstanding the foregoing, if any Tax Indemnitee shall release, waive, compromise or settle any claim which may be indemnifiable by Lessee pursuant to this Section 10.3 without the written permission of Lessee, Lessee's obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly related claims and claims based on the outcome of such claim) shall terminate, subject to Section 10.3.4(c), and subject to Section 10.3.4(c), such Tax Indemnitee shall repay to Lessee any amount previously paid or advanced to such Tax Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax.

     (c)  Notwithstanding anything contained in this
Section 10.3, a Tax Indemnitee will not be required to contest the imposition of any Tax and shall be permitted to settle or compromise any claim without Lessee's consent if such Tax Indemnitee (i) shall waive its right to indemnity under this
Section 10.3 with respect to such Tax (and any directly related claim and any claim the outcome of which is determined based upon the outcome of such claim), (ii) shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this Section
10.3 with respect to such Tax, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax, and (iii) shall agree to discuss with Lessee the views or positions of any relevant Taxing Authority with respect to the imposition of such Tax; provided, that if Lessee has agreed in writing to settle a claim for a stated amount and the relevant Tax Indemnitee settles the claim at a higher amount, such Tax Indemnitee shall not be required to waive the indemnity for such claim to the extent of the amount agreed to by Lessee.

            10.3.5    Refund

     If any Tax Indemnitee shall receive a refund of, or be entitled to a credit against other liability for, all or any part of any Taxes paid, reimbursed or advanced by Lessee, such Tax Indemnitee shall pay to Lessee within 30 days of such receipt an amount equal to the lesser of (a) the amount of such refund or credit plus any net tax benefit (taking into account any Taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually recognized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (a)) and
(b) such tax payment, reimbursement or advance by Lessee to such Tax Indemnitee theretofore made pursuant to this Section 10.3 (and the excess, if any, of the amount described in clause (a) over the amount described in clause (b) shall be carried forward and applied to reduce pro tanto any subsequent obligation of Lessee to make payments pursuant to this Section 10.3). If, in addition to such refund or credit, such Tax Indemnitee shall receive (or be credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to Lessee within 30 days of such receipt or realization of such credit that proportion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Lessee prior to the receipt of such refund or realization of such credit.

            10.3.6    Tax Filing

     If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 10.3, Lessee shall timely file the same (except for any such report, return or statement which a Tax Indemnitee has timely notified the Lessee in writing that such Tax Indemnitee intends to file, or for which such Tax Indemnitee is required by law to file, in its own name); provided, that the relevant Tax Indemnitee shall furnish Lessee with any information in such Tax Indemnitee's possession or control that is reasonably necessary to file any such return, report or statement and is reasonably requested in writing by Lessee (it being understood that the Tax Indemnitee shall not be required to furnish copies of its actual tax returns, although it may be required to furnish relevant information contained therein). Lessee shall either file such report, return or statement and send a copy of such report, return or statement to such Tax Indemnitee, and Owner Trustee if the Tax Indemnitee is not Owner Trustee, or, where Lessee is not permitted to file such report, return or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return or statement to such Tax Indemnitee in a manner satisfactory to such Tax Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed.

            10.3.7    Forms

     Each Tax Indemnitee agrees to furnish from time to time to Lessee or Mortgagee or to such other person as Lessee or Mortgagee may designate, at Lessee's or Mortgagee's request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if
(x) such reduction or exemption is available to such Tax Indemnitee and (y) Lessee has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee.

            10.3.8    Non-Parties

     If a Tax Indemnitee is not a party to this Agreement, Lessee may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Lessee, to the terms of this
Section 10.3 and Section 19.8 prior to making any payment to such Tax Indemnitee under this Section 10.3.

            10.3.9    Subrogation

     Upon payment of any Tax by Lessee pursuant to this
Section 10.3 to or on behalf of a Tax Indemnitee, Lessee, without any further action, shall be subrogated to any claims that such Tax Indemnitee may have relating thereto. Such Tax Indemnitee shall cooperate with Lessee (to the extent such cooperation does not result in any unreimbursed cost, expense or liability to such Tax Indemnitee) to permit Lessee to pursue such claims.

            10.3.10   Foreign Withholding Tax On Loan Payments

     If an Owner Participant is a resident of a country other than the United States or of a territory, possession or commonwealth of the United States (within the meaning of the tax law of that foreign jurisdiction) or is participating in the transactions contemplated by the Operative Agreements through a branch or office outside the United States and if as a result of such residence or branch or office participation any withholding Taxes are imposed on or with respect to the Loan Certificates or payments thereon, Owner Participant shall reimburse Lessee for any payments Lessee is required to make to or on behalf of Loan Participant or any Certificate Holder under this Section 10.3 as a result of the imposition of such withholding Taxes. The amount payable by Owner Participant to Lessee shall be an amount which, after taking into account any such Taxes, any Tax imposed upon the receipt or accrual by Lessee of such payment by Owner Participant and any tax benefits or tax savings realized by Lessee with respect to the payment of such withholding Tax or the payment hereunder, shall equal the amount of Lessee's payment to or on behalf of Loan Participant or such Certificate Holder.

            10.3.11   [Intentionally Omitted]

     10.4   [Intentionally Omitted]

     10.5   Payments

     Any payments made pursuant to this Section 10 shall be due on demand therefor and shall be made directly to the relevant Indemnitee or Tax Indemnitee or to Lessee, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or Lessee, as the case may be, in written directives to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of, and mailed to, such Indemnitee or Tax Indemnitee or Lessee, as the case may be, by certified mail, postage prepaid, at its address as set forth in this Agreement.

     10.6   Interest

     If any amount, payable by Lessee, any Indemnitee or any Tax Indemnitee under this Section 10 is not paid when due, Lessee, such Indemnitee or such Tax Indemnitee shall pay on demand, to the extent permitted by Law, to the person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the same is paid, at the Payment Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

     10.7   Benefit of Indemnities

     The obligations of Lessee in respect of all indemnities, obligations, adjustments and payments in this Section 10 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto, without declaring the Lease to be in default or taking other action thereunder, and notwithstanding any provision of the Trust Indenture.

SECTION 11. [INTENTIONALLY OMITTED]

SECTION 12. ASSIGNMENT OR TRANSFER OF INTERESTS

     12.1   Participants, Owner Trustee and Certificate Holders

            12.1.1    Owner Participant

     (a) During the Term, Owner Participant shall not Transfer any or all of its right, title or interest in the Trust Estate or the Trust Agreement and to this Agreement unless:

         (i) The Transferee shall have full power, authority and legal right to execute and deliver and to perform whatever obligations under this Agreement and the other Owner Participant Agreements shall be assumed by such Transferee and shall provide reasonably satisfactory evidence of such power and authority to Lessee, Owner Trustee and Mortgagee;

        (ii) The Transferee shall enter into one or more legal, valid, binding and enforceable agreements (accompanied by an opinion of counsel (who may be internal counsel for Owner Participant) addressed to Lessee, Owner Trustee and Mortgagee to the effect that such agreement or agreements are legal, binding and enforceable in accordance with its or their terms, subject to customary bankruptcy and equitable remedies exceptions) effective to confirm that such Transferee agrees for the benefit of Lessee, Owner Trustee and Mortgagee to be bound by all the terms of and to undertake all of the obligations arising after such Transfer of the transferring Owner Participant under this Agreement and the other Owner Participant Agreements, and in which it makes representations and warranties comparable to those contained in Section 7.2;

       (iii) Owner Participant shall deliver to Lessee and Mortgagee an opinion of counsel (which may be internal counsel for Owner Participant) to the effect that such Transfer will not violate the Act, the Securities Act or any other applicable Federal law, and is in accordance with this
     Section 12.1;

        (iv) The Transferee is a Citizen of the United States, if such citizenship is necessary to maintain registration of the Aircraft under the Act (it being understood that the existence of any such requirement is to be determined without giving consideration to Section 47.9 of the FAA Regulations), or shall use a voting powers trust or similar arrangement in order to hold an interest in the Trust Estate such that the Aircraft can be registered in the United States (without giving consideration to Section 47.9 of the FAA Regulations); and

         (v) Its Transferee shall be either (A) a Permitted Institution or (B) any other person (other than, without Lessee's consent, a commercial air carrier or Affiliate thereof that is in direct competition with Lessee) the obligations of which under the Owner Participant Agreements are guaranteed by a Permitted Institution or a guarantor consented to by Lessee, Owner Trustee and Mortgagee, in any case, pursuant to a written guaranty, in form and substance reasonably satisfactory to Lessee, Owner Trustee and Mortgagee.

     (b) Notwithstanding anything to the contrary contained in this Section 12.1:

         (i) Owner Participant may at any time grant participations in its interest in and to this Agreement, the Trust Estate or the Trust Agreement to any person (hereinafter in this Section 12.1.1(b) referred to as a "participant"), so long as (A) no such participant shall be an Owner Participant of record, it being agreed that Lessee, the Certificate Holders, Owner Trustee and Mortgagee shall be entitled to deal solely with Owner Participant of record (who shall not (unless such participant is the sole participant and is a Permitted Institution) be required by contract to obtain the consent of any such participant in order to take action under the Operative Agreements) in connection with the transactions contemplated by this Agreement and the other Operative Agreements and (B) Owner Participant shall provide Lessee, the Certificate Holders, Owner Trustee and Mortgagee with written notice of any such participation specifying the name and address of the proposed participant and shall reimburse Lessee, the Certificate Holders, Owner Trustee and Mortgagee for all reasonable Expenses incurred by such party relating to any such participation;

        (ii) Owner Participant may at any time Transfer any or all of its right to receive payment of residual value of the Aircraft (including, without limitation, with respect to a Transfer of all or a portion of (y) any net proceeds from a sale or re-lease of the Aircraft whether at the end of the Term or pursuant to any provision of the Lease or otherwise or (z) the net proceeds received as a result of an Event of Loss or an Event of Default), subject in each case to the Lien of the Trust Indenture (to the extent applicable);

       (iii) There shall be no more than two Owner Participants of record at any one time; and

        (iv) After the end of the Term, Owner Participant may freely Transfer all or any of its right, title or interest in and to this Agreement the Trust Estate and the Trust
     Agreement;

provided, that (A) no participant under clause (i) above or transferee under clause (ii) above shall have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft, Trust Estate or Trust Indenture Estate, (B) Lessee shall not have any increased liability or obligations as a result of any participation under clause (i) above or Transfer under clause (ii) above and (C) any participation under clause (i) above or Transfer under clause (ii) above shall not cause the Aircraft to be or become ineligible for registration in the name of Owner Trustee under the Act and regulations then applicable thereunder (without giving consideration to Section 47.9 of the FAA Regulations).

     (c) Owner Participant shall give written notice to Lessee, Mortgagee and Owner Trustee at least 10 days prior to any such Transfer, specifying the name and address of the proposed Transferee, and providing financial statements of the proposed Transferee evidencing the requirements described in Section 12.1.1(a)(v)(A) or (B) above.

     (d) Any fees, charges and expenses, including the reasonable legal fees, charges and expenses incurred by Lessee, Owner Participant, any Certificate Holder or Owner Trustee in connection with any Transfer by Owner Participant permitted by this Section 12.1.1, or by the Transferee in any such case, will be paid for by Lessee, in the case of any Transfer by the initial Owner Participant, and thereafter by the Owner Participant making a transfer, or its Transferee.

            12.1.2    Owner Trustee

     Owner Trustee may transfer its interests in the Trust
Agreement pursuant to Section 9 thereof.

            12.1.3    Loan Participant and Certificate Holders

     Subject to Section 2.07 of the Trust Indenture, Loan Participant and any other Certificate Holder may, at any time and from time to time, Transfer or grant participations in all or any portion of the Loan Certificates and/or all or any portion of its beneficial interest in its Loan Certificate and the Trust Indenture Estate to any person; provided, that any participant in any such participations shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft or Trust Indenture Estate and Lessee shall not have any increased liability or obligations as a result of any such participation. In the case of any such Transfer, the Transferee, by acceptance of Loan Certificates in connection with such Transfer, shall be deemed to have made each of the representations contained in Section 7.4.

     12.2   Effect of Transfer

     Upon any Transfer in accordance with Section 12.1.1, 12.1.2 or 12.1.3 (other than any Transfer (a) by Owner Participant pursuant to Section 12.1.1(b)(i) or (ii), or (b) by Loan Participant or any Certificate Holder, in each case, to the extent it only grants participations in Loan Certificates or in its beneficial interest therein), Transferee shall be deemed an "Owner Participant," "Owner Trustee" or a "Certificate Holder," respectively, for all purposes of this Agreement and the other Operative Agreements and, in the case of a Transferee of any Participant or Certificate Holder, shall be deemed to have paid its ratable portion of Lessor's Cost previously made by Owner Participant or Loan Participant, respectively, making such conveyance and represented by the interest being conveyed, and each reference herein to Owner Participant, Owner Trustee or Certificate Holder, respectively, shall thereafter be deemed a reference to such Transferee for all purposes, and the transferring Owner Participant, Owner Trustee, Loan Participant or Certificate Holder shall be released (except, in the case of Owner Participant, to the extent of any guaranty provided by it under Section 12.1.1(a)(v)) from all of its liabilities and obligations under this Agreement and any other Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the transferee; provided, that such transferring Owner Participant, Owner Trustee, Loan Participant or Certificate Holder (and its respective Affiliates, successors, assigns, agents, servants, representatives, directors and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts or events prior to such Transfer.

     12.3   Majority in Interest of Certificate Holders

     For purposes of this Section 12, Mortgagee shall only act at the direction of a Majority in Interest of Certificate Holders determined without reference to the second sentence of the definition thereof.

SECTION 13. REFUNDING AND CERTAIN OTHER MATTERS

     13.1   Refunding Generally

     Subject to Sections 13.3 and 13.4, in the event that at any time Lessee shall have given written notice to Owner Participant, Owner Trustee, and Mortgagee that Lessee is requesting a voluntary redemption of all, but not less than all, of the outstanding Loan Certificates (in compliance with the provisions of Sections 2.11 and 2.12 of the Trust Indenture) by Owner Trustee as part of a refunding transaction, Owner Participant agrees to negotiate in good faith and promptly conclude an agreement, in form and substance reasonably satisfactory to Owner Participant, with Lessee as to the terms of such refunding transaction (including the terms of any debt to be issued in connection with such refunding transaction and the documentation to be executed in connection therewith), and after Lessee and Owner Participant shall have concluded such an agreement:

            13.1.1    Refunding Certificate

     Within ten Business Days after reaching such agreement, Owner Participant will deliver to Lessee a Refunding Certificate. The terms of the Refunding Certificate shall not provide for an increase in the then-outstanding principal amount of the Loan Certificates. Within ten Business Days of its receipt of the Refunding Certificate, Lessee may demand a verification pursuant to Section 3.2.1(d) of the Lease of the information set forth in the Refunding Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refunding Certificate or the determination pursuant to such verification procedures of the Refunding Information, the appropriate parties will take the actions specified in Sections 13.1.2 through 13.1.8 below.

            13.1.2    Financing Agreements

     Owner Trustee, Mortgagee and other appropriate parties will enter into a financing or loan agreement in form and substance satisfactory to Owner Participant with the institution or institutions to be named therein providing for (a) the issuance and sale by Owner Trustee to such institution or institutions on the Refunding Date of the New Debt and (b) the application of the proceeds of the sale of the New Debt to the redemption of all such Loan Certificates on the Refunding Date.

            13.1.3    Lease Amendments

     As a condition to the closing of the refunding transaction, Lessee and Owner Trustee will amend the Lease, as contemplated by
Section 3.2.1(b) of the Lease, to provide that (a) Basic Rent in respect of the period from and after the Refunding Date shall be as provided in the Refunding Information and (b) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the Refunding Date shall be as provided in the Refunding Information.

            13.1.4    Security Agreements

     Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Loan Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refunding).

            13.1.5    Make-Whole Amount

     At the closing of such refunding (and as indemnification for the loss resulting therefrom), Owner Trustee shall pay, upon receipt of the same from Lessee (which Lessee shall pay as Supplemental Rent as a condition to the closing to the refunding transaction), to each Certificate Holder, the Make-Whole Amount, if any, payable to such Certificate Holder, except that if the Debt Rate on any Loan Certificate is to be reset pursuant to Paragraph A of Schedule 5, no Make-Whole Amount shall be required to be paid by Owner Trustee or Lessee in connection with any refunding transaction occurring within the period from and including the date of commencement of the subsequent Funding Period to and excluding the date sixty days following such date of commencement.

            13.1.6    Expenses

     Whether or not such refunding transaction is consummated, Lessee shall pay or reimburse all of the reasonable Expenses of all parties to such refunding transaction, including, without limitation, the reasonable fees and expenses of such parties' counsel and any related loan or commitment fees and the reasonable fees and expenses of one advisor to Owner Participant.

            13.1.7    Return of Loan Certificates

     Subject to compliance by Owner Trustee and Lessee with all applicable terms and conditions for voluntary prepayment under the Trust Indenture and this Agreement, each Certificate Holder will transfer to Owner Trustee the Loan Certificates held by it for cancellation (and Owner Trustee shall cancel the same), against receipt by such Certificate Holder of the then-outstanding principal amount of such Loan Certificates, accrued and unpaid interest and Make-Whole Amount, if any, thereon, together with payment in full of all other amounts then payable to such Certificate Holder and Mortgagee hereunder or under the Trust Indenture.

            13.1.8    [Intentionally Omitted]

     13.2   Private Offering

     No refunding shall involve a public offering of the New
Debt.

     13.3   Timing; Refunding Limit; Notice

     No such optional refunding shall be permitted until after the last day of the calendar year in which the fifth anniversary of the Delivery Date occurs. Only one such refunding shall be permitted during the Term. Lessee, acting on behalf of Owner Trustee, shall give Mortgagee at least 30 days' revocable prior written notice of the proposed date of the optional redemption.

     13.4   Limitations on Obligation to Refund

     Notwithstanding the foregoing, Owner Participant shall have no obligation to proceed with any refunding transaction as contemplated by this Section 13:

     (a) If in Owner Participant's reasonable good faith judgment, such transaction would have an adverse impact on it (including, without limitation, the risk of adverse tax consequences to Owner Participant for which it is not indemnified by Lessee or the unavailability to Owner Trustee or Mortgagee of the benefits of Section 1110 with respect to the Aircraft);

     (b) Unless a third party or parties, unaffiliated with Lessee or Owner Participant, shall have committed to (and shall) provide the financing needed to consummate the proposed refunding transaction, it being understood that Owner Participant shall not have any obligation to locate any such party or parties;

     (c) Unless Lessee indemnifies Owner Trustee and Owner Participant by agreement in form and substance satisfactory to each of them for any liability, obligation (other than the obligation to pay principal and interest and related payments in respect of the New Debt), cost or expense (including, without limitation, reasonable attorneys' fees) related to or arising out of any such refunding transaction;

     (d)  [Intentionally Omitted]

     (e) If a Lease Default or a Lease Event of Default shall have occurred and be continuing; or

     (f) If such refunding is to be denominated in any currency other than Dollars.

     13.5   All Loan Certificates

     Any refinancing pursuant to this Section 13 shall be of all Loan Certificates then outstanding.

     13.6   Execution of Certain Documents

     Lessee, Owner Participant, Owner Trustee and Mortgagee each agree to execute any document necessary or advisable to implement this Section 13 (including, without limitation, the execution, delivery and/or provision of any appropriate additional or modified amendment, representation, warranty, certificate, opinion or other document that may reasonably be requested by Lessee or any other person).

     13.7   ERISA

     Owner Participant shall not be obligated to conclude the proposed refunding transaction unless the agreements utilized to effect such refunding contain provisions satisfactory to Owner Participant, and appropriate to the form of refunding being employed, to reflect the agreement of Lessee and Owner Participant that no funds constituting assets of a Plan shall at any time be used to acquire or hold the New Debt, and the indemnities in respect thereof have been revised, as appropriate, to reflect any changes from such provisions as originally set forth herein.

     13.8   Consent to Optional Redemptions

     Each of Owner Participant, Owner Trustee and Mortgagee agrees with Lessee not to cause an optional redemption of the Loan Certificates that would cause an increase in Lessee's periodic Rent obligations or adversely affect Lessee's voluntary redemption rights under this Section 13 or any of Lessee's other rights or obligations under the Operative Agreements without the prior written consent of Lessee or at Lessee's expense except in connection with the exercise of remedies under the Trust Indenture upon the occurrence and continuation of a Lease Event of Default.

     13.9   Certain Additional Rights Of Lessee

            13.9.1    Other Sections Not Applicable

     The provisions of Section 13.1 through 13.8 shall not be applicable to this Section 13.9.

            13.9.2    Loan Certificates Initially Issued to
            Boeing

     Subject to Section 13.9.2(e), with respect to any Loan Certificate, the provisions of this Section 13.9.2 shall be applicable to the holder of such Loan Certificate if, and only so long as, such Certificate Holder is The Boeing Company or any majority-owned subsidiary of The Boeing Company (collectively, "The Boeing Group").

     (a) Such Certificate Holder shall give Lessee prior written notice of its intention to Transfer to any Person (other than a Person within The Boeing Group) a Loan Certificate held by such Certificate Holder, and Lessee shall then have a period of 30 days following such notice to elect, by written notice to such Certificate Holder, either (i) to provide a Person willing to purchase such Loan Certificate, which Person must be reasonably acceptable to Owner Participant, or (ii) to request that Owner Trustee effect a voluntary redemption of such Loan Certificate. Lessee shall not be obligated to make any election under the prior sentence, and if Lessee fails to make such election the provisions of this Section 13.9.2 shall not be applicable to any Transfer by such Certificate Holder of such Loan Certificate completed after the end of the 30-day period referred to above and on or prior to the 60th day after and excluding the last day of such 30-day period.

     (b)  If Lessee makes the election under
Section 13.9.2(a)(i), then on the date reasonably specified by Lessee, which shall be not earlier than the 15th day after and excluding the date of such election by Lessee and not later than the 60th day after and excluding the last day of the 30-day period referred to in Section 13.9.2(a), such Certificate Holder shall transfer good title to such Loan Certificate, free and clear of all Liens, to the purchaser designated by Lessee, against and subject to payment to and receipt by such Certificate Holder of a purchase price equal to the principal amount of such Loan Certificate outstanding on the date of purchase plus accrued but unpaid interest to such date plus all other sums then due and owing to such Certificate Holder hereunder or under such Loan Certificate or the Trust Indenture, provided that Make-Whole Amount shall not be payable in connection with such purchase. If Lessee makes such election, Lessee may request that Owner Trustee and Mortgagee, concurrently with such sale and purchase transaction, enter into such amendments as Lessee may specify, and Owner Trustee, Owner Participant and Mortgagee agree to negotiate in good faith with Lessee to conclude such amendments as may be reasonably satisfactory in form and substance to each of them.

     (c)  If Lessee makes the election under
Section 13.9.2(a)(ii), on the date reasonably specified by Lessee, which shall be not later than the 60th day after and excluding the last day of the 30-day period referred to in paragraph (a) above, Owner Trustee shall redeem such Loan Certificate on such date, subject to payment by Lessee to Owner Trustee on such date of the amount required to be paid by Owner Trustee to such Certificate Holder under Section 2.11 of the Trust Indenture in connection with such redemption, provided that Make-Whole Amount shall not be payable in connection with such redemption.

     (d) If Lessee makes an election under Section 13.9.2(a)(i) or Section 13.9.2(a)(ii) and such purchase or redemption, as the case may be, shall fail to be completed on or prior to the 60th day after and excluding the last day of the 30-day period referred to in Section 13.9.2(a), then, unless such failure would not have resulted but for such Certificate Holder's default, the Debt Rate applicable to such Loan Certificate shall be reset in accordance with the provisions of Paragraph B of Schedule 5 hereto. If any purchase transaction elected under
Section 13.9.2(a)(i) fails to be completed as contemplated above in this paragraph (d), then Lessee shall be entitled, upon not less than 15 days' prior written notice to the Certificate Holder, to provide another Person willing to purchase the subject Loan Certificate, which Person must be reasonably acceptable to Owner Participant; and any such purchase transaction shall be effected in accordance with, and subject to the terms and conditions of, Sections 13.9.2(b), 13.9.4, 13.9.5 and 13.9.6.
Lessee agrees, however, that notwithstanding its continuing right to provide any such purchaser, the Certificate Holder shall have the continuing right to arrange a Transfer of such Loan Certificate, subject to the requirements and limitations set forth in Sections 13.9.2(a), 13.9.2(b), 13.9.4, 13.9.5 and
13.9.6.

     (e) The provisions of this Section 13.9.2 shall not be applicable with respect to any Loan Certificate previously transferred to a Person not within The Boeing Group and later reacquired by a Person within The Boeing Group from any other Person.

            13.9.3    Additional Redemption Rights

     (a) If the Debt Rate applicable to a Loan Certificate is to be reset pursuant to Paragraph A of Schedule 5, and if there has not previously been effected any optional refunding as provided for in Sections 13.1 through 13.8, then Lessee may elect to request that Owner Trustee effect a voluntary redemption of such Loan Certificate. Any such election must be made by written notice of Lessee to Owner Participant, such Certificate Holder, Owner Trustee and Mortgagee, given not earlier than 30 days prior to and excluding the Reset Date (as defined in Schedule 5 hereto) and not later than one day prior to and excluding the Reset Date. If Lessee makes any such election, then on the date reasonably specified by Lessee, which shall be not earlier than 30 days after and excluding the date of Lessee's election and not later than the 60th day after and excluding the Reset Date, Owner Trustee shall arrange to redeem such Loan Certificate, against and subject to payment to and receipt by Owner Trustee of the amount required to be paid by Owner Trustee to such Certificate Holder under Section 2.11 of the Trust Indenture in connection with such redemption, provided that Make-Whole Amount shall not be payable in connection with any such redemption.

     (b) Lessee may, at any time after the last day of the calendar year in which the fifth anniversary of the Delivery Date occurs, request that Owner Trustee effect a voluntary redemption of all Loan Certificates. Any such request must be made by written notice of Lessee to Owner Participant, Certificate Holders, Owner Trustee and Mortgagee given not less than 30 days prior to and excluding the proposed date of such redemption. If Lessee gives such notice, then on the first Payment Date occurring after and excluding the 30th day following such notice by Lessee, Owner Trustee shall arrange to redeem all Loan Certificates, against and subject to payment to and receipt by Owner Trustee of the amount (including, without limitation, Make-Whole Amount, if any) required to be paid by Owner Trustee to the Certificate Holders under Section 2.11 of the Trust Indenture in connection with such redemption.

     (c) In connection with, and as a condition to, (i) any redemption under Section 13.9.3(a) that would apply to all then-outstanding Loan Certificates, and (ii) any redemption under
Section 13.9.3(b), Lessee shall concurrently with any such redemption purchase or cause to be purchased all right, title and interest of Owner Participant in and to the Trust Estate, Trust Agreement and the other Operative Agreements and in and to the Transactions (except as contemplated by the proviso to Section 12.2) for an amount and on terms reasonably satisfactory to Owner Participant.

            13.9.4    Lease Amendments

     In connection with any amendment under Section 13.9.2(b) or redemption under Section 13.9.2(c) or Section 13.9.3, and subject to the consent of Owner Participant and (except in the case of a redemption of all Loan Certificates) Mortgagee, such consent not to be unreasonably withheld, Lessee and Owner Trustee will concurrently with such amendment or redemption, as the case may be (or as soon thereafter as reasonably practicable), amend the Lease, as contemplated by Section 3.2.1(b) of the Lease, to provide that Basic Rent, Stipulated Loss Value and Termination Value in respect of the period from and after the date of such amendment or redemption, as the case may be, shall be appropriately adjusted to reflect such amendment or redemption, as the case may be.

            13.9.5    Cooperation; Limitations

     Lessee, Owner Participant, each Certificate Holder, Owner Trustee and Mortgagee shall cooperate in effecting the transactions contemplated by this Section 13.9, including, without limitation, executing and delivering such documents as may be reasonably satisfactory in form and substance to each of such Persons, and that may be reasonably requested by any such Person, as necessary or advisable to effect such transactions. Notwithstanding the foregoing, Owner Participant shall have no obligation to proceed with any transaction contemplated by this
Section 13.9:

     (a) If in Owner Participant's reasonable good faith judgment, such transaction would have an adverse impact on it (including, without limitation, the risk of adverse tax consequences to Owner Participant for which it is not indemnified by Lessee or the unavailability to Owner Trustee or Mortgagee of the benefits of Section 1110 with respect to the Aircraft);

     (b) Unless Lessee indemnifies Owner Trustee and Owner Participant by agreement in form and substance reasonably satisfactory to each of them for any liability, obligation, cost or expense (including, without limitation, reasonable attorneys' fees) related to or arising out of any such transaction; or

     (c) If a Lease Default or a Lease Event of Default shall have occurred and be continuing.

            13.9.6    Expenses; Notices

     Whether or not any such transaction described in this
Section 13.9 is consummated, Lessee shall pay or reimburse all reasonable out-of-pocket expenses incurred by each Participant, Owner Trustee and Mortgagee in connection with such transaction, including, without limitation, the reasonable fees and expenses of each such Person's counsel. Upon any notice or election under this Section 13.9 becoming effective, as provided for in the last sentence of Section 19.7, such notice or election shall become irrevocable.

SECTION 14. LEASE FOR ALL PURPOSES; SECTION 1110

     (a)  Each of Lessee, Owner Participant, Loan Participant,
Owner Trustee and Mortgagee agrees that the Lease constitutes an agreement of lease and nothing contained therein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only.

     (b) It is the intention of each of Lessee, Owner Participant, Loan Participant, the Certificate Holders (such intention being evidenced by each of their acceptance of a Loan Certificate), Owner Trustee and Mortgagee that Owner Trustee, as lessor under the Lease (and Mortgagee as assignee of Owner Trustee under the Trust Indenture), shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor, and in any instance where more than one construction is possible of the terms and conditions of the Lease or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

SECTION 15. OWNER PARTICIPANT'S RIGHT TO RESTRUCTURE

     15.1   General Right to Restructure

     Lessee, Loan Participant and each Certificate Holder agree that after the Delivery Date and subject to the limitations of
Section 15.2, the original Owner Participant (or any transferee Owner Participant that is an Affiliate of the Owner Participant Parent) shall have the right to restructure the Transactions using (a) a "cross-border lease," a tax lease or a head-lease/sublease structure and (b) any other type of transaction, which may involve special structural arrangements, as such Owner Participant may elect (any such structure described above, a "Special Structure"). Any Special Structure may result in additional persons participating in the Transactions, which persons shall agree to provisions comparable to Sections 8.7.5(a) and 8.7.14. Subject to the provisions of Sections 15.2 and 15.3, Lessee, Loan Participant and each Certificate Holder agree to cooperate in the implementation of any such restructuring and take such action as may reasonably be requested by the original Owner Participant to accomplish such restructuring, including taking such actions as may be reasonable or customary in the type of Special Structure selected. In connection with any proposed Special Structure, Owner Participant shall provide all information reasonably requested by Lessee, Loan Participant or any Certificate Holder with respect thereto. The original Owner Participant shall be entitled to retain all of the benefits of any such transaction.

     15.2   Limitations on Restructuring Provisions; Additional
            Terms

            15.2.1    Lessee

     (a) Notwithstanding Section 15.1 or 15.2.1(b), in no event shall any such Special Structure (a) change the terms and conditions of Lessee's rights and obligations, from those which Lessee would otherwise possess or be subject to in the absence of any such Special Structure, in a manner which is materially adverse to Lessee, (b) expose Lessee to any additional risks (including overall tax risks) beyond those to which Lessee would be exposed in the absence of any such Special Structure unless Lessee shall have been indemnified against such additional risks by Owner Participant Parent, or other participants in such transaction (so long as such other participants shall, as to their creditworthiness at the time any such indemnity is given, be reasonably acceptable to Lessee) in a manner reasonably satisfactory to Lessee. In no event shall Lessee be required to provide an indemnity with respect to any foreign tax benefit of a Special Structure or to indemnify against the failure of a head lease not to constitute a true lease for U.S. federal income tax purposes.

     (b) In any Special Structure that may be entered into pursuant to this Section 15, the Termination Values under the Lease (as the same may be restructured) shall not be affected by the termination values under any head-lease, except that any prepayment premiums and any funding or swap breakage costs under such head-lease or similar arrangement will be added in calculating the Termination Values and Stipulated Loss Values under the Lease (as the same may be restructured). Further, upon implementation of any Special Structure, the Stipulated Loss Values payable by Lessee under the Lease (as the same may be restructured) shall in no event be less than the stipulated loss values payable under the applicable head-lease or similar arrangement.

            15.2.2    Loan Participant and Certificate Holders

     Notwithstanding Section 15.1, in no event shall any such Special Structure (a) change the terms and conditions of Loan Participant's or any Certificate Holder's rights and obligations under the Operative Agreements, from those which Loan Participant and Certificate Holders would otherwise possess or be subject to in the absence of such Special Structure (including, without limitation, the amount and timing of any payment of principal or interest under the Loan Certificates and the priority of Mortgagee's Lien on the Trust Indenture Estate under the Trust Indenture) or (b) expose Loan Participant or any such Certificate Holder to any additional risks beyond those to which Loan Participant or such Certificate Holder would be exposed in the absence of such Special Structure.

            15.2.3    [Intentionally Omitted]

     15.3   Transaction Expenses

     Whether or not any proposed restructuring transaction under this Section 15 is consummated, the original Owner Participant shall pay (or cause to be paid) the reasonable costs and expenses incurred by all parties in connection therewith; provided, that, only in connection with a consummated transaction (unless Lessee shall have, by failing to act in good faith, caused a transaction not to be consummated), Lessee shall pay or reimburse such Owner Participant for the original Owner Participant's reasonable estimate of the costs and expenses that would have been incurred by all parties if the Transactions had been restructured as a head-lease/sublease transaction in which the original Owner Participant, or an Affiliate or designee thereof, were the head lessee/sublessor and Lessee were the sublessee.

SECTION 16. CHANGE OF CITIZENSHIP

     16.1   Generally

     Without prejudice to the representations, warranties or covenants regarding the status of any party hereto as a Citizen of the United States:

     (a) Each of Lessee, First Security, WTC and Mortgagee agrees that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith; and

     (b) Owner Participant agrees that, in the event its status is to change or has changed as a Citizen of the United States, or it makes public disclosure of circumstances as a result of which it believes that such status is likely to change, it will notify all the other parties to this Participation Agreement of (i) such change in status promptly after obtaining Actual Knowledge thereof or (ii) such belief as soon as practicable after such public disclosure but in any event within ten Business Days after such public disclosure.

     16.2   Owner Participant

     Owner Participant agrees, solely for the benefit of Lessee and Loan Participant that if, during such time as the Aircraft is registered in the United States, (a) it shall not be a Citizen of the United States and (b) the Aircraft shall be, or would therefore become, ineligible for registration in the name of Owner Trustee under the Act and regulations then applicable thereunder (without giving consideration to Section 47.9 of the FAA Regulations), then Owner Participant shall as soon as is reasonably practicable, but in any event within 30 days after obtaining Actual Knowledge of such ineligibility and of such loss of citizenship, (y) effect voting trust or other similar arrangements (in which case any provisions contained in the Operative Agreements restricting Owner Participant's or Owner Trustee's ability to amend the Trust Agreement shall not apply to the extent necessary to permit the use of such a voting trust or other similar arrangement) or take any other action as may be necessary to prevent any deregistration or maintain the United States registration of the Aircraft or (z) transfer in accordance with the terms of this Agreement all its right, title and interest in and to this Agreement, the Trust Estate and the Trust Agreement in accordance with Section 12.1.

     16.3   Owner Trustee

     Upon First Security giving any notice in accordance with
Section 16.1(a), Owner Trustee shall, subject to Section 9.1.1 of the Trust Agreement, resign as Owner Trustee. Upon its receipt of such notice, Owner Participant shall as promptly as practicable appoint a Citizen of the United States as successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement.

     16.4   Mortgagee

     Upon WTC giving any notice in accordance with
Section 16.1(a), Mortgagee shall (if and so long as such citizenship is necessary under the Act as in effect at such time or, if it is not necessary, if and so long as Mortgagee's citizenship could have any adverse effect on Lessee, any Participant or any Certificate Holder), subject to Section 8.02 of the Trust Indenture, resign as Mortgagee promptly upon its ceasing to be such a citizen.

SECTION 17. CONCERNING OWNER TRUSTEE

     It is understood and agreed that, except as otherwise expressly provided herein or in the Trust Agreement or the Trust Indenture, Owner Trustee is entering into this Agreement solely in its capacity as trustee as provided in the Trust Agreement and not in its individual capacity and in no case whatsoever will it be liable or accountable in its individual capacity for any of the statements, representations, warranties, agreements or obligations of Owner Trustee hereunder, or for any loss in respect thereof, as to all of which the parties agree to look solely to the Trust Estate; provided, that nothing in this
Section 17 shall be deemed to limit in scope or substance the personal liability of First Security (a) to Owner Participant as expressly set forth in the Trust Agreement, (b) in respect of the representations, warranties and agreements of First Security expressly made as such herein or in any other Operative Agreement to which it is a party, and (c) for the consequences of its own gross negligence, willful misconduct, and, in receiving, handling or remitting of funds only, its willful misconduct or simple negligence as a trustee.

SECTION 18. CONFIDENTIALITY

     So long as such documents shall be provided to such party marked confidential on the cover page thereof, Lessee, Owner Participant, Certificate Holders, Owner Trustee and Mortgagee shall keep Annexes B, C and D and Schedules 1, 2, 3 and 4 to the Lease, the Participation Agreement, the Purchase Agreement Assignment and the Tax Indemnity Agreement confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Lessee's, Owner Participant's, a Certificate Holder's, Owner Trustee's or Mortgagee's interest or their respective counsel or special counsel, independent insurance brokers, auditors, or other agents who agree to hold such information confidential, (B) to Lessee's, Owner Participant's, a Certificate Holder's, Owner Trustee's or Mortgagee's counsel or special counsel, independent insurance brokers, auditors, or other agents, Affiliates or investors who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree, legal process or governmental ruling or regulation, including those of any applicable insurance regulatory bodies (including, without limitation, the National Association of Insurance Commissioners), federal or state banking examiners, Internal Revenue Service auditors or any stock exchange, (D) with respect to Lessee and Owner Participant, by mutual agreement of such parties, to prospective participants in future aircraft transactions of Lessee in which Owner Participant Parent or any Affiliate thereof is to be a party, which prospective participants agree to hold such information confidential, (E) with respect to a Certificate Holder, to a nationally recognized rating agency for the purpose of obtaining a rating on the Loan Certificates or to support an NAIC rating for the Loan Certificates or (F) such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; provided, that any and all disclosures permitted by clauses (C), (D), (E) or (F) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures.

SECTION 19. MISCELLANEOUS

     19.1   Amendments

     No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by the party against which the enforcement of the amendment, supplement, waiver, modification, discharge, termination or variance is sought. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by the party against which enforcement of the same is sought.

     19.2   Severability

     If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

     19.3   Survival

     The representations, warranties, indemnities and covenants set forth herein shall survive the making available of the respective Commitments by Participants, the delivery or return of the Aircraft, the Transfer of any interest of Owner Participant in this Agreement, the Trust Estate and the Trust Agreement, the Transfer of any interest by any Certificate Holder of its Loan Certificate and the expiration or other termination of this Agreement or any other Operative Agreement.

     19.4   Reproduction of Documents

     This Agreement, all annexes, schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

     19.5   Counterparts

     This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     19.6   No Waiver

     No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

     19.7   Notices

     Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement or other applicable Operative Agreement, and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address, or facsimile number set forth for such party in Schedule 1, or to such other address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by facsimile or telecommunication transmission, when confirmed, or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

     19.8   GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

     (a)  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE
LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO
PRINCIPLES OF CONFLICTS OF LAWS.  THIS AGREEMENT IS BEING
DELIVERED IN THE STATE OF NEW YORK.

     (b)(i) EXCEPT AS PROVIDED IN SECTION 19.8(b)(ii), EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ANY OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT, EXCEPT AS PROVIDED IN
SECTION 19.8(g). TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO AGREES FIRST TO SEEK JURISDICTION AGAINST ANY OTHER PARTY HERETO WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK.

     (ii) NOTWITHSTANDING THE FOREGOING AGREEMENT AS TO THE EXCLUSIVE NATURE OF SUCH JURISDICTION, IF ANY PARTY HERETO OTHER THAN LESSEE SHALL IN THE FIRST INSTANCE BRING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE OPERATIVE AGREEMENTS IN THE COURTS DESCRIBED IN SECTION 19.8(b)(i), AND IF EACH OF SUCH COURTS OF THE UNITED STATES AND OF THE STATE OF NEW YORK REFUSES TO ACCEPT JURISDICTION WITH RESPECT THERETO, SUCH SUIT, ACTION OR PROCEEDING MAY BE BROUGHT IN ANY OTHER COURT WITH JURISDICTION.

     (iii) NO PARTY TO THIS AGREEMENT MAY MOVE TO (x) TRANSFER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE OPERATIVE AGREEMENTS BROUGHT IN SUCH COURTS OF THE UNITED STATES OR OF THE STATE OF NEW YORK TO ANOTHER JURISDICTION, (y) CONSOLIDATE ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS OF THE UNITED STATES OR OF THE STATE OF NEW YORK WITH A SUIT, ACTION OR PROCEEDING IN ANOTHER JURISDICTION OR (z) DISMISS ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS OF THE UNITED STATES OR OF THE STATE OF NEW YORK FOR THE PURPOSE OF BRINGING THE SAME IN ANOTHER JURISDICTION.

     (c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (d)(i) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES THAT SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS IN THE STATE, CITY AND COUNTY OF NEW YORK SET FORTH IN
SECTION 19.7 OR, IN THE CASE OF LESSEE, AT THE ADDRESS SET FORTH IN SCHEDULE 2, OR AT SUCH OTHER ADDRESS OR UPON SUCH AGENT AS MAY BE DETERMINED PURSUANT TO SECTION 19.8(d)(ii). EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 19.8(d), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH SUCH PARTY HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

     (ii) LESSEE SHALL GIVE EACH OTHER PARTY TO THIS AGREEMENT 30 DAYS' PRIOR WRITTEN NOTICE OF ANY CHANGE IN THE LOCATION, OR CLOSING, OF LESSEE'S PLACE OF BUSINESS SET FORTH IN SCHEDULE 2. ANY SUCH NOTICE SHALL (y) IF LESSEE SHALL CONTINUE TO MAINTAIN A PLACE OF BUSINESS IN THE STATE, CITY AND COUNTY OF NEW YORK, SPECIFY THE ADDRESS OF SUCH PLACE OF BUSINESS OR (z) IF LESSEE SHALL NO LONGER MAINTAIN A PLACE OF BUSINESS IN THE STATE, CITY AND COUNTY OF NEW YORK, AND, UNDER THE LAW OF THE STATE OF NEW YORK AS THEN IN EFFECT, ANY PARTY HERETO SHALL NOT BE PERMITTED TO EFFECT OUT-OF-STATE SERVICE UPON LESSEE BY MAIL IN THE MANNER SPECIFIED IN SECTION 19.8(d)(i) (AND SHALL SO NOTIFY LESSEE), DESIGNATE AN AGENT (WHICH AGENT SHALL BE REASONABLY ACCEPTABLE TO OWNER TRUSTEE AND MORTGAGEE), IN EITHER CASE, IN THE STATE, CITY AND COUNTY OF NEW YORK, AT OR UPON WHICH ANY OF THE PARTIES HERETO MAY SERVE PROCESS ON LESSEE PERSONALLY OR IN ACCORDANCE WITH THIS SECTION 19.8(d). IF LESSEE DESIGNATES AN AGENT IN ACCORDANCE WITH CLAUSE (z) ABOVE, LESSEE SHALL PROMPTLY PROVIDE EACH OTHER PARTY HERETO EVIDENCE OF THE APPOINTMENT OF SUCH AGENT (FOR THE THEN-REMAINING TERM) AND THE ACCEPTANCE THEREOF BY SUCH AGENT.

     (e) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES THAT THE WAIVER OF JURY TRIAL BY IT IN THIS SECTION 19.8(e) IS A MATERIAL INDUCEMENT TO THE OTHER PARTIES HERETO TO ENTER INTO A BUSINESS RELATIONSHIP WITH IT AND THAT THE OTHER PARTIES HERETO HAVE RELIED ON THIS
SECTION 19.8(e) IN ENTERING INTO THIS AGREEMENT AND THE OTHER OPERATIVE AGREEMENTS.

     (f) EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT FINAL JUDGMENT AGAINST IT RENDERED BY SUCH COURTS IN ANY OF THE AFORESAID ACTIONS, SUITS OR PROCEEDINGS SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION, WITHIN OR WITHOUT THE UNITED STATES, BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF ITS OBLIGATIONS AND LIABILITIES.

     (g) NOTHING HEREIN SHALL, OR SHALL BE CONSTRUED SO AS TO, LIMIT THE RIGHT OF LESSEE, ANY PARTICIPANT, GUARANTOR, OWNER TRUSTEE OR MORTGAGEE TO DEFEND OR TO ASSERT A COUNTERCLAIM IN, OR TO SEEK RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN, ANY ACTION, SUIT OR PROCEEDING IN THE COURTS OF WHATEVER JURISDICTION THAT MAY BE APPROPRIATE IN THE OPINION OF LESSEE, SUCH PARTICIPANT, GUARANTOR, OWNER TRUSTEE OR MORTGAGEE, AS THE CASE MAY BE.

     (h) EACH PARTY HERETO REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS SECTION 19.8 WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY ACCEPTS AND AGREES TO THIS SECTION 19.8 FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. THIS
SECTION 19.8 IS IRREVOCABLE AND UNCONDITIONAL AND SHALL APPLY TO ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     19.9   Third-Party Beneficiary

     This Agreement is not intended to, and shall not, provide any person not a party hereto with any rights of any nature whatsoever against any of the parties hereto and no person not a party hereto shall have any right, power or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

     19.10  Entire Agreement

     This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

     19.11  Further Assurances

     Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectually the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement and the other Operative Agreements.

SECTION 20. ERISA

     20.1   Generally

     Without prejudice to the representations, warranties or covenants regarding the Law related to any Plan, including Sections 7.1.3, 7.1.13(b)(iii), 7.2.3, 7.2.9, 7.3.3, 7.4.3 and
7.6.3, each of Lessee, Owner Participant, each Certificate Holder, First Security, Owner Trustee, WTC and Mortgagee agrees that it will, immediately upon obtaining Actual Knowledge (with respect to Lessee, Owner Participant, First Security, Owner Trustee, WTC and Mortgagee) or actual knowledge of a Vice President or more senior officer, or any other officer having responsibility for the Transactions (with respect to any Certificate Holder (or any beneficial owner of a Loan Certificate)) that, with respect to a Certificate Holder, its source of funding with respect to the Loan Certificates it then holds or, with respect to Lessee, Owner Participant, First Security, Owner Trustee, WTC or Mortgagee, its continued participation in the Transaction has resulted in a "prohibited transaction" within the meaning of Section 406 of ERISA or
Section 4975(c)(1) of the Code, promptly notify in writing all other parties hereto. In addition, if any such party obtains any such Knowledge or knowledge with respect to another party, such party shall promptly notify in writing all such other parties hereto.

     20.2   Owner Participant

     If, at any time, Owner Participant becomes a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e)(2) of the Code) with respect to Plan assets so as to cause such a prohibited transaction, and Owner Participant has decided to Transfer, under Section 12.1.1(a), in order to correct such prohibited transaction, then for purposes of such Transfer only (and not any subsequent Transfer unless the provisions of this Section 20.2 are applicable) a "Permitted Institution" shall only be required to have a combined capital and surplus or combined net worth of $15 million).

     20.3   Certificate Holders

     Upon any Certificate Holder giving any notice in accordance with the first sentence of Section 20.1, such Certificate Holder shall comply with Section 8.5.3(c).

     20.4   [Intentionally Omitted]

     20.5   Owner Trustee

     Upon First Security giving any notice in accordance with the first sentence of Section 20.1, Owner Trustee shall, subject to
Section 9.1.1 of the Trust Agreement, resign as Owner Trustee. Upon its receipt of such notice, Owner Participant shall as soon as is reasonably practicable appoint a successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement.

     20.6   Mortgagee

     Upon WTC giving any notice in accordance with the first sentence of Section 20.1, Mortgagee shall, subject to Section
8.02 of the Trust Indenture, resign as Mortgagee.

     20.7   Representations

     The parties hereto acknowledge and agree that in the event John Hancock Mutual Life Ins. Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993), or any subsequent decision, ruling, law or regulation is interpreted to invalidate the position stated by the Department of Labor in paragraph (b) of Interpretive
Bulletin 29 C.F.R. Section 2509.75-2, the parties making the representations contained in Section 7.1.3, 7.1.13(b)(iii), 7.2.3, 7.4.3 or 7.5.3 shall not be considered to have breached such representation as a result of such interpretation.

     20.8   Certain Agreements

     Owner Participant shall not be entitled to give the notice described in Section 8.5.3(c)(ii) unless, as a result of the occurrence of a prohibited transaction as described in
Section 8.5.3(c), Owner Participant would be exposed to any material risk of liability, cost or other Expense (after taking into account the indemnity of Lessee under Section 10.1.1(f) and the creditworthiness of Lessee at such time). If the procedures specified in Section 8.5.3(c)(ii) are invoked, Owner Participant shall, upon request of Lessee, use reasonable efforts to confirm to Lessee whether or not it believes a transfer to a proposed transferee would correct such prohibited transaction and whether or not such transfer, immediately upon its consummation, would result in another such prohibited transaction. A copy of any notice given by either Lessee or Owner Participant under
Section 8.5.3(c)(ii) shall, within one Business Day, be delivered by such party to the other.

     Notwithstanding anything in Section 8.5.3(c) to the contrary, if there is a change of law that, in the reasonable judgment of Lessee, Owner Participant and an affected Certificate Holder, establishes a clear standard under which a prohibited transaction in connection with, arising out of, or resulting from the use of the assets of an insurance company's general account would be exempt from excise tax under Section 4975 of the Code, the restrictions imposed by Sections 406 and 407 of ERISA and any penalty under Section 502(i) of ERISA (an "ERISA change of law"), then Lessee, Owner Participant and the Certificate Holders shall negotiate in good faith in order to agree upon a revised representation to cover the use of insurance company general account assets that is reasonably satisfactory to Lessee, Owner Participant and a Majority in Interest of Certificate Holders. Except as otherwise agreed between Lessee, Owner Participant and the Certificate Holders, upon and after delivery of the revised representation covering the use of insurance company general account assets, a Certificate Holder or proposed Certificate Holder shall no longer be permitted to make a representation pursuant to Section 7.4.3(a), but such Certificate Holder or proposed Certificate Holder may in lieu thereof make the revised representation covering the insurance company general account assets used or to be used by it to acquire or hold any Loan Certificate, or any interest in, or represented by, any Loan Certificate. After a Certificate Holder or proposed Certificate Holder makes the revised representation, Section 8.5.3(c) shall no longer be applicable to such Certificate Holder or proposed Certificate Holder; provided, that this sentence shall apply only if each of Lessee and Owner Participant reasonably determines that (i) the ERISA change of law is applicable to Certificate Holder or proposed Certificate Holder making the revised representation and (ii) the elimination of the applicability of
Section 8.5.3(c) shall not increase such party's risk of incurring additional costs or penalties on account of, resulting from, or with respect to a prohibited transaction relating to Certificate Holder's or proposed Certificate Holder's source of funding for the acquisition or holding of any Loan Certificate, or any interest in, or represented by, any Loan Certificate.



[This space intentionally left blank]



     IN WITNESS WHEREOF, each of the parties hereto confirms that it has had an opportunity to review, become familiar with and negotiate this Participation Agreement, including, without limitation, Section 19.8, and has caused this Participation Agreement to be duly executed and delivered as of the day and year first above written.

                              CONTINENTAL AIRLINES, INC.,
                                Lessee



                              By  /s/ Michael B. Cox
                                --------------------------------
                                Name:  Michael B. Cox
                                Title:  Vice President
                                         and Treasurer


                              GAUCHO-2 INC.,
                                Owner Participant



                              By  /s/ David A. Edgerton
                                --------------------------------
                                Name:  David A. Edgerton
                                Title:  Attorney-in-fact

                              THE BOEING COMPANY,
                                Loan Participant



                              By  /s/ David A. Edgerton
                                --------------------------------
                                Name:  David A. Edgerton
                                Title:  Attorney-in-fact

                              FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION,
                                not in its individual
                                capacity, except as expressly
                                provided herein, but solely as
                                Owner Trustee,
                                Owner Trustee



                              By  /s/ Nancy M. Dahl
                                ------------------------------
                                Name:  Nancy M. Dahl
                                Title:  Assistant Vice
                                         President


                              WILMINGTON TRUST COMPANY,
                                not in its individual
                                capacity,except as expressly
                                provided herein, but solely as
                                Mortgagee,
                                Mortgagee



                              By  /s/ David A. Vanaskey, Jr.
                                ------------------------------
                                Name:  David A. Vanaskey, Jr.
                                Title:  Senior Financial
                                         Services Officer

                                            ANNEX A - DEFINITIONS
                                      PARTICIPATION AGREEMENT 104

                             ANNEX A

                           DEFINITIONS

GENERAL PROVISIONS

     (a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

          (i) each of "Lessee," "Lessor," "Owner Trustee," "Owner Participant," "Loan Participant," "Mortgagee," "Certificate Holder" or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

          (ii) words importing the plural include the singular and words importing the singular include the plural;

          (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor;

          (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Delivery Date, and thereafter from time to time;

          (v)  the words "Agreement," "this Agreement," "hereby,"
     "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

          (vi) the words "including," "including, without limitation," "including, but not limited to," and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

          (vii) a "Section," an "Exhibit," an "Annex" or a "Schedule" in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

     (b)  Each exhibit, annex and schedule to each Operative
Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

     (c)  Unless otherwise defined or specified in any Operative
Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

     (d) Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

DEFINED TERMS

     "Act" means the Federal Aviation Act of 1958.

     "Actual Knowledge" means (a) as it applies to Owner Trustee or Mortgagee, as the case may be, actual knowledge of a responsible officer in the Corporate Trust Department or the Corporate Trust Office, respectively, and (b) as it applies to Lessee or Owner Participant, actual knowledge of a Vice President or more senior officer of Owner Participant or Lessee, respectively, or any other officer of Owner Participant or Lessee, respectively, in each case having responsibility for the transactions contemplated by the Operative Agreements; provided, that each of Lessee, Owner Participant, Owner Trustee and Mortgagee shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from Lessee, Owner Participant, any Certificate Holder, Owner Trustee or Mortgagee, such notice having been given pursuant to Section 19.7 of the Participation Agreement.

     "Additional Insured" is defined by reference to Section 11 of the Lease.

     "Adverse Change in Tax Law" means (a) for Lessee, a Change in Tax Law that Lessee regards as one that could adversely affect the economic consequences of the transactions contemplated by the Participation Agreement and the other Operative Agreements anticipated by Lessee or (b) for Owner Participant, any Change in Tax Law that would adversely affect any of the following tax assumptions:

          (i) For federal income tax purposes, the Lease will be a "true" lease for purposes of the Code and Owner
     Participant will be treated as the owner of the Aircraft and Lessee will be treated as the lessee thereof;

          (ii)  For federal income tax purposes, Owner
     Participant will be entitled to depreciation or cost recovery deductions with respect to Lessor's Cost of the Aircraft; and

          (iii)  For federal income tax purposes, Owner
     Participant will be entitled to deductions for interest payments on the Loan Certificates.

     "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Aircraft" means, collectively, the Airframe and Engines.

     "Aircraft Bill of Sale" means the full warranty bill of sale covering the Aircraft delivered by Airframe Manufacturer to Owner
Trustee on the Delivery Date.

     "Aircraft Documents" means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority), the Lease or the Maintenance Program to be maintained with respect to the Aircraft, Airframe, Engines or Parts, or that are of a type required to be delivered by Lessee upon return of the Aircraft, Airframe or Engines under Section 5 of the Lease; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, in accordance with the Lease, the Maintenance Program or such FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of Lessee (provided, that all such materials shall be maintained in the English language); and such term shall include, without limitation, the documents described in Section N of Annex B to the Lease.

     "Airframe" means (a) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer's model number, United States registration number and Airframe Manufacturer's serial number set forth in Lease Supplement No. 1 and any Replacement Airframe and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Airframe under and in accordance with the Lease, such Replacement Airframe shall become subject to the Lease and shall be the "Airframe" for all purposes of the Lease and the other Operative Agreements and thereupon the Airframe for which the substitution is made shall no longer be subject to the Lease, and such replaced Airframe shall cease to be the "Airframe."

     "Airframe Manufacturer" means The Boeing Company, a Delaware corporation, solely in its capacity as manufacturer or seller of the Aircraft, Airframe, Engines or Parts (other than BFE and other than any Parts incorporated or installed in or attached or appurtenant to the Aircraft, Airframe or any Engine after delivery of the Aircraft, Airframe and Engines to Tramco, Inc. prior to the Delivery Date) under the Purchase Agreement or any other contract or other services provided for thereunder or related thereto.

     "Amortization Amount" means, with respect to any Loan Certificate, as of any Payment Date, the amount determined by multiplying the percentage set forth opposite such Date on the Amortization Schedule by the Original Amount of such Loan Certificate.

     "Amortization Schedule" means, with respect to each Loan Certificate, the amortization schedule for the Loan Certificates delivered pursuant to Section 2.02 of the Trust Indenture or, if a revised amortization schedule shall be established pursuant to
Section 9 of the Participation Agreement, the amortization schedule so established.

     "Appraiser" means a firm of internationally recognized, independent aircraft appraisers.

     "APU" means the auxiliary power unit installed on the Aircraft on the Delivery Date, whether or not installed on the Aircraft from time to time thereafter, unless title to such APU shall not be vested in Lessor in accordance with Section 8.1 of the Lease, and any replacement or substituted auxiliary power unit installed on the Aircraft in accordance with the Lease.

     "Aviation Authority" means the FAA or, if the Aircraft is permitted to be, and is, registered with any other Government
Entity under and in accordance with Section 7.1.2 of the Lease, such other Government Entity.

     "Bankruptcy Code" means the United States Bankruptcy Code,
11 U.S.C. Section 102 et seq.

     "Base Lease Term" means the period beginning on and including the Commencement Date and ending on the Scheduled
Expiration Date, or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

     "Basic Rent" means the rent payable for the Aircraft pursuant to Section 3.2.1(a) of the Lease.

     "Beneficial Owner" when used in relation to a Loan Certificate means a Person that, by reason of direct ownership, contract, share ownership or otherwise, has the right to receive or participate in receiving, directly or indirectly, payments of principal, interest or Make Whole Amount in respect of such Loan Certificate; provided, that a Person shall not be deemed to be a Beneficial Owner of a Loan Certificate solely because another Person in which such a Person owns common stock or other equity securities is a registered holder or Beneficial Owner of such Loan Certificate unless such Person is an Affiliate of such other Person.

     "Bills of Sale" means the FAA Bill of Sale, the Aircraft
Bill of Sale and the BFE Bill of Sale.

     "BFE" means all appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature sold by Lessee to Owner Trustee pursuant to the BFE Bill of Sale.

     "BFE Amount" means the amount paid by Owner Trustee to Lessee to purchase the BFE, and is designated by Dollar amount in
Schedule 4 to the Participation Agreement.

     "BFE Bill of Sale" means the full warranty bill of sale executed by Lessee in favor of Owner Trustee, dated the Delivery
Date, identifying and covering the BFE.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Houston, Texas or Salt
Lake City, Utah.

     "Cash Equivalents" means the following securities (which shall mature within 90 days of the date of purchase thereof):
(a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Owner Trustee, Mortgagee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rate of "C" or better from the Thomson BankWatch Service; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. equal to A1 or higher.

     "Certificate Holder" means at any time each holder of one or more Loan Certificates.

     "Change in Tax Law" means any amendment, modification, addition or change in or to the provisions of the Code, any other federal tax statutes, the Treasury Regulations promulgated thereunder, the Internal Revenue Service Revenue Rulings, Revenue Procedures or other administrative or judicial interpretations of the Code or the federal tax statutes that affects the tax assumptions set forth in the Tax Indemnity Agreement or otherwise affects Owner Participant's anticipated Net Economic Return (other than a change in the alternative minimum tax or other change that results in Owner Participant being subject to alternative minimum tax or unable to fully utilize tax benefits because of its particular tax situation).

     "Citizen of the United States" is defined in Section 102(16) of the Act and in the FAA Regulations.

     "Closing" means the closing of the transactions contemplated by the Participation Agreement on the Delivery Date.

     "Code" means the Internal Revenue Code of 1986, as amended; provided, that when used in relation to a Plan, "Code" shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

     "Commencement Date" is defined in Schedule 1 to the Lease.

     "Commitment" means, for any Participant, the amount of its participation in the payment of Lessor's Cost.

     "Commitment Termination Date" is defined in Schedule 4 to the Participation Agreement.

     "Consent and Agreement" means the Manufacturer Consent and Agreement 104, dated as of even date with the Participation
Agreement, of Airframe Manufacturer.

     "Corporate Trust Department" or "Trust Office" means the principal corporate trust office of Owner Trustee located from time to time at Owner Trustee's address for notices under the Participation Agreement or such other office at which Owner Trustee's corporate trust business shall be administered which Owner Trustee shall have specified by notice in writing to Lessee, Mortgagee and each Certificate Holder.

     "Corporate Trust Office" means the principal office of Mortgagee located at Mortgagee's address for notices under the Participation Agreement or such other office at which Mortgagee's corporate trust business shall be administered which Mortgagee shall have specified by notice in writing to Lessee, Owner Trustee and each Certificate Holder.

     "CRAF" means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.

     "Damage Payment Threshold" is defined in Schedule 1 to the Lease.

     "Debt" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction or any other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

     "Debt Rate" (a) for the initial Funding Period, is defined in Schedule 4 to the Participation Agreement and (b) for the subsequent Funding Period shall be as determined pursuant to
Schedule 5 to the Participation Agreement.

     "Default" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

     "Definitive Purchase Notice" is defined in Section 17.1 of the Lease.

     "Delayed Delivery Date" means a delayed Delivery Date notified to each Participant, Owner Trustee andMortgagee by Lessee pursuant to Section 5.3.1 of the Participation Agreement, which delayed Delivery Date shall be a Business Day not later than the Commitment Termination Date.

     "Delivery Date" means the Business Day specified in Lease
Supplement No. 1 as the date on which, among other things, the Aircraft is delivered to and accepted by Lessee under the Lease and the Closing occurs.

     "Dollars," "United States Dollars" or "$" means the lawful currency of the United States.

     "DOT" means the Department of Transportation of the United
States or any Government Entity succeeding to the functions of such Department of Transportation.

     "Engine" means (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer's model number and Engine Manufacturer's serial number set forth in Lease Supplement No. 1 and originally installed on the Airframe on delivery thereof pursuant to the Lease, and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and
(b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Engine under and in accordance with the Lease, such Replacement Engine shall become subject to the Lease and shall be an "Engine" for all purposes of the Lease and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Lease, and such replaced Engine shall cease to be an "Engine."

     "Engine Consent and Agreement" means the Engine Manufacturer
Consent and Agreement 104 dated as of even date with the Participation Agreement, of Engine Manufacturer.

     "Engine Manufacturer" means Rolls-Royce plc, a corporation organized under the laws of England.

     "ERISA" means the Employee Retirement Income Security Act of
1974 and any regulations and rulings issued thereunder all as amended and in effect from time to time.

     "Event of Default" is defined in Section 4.02 of the Trust
Indenture.

     "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

     (a) the destruction of such property, damage to such property beyond practical or economic repair or rendition of such property permanently unfit for normal use;

     (b) the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

     (c) any loss of such property or loss of use of such property for a period of 90 days or more as a consequence of any theft, hijacking or disappearance of such property;

     (d) any seizure, condemnation, confiscation, taking or requisition of title to such property by any Government
          Entity or purported non-U.S. Government Entity;

     (e) any seizure, condemnation, confiscation, taking or requisition of use of such property, that continues until the earliest of (i) the last day of the Term,
          (ii) the date upon which the Aircraft is modified, altered or adapted in such a manner as would render conversion of such property for use in normal commercial passenger service impractical or uneconomical, (iii) the date on which such property is operated or located in any area excluded from coverage by any insurance policy required to be maintained in respect of such property pursuant to the Lease (unless an indemnity in lieu of insurance is provided to Lessor and Mortgagee in accordance with Section 11.4 of the Lease) or (iv) the date that is 90 days following the commencement of such loss of use (unless such loss of use results from action by the U.S. Government, in which case this clause (iv) shall not apply to such loss of use); and

     (f) as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Lessee's business of passenger air transportation is prohibited for a period expiring on the earlier to occur of (i) the last day of the Term or (ii) the date that is 180 days following commencement of such prohibition, provided, that if Lessee, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee, then the date that is 360 days following commencement of such prohibition.

The date of such Event of Loss shall be the date of such loss, damage, insurance settlement, seizure, condemnation, confiscation, taking or requisition of title or use or prohibition, except that for purposes of clauses (c), (e) and (f) above, no Event of Loss shall be deemed to have occurred until the date of expiration of the applicable period referred to therein.

     "Excluded Payments" means (i) indemnity payments paid or payable by Lessee to or in respect of Owner Participant, or Owner Trustee in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents pursuant to Section 10 of the Participation Agreement or any corresponding payments under the Trust Indenture, (ii) proceeds of public liability insurance paid or payable as a result of insurance claims made, or losses suffered, by Owner Trustee in its individual capacity or by Owner Participant, that are payable directly to Owner Trustee in its individual capacity, or Owner Participant, respectively, for their own account, (iii) proceeds of insurance maintained with respect to the Aircraft by Owner Participant or any Affiliate thereof for its or their own account or benefit (whether directly or through Owner Trustee) and permitted under Section 11.3 of the Lease, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee whether or not denominated as Supplemental Rent, (v) any interest that pursuant to the Operative Agreements may from time to time accrue in respect of any of the amounts described in clauses (i) through (iv) above,
(vi) any right to enforce the payment of any amount described in clauses (i) through (v) above (provided, that the rights referred to in this clause (vi) shall not be deemed to include the exercise of any remedies provided for in the Lease other than the right to sue for specific performance of any covenant to make such payment or to sue for damages in respect of the breach of any such covenant) and (vii) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Payments.

     "Expenses" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims (including, without limitation, claims or liabilities based or asserted upon
(a) negligence, (b) strict or absolute liability, (c) liability in tort, (d) infringement of patent, trademark or other property or other right and (e) liabilities arising out of violation of any Law), actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation), including, without limitation, all such costs, expenses and disbursements incurred by any person in asserting or establishing, or in defending any claims arising out of its assertion of, any rights it may have under, or its cooperation in connection with any Expenses indemnified pursuant to, Section 10 of the Participation Agreement.

     "FAA" means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

     "FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner Trustee on the Delivery Date by Airframe
Manufacturer.

     "FAA Filed Documents" means the Lease, Lease Supplement
No. 1, the Trust Indenture, the Trust Agreement, the Trust
Indenture Supplement, the FAA Bill of Sale and an application for registration of the Aircraft with the FAA in the name of Owner
Trustee.

     "FAA Regulations" means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

     "Fair Market Rental Value" means the fair market rental value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing lessee under no compulsion to lease, and an informed and willing lessor under no compulsion to lease, the Aircraft, for the First Renewal Lease Term or the Second Renewal Lease Term, as the case may be, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease, (b) payments of rent would be made quarterly, and (c) the Aircraft would be leased during any such Renewal Term on the same terms and conditions as are set forth in the Lease with respect to the Base Lease Term.

     "Fair Market Sales Value" means the fair market sales value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing buyer under no compulsion to buy, and an informed and willing seller under no compulsion to sell, the Aircraft, in a transaction that would close on or about the relevant time of determination, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease and (b) the Aircraft would be delivered to such informed and willing buyer in the return condition required by the Lease.

     "Financing Statements" means, collectively, UCC-1 (and, where appropriate, UCC-3) financing statements (a) covering the Trust Indenture Estate, by Owner Trustee, as debtor, showing Mortgagee as secured party, for filing in Utah and each other jurisdiction that, in the opinion of Mortgagee, is necessary to perfect its Lien on the Indenture Estate, (b) covering the Lease and the Aircraft, as a precautionary matter, by Lessee, as lessee, showing Owner Trustee as lessor and Mortgagee as assignee of Owner Trustee, for filing in Texas and each other jurisdiction that, in the opinion of Owner Trustee and Mortgagee, is reasonably desirable and (c) for purposes of Section 6.1.2 of the Participation Agreement only, terminating the lien of the
(i) Purchase Contract Security Agreement dated December 7, 1993, between Lessee and Engine Manufacturer and (ii) 757 Purchase Agreement Assignment dated February 7, 1994 between Lessee and Airframe Manufacturer.

     "First Renewal Lease Term" means, if Lessee exercises its option to renew the Lease at the end of the Base Lease Term pursuant to and in accordance with Section 17.2 of the Lease, the period commencing on the first day following the Scheduled Expiration Date, and ending on the First Renewal Term Expiration Date or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

     "First Renewal Term Expiration Date" means the first anniversary of the Scheduled Expiration Date.

     "First Security" means First Security Bank of Utah, National
Association, a national banking association, not in its capacity as Owner Trustee under the Trust Agreement, but in its individual capacity.

     "Funding Period" means each of the two successive periods, the first commencing upon the Delivery Date and ending on (but excluding) the Payment Date next preceding the tenth anniversary of the Delivery Date and the second commencing on such Payment Date and ending on (but excluding) the final maturity date of the Loan Certificates.

     "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

     "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

     "GTA" means the Purchase Contract reference RR/CAL/DEG 2124 dated December 7, 1993, by and between Engine Manufacturer and Lessee (including all exhibits thereto, together with all letter agreements that by their terms constitute part of such Purchase Contract), to the extent assigned pursuant to the Purchase Agreement Assignment.

     "Inclusion Event" is defined in the Tax Indemnity Agreement.

     "Indemnitee" means (a) First Security and Owner Trustee,
(b) WTC and Mortgagee, (c) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture,
(d) each Participant, (e) Owner Participant Parent (but only in its capacity as issuer of the Owner Participant Guaranty),
(f) the Trust Estate and the Trust Indenture Estate, (g) each Affiliate of the persons described in clauses (a) through (e), inclusive, (h) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (a) through (g), inclusive and (i) the successors and permitted assigns of the persons described in clauses (a) through
(h), inclusive. If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Owner Participant, Owner Participant Parent, Loan Participant orCertificate Holder.

     "Indenture Default" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute an Indenture Event of Default.

     "Indenture Agreements" means the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Bills of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

     "Indenture Event of Default" means any one or more of the conditions, circumstances, acts or events set forth in
Section 4.02 of the Trust Indenture.

     "Independent Tax Counsel" means independent tax counsel of recognized reputation selected by Owner Participant and reasonably acceptable to Lessee.

     "Interim Lease Term" means the period commencing on and including the Delivery Date, and ending on and including the day immediately preceding the Commencement Date or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

     "Interim Term Value Date" is defined in Schedule 1 to the
Lease.

     "IRS" means the Internal Revenue Service of the United
States or any Government Entity succeeding to the functions of such Internal Revenue Service.

     "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government
Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

     "Lease" or "Lease Agreement" means the Lease Agreement 104, dated as of even date with the Participation Agreement, between Owner Trustee and Lessee.

     "Lease Default" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute a Lease Event of Default.

     "Lease Event of Default" means any one or more of the conditions, circumstances, acts or events set forth in Section 14 of the Lease.

     "Lease Supplement" means a supplement to the Lease, in the form of Exhibit A to the Lease.

     "Lease Supplement No. 1" means the initial Lease Supplement, dated the Delivery Date.

     "Lessee" means Continental Airlines, Inc., a Delaware corporation.

     "Lessee Operative Agreements" means the Participation
Agreement, the Lease, Lease Supplement No. 1, the Tax Indemnity
Agreement, the BFE Bill of Sale, the Purchase Agreement
Assignment and each other agreement between Lessee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

     "Lessee Person" means Lessee, any sublessee, assignee, successor or other user or person in possession of the Aircraft, Airframe or an Engine with or without color of right, or any Affiliate of any of the foregoing (other than any Indemnitee or any related Indemnitee with respect thereto, or any person using or claiming any rights with respect to the Aircraft, Airframe or an Engine directly by or through any of the persons in this parenthetical).

     "Lessor" means Owner Trustee in its capacity as lessor under the Lease.

     "Lessor Lien" means, with respect to any person and in respect of any property (including, without limitation, the Aircraft, Airframe, Engines, Parts or Aircraft Documents), any Lien on such property which (a) arises from claims against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) not related to or arising out of, directly or indirectly (i) its ownership of, Lien on or other interest in the Aircraft, Airframe, Engines, Parts or Aircraft Documents or all or any other part of the Trust Estate or Indenture Estate or (ii) any of the transactions contemplated by the Operative Agreements, (b) results from actions taken by such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) (i) in violation of such person's obligations under any of the terms of the Operative Agreements, (ii) not participated in or consented to by Lessee and (iii) not taken in connection with or by reason of the occurrence of a Lease Default or a Lease Event of Default, or (c) is imposed as a result of Taxes against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) or any of its Affiliates not required to be indemnified by Lessee under the Participation Agreement, the Tax Indemnity Agreement or any other Operative Agreement; provided, that, for purposes of Sections 8.2.1 and
8.3.1 of the Participation Agreement, any Lien that is attributable solely to Owner Participant, First Security or Lessor and would otherwise constitute a Lessor Lien thereunder shall not constitute a Lessor Lien thereunder, so long as (A) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Aircraft, Airframe or any Engine or any interest therein, (B) the existence of such Lien does not interfere in any way with the use or operation of the Aircraft by Lessee (or any Permitted Sublessee), (C) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (D) First Security, Lessor or Owner Participant, as the case may be, is diligently contesting such Lien by appropriate proceedings, (E) the existence of such Lien does not result in actual interruption in the receipt and distribution by Mortgagee in accordance with the Trust Indenture of Rent assigned to Mortgagee for the benefit of the Certificate Holders, and (F) any property subject to such Lien is not then required to be conveyed to any other Person pursuant to Section 4.6 of the Lease.

     "Lessor's Cost" means the aggregate of the amounts paid by Owner Trustee to Airframe Manufacturer, and, with respect to BFE, Lessee, to purchase the Aircraft pursuant to the Purchase
Agreement and the Purchase Agreement Assignment, and is designated by Dollar amount in Schedule 4 to the Participation
Agreement.

     "Liability Deductible" is defined in Schedule 1 to the Lease.

     "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

     "Loan Certificate Register" is defined in Section 2.07 of the Trust Indenture.

     "Loan Certificates" means and includes any Loan Certificates outstanding under the Trust Indenture.

     "Loan Participant" means, on or prior to the Delivery Date, the Person executing the Participation Agreement as Loan
Participant and thereafter, each Certificate Holder.

     "Loan Participant Agreements" means the Participation
Agreement and each other agreement or document delivered by Loan
Participant under the Participation Agreement or any other
Operative Agreement.

     "Loan Participant's Percentage," with respect to the Loan
Participant, means the Percentage of Lessor's Cost allocated to such Loan Participant in Schedule 3 to the Participation
Agreement.

     "MACRS Deductions" is defined in the Tax Indemnity
Agreement.

     "Maintenance Program" is defined in Annex C to the Lease.

     "Majority in Interest of Certificate Holders" means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Loan Certificates outstanding as of such date (excluding any Loan Certificates held by Owner Trustee, Lessee, Mortgagee or Owner Participant or any Affiliate of any such party or any interests of Owner Trustee or Owner Participant therein by reason of subrogation pursuant to
Section 4.03 of the Trust Indenture (unless all Loan Certificates then outstanding shall be held by Owner Trustee, Owner Participant or any Affiliate of any thereof)).

     "Make-Whole Amount" means, with respect to a prepayment or purchase of a Loan Certificate, an amount equal to the greater of
(i) zero and (ii) (x) the present value, discounted on a quarterly compounded basis utilizing an interest factor equal to the Reinvestment Yield, of the principal payments provided for in the Amortization Schedule for such Loan Certificate (including the payment at final maturity) and the scheduled interest payments from the respective dates on which, but for such prepayment or purchase, such principal payments and interest payments would have been payable on such Loan Certificate, minus
(y) the principal amount of such Loan Certificate so to be prepaid or purchase or purchase plus accrued but unpaid interest thereon. For purposes of this definition, "Reinvestment Yield" shall mean the sum of the Yield Adjustment plus the arithmetic mean of the two most recent weekly average yields to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities equal to the remaining Weighted Average Life to Maturity of such Loan Certificate as of the date of the proposed prepayment), as published by the Federal Reserve Board in its Statistical Release H.15(519) or any successor publication for the two calendar weeks ending on the Saturday next preceding such date or, if such average is not published for such period, of such reasonably comparable index as may be designated in good faith by the holder or holders of at least 66-2/3% of the unpaid Original Amount of the Loan Certificates for such period. If no possible maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two most closely corresponding published maturities shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis, rounding each of such relevant periods to the nearest month.

     "Material Adverse Change" means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative
Agreements.

     "Minimum Liability Insurance Amount" is defined in
Schedule 1 to the Lease.

     "Minimum Residual Percentage" is defined in Schedule 1 to the Lease.

     "Minimum Value Percentage" is defined in Schedule 1 to the Lease.

     "Mortgaged Property" is defined in Section 3.03 of the Trust
Indenture.

     "Mortgagee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as mortgagee under the Trust Indenture.

     "Mortgagee Agreements" means, collectively, the
Participation Agreement, the Trust Indenture and each other agreement between Mortgagee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

     "Mortgagee Event" means either (i) the Loan Certificates shall have become due and payable pursuant to Section 4.04(b) of the Trust Indenture or (ii) Mortgagee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any significant remedy under the Trust Indenture or the Lease.

     "Net Economic Return" means Owner Participant's net after-tax yield and aggregate after-tax cash flow computed on the basis of the same methodology and assumptions as were utilized by the initial Owner Participant in determining Basic Rent, Stipulated Loss Value percentages and Termination Value percentages as of the Delivery Date, as such assumptions may be adjusted for events that have been the basis for adjustments to Basic Rent pursuant to Section 3.2.1(b) of the Lease or events giving rise to indemnity payments pursuant to Section 5.1 of the Tax Indemnity Agreement; provided, that, if the initial Owner Participant shall have transferred its interest, Net Economic Return shall be calculated as if the initial Owner Participant had retained its interest; provided further, that, notwithstanding the preceding proviso, solely for purposes of Section 13 of the Participation Agreement and calculating any adjustments to Basic Rent, Stipulated Loss Values and Termination Values in connection with a refunding pursuant to such Section 13 at a time when Owner Participant is a transferee (other than an Affiliate of the initial Owner Participant), the after-tax yield (but not the after-tax cash flow) component of Net Economic Return shall be calculated on the basis of the methodology and assumptions utilized by the transferee Owner Participant as of the date on which it acquired its interest.

     "Net Present Value of Rents" means the present value, as of the date of determination, discounted at ten percent per annum, compounded quarterly to the date of determination, of all unpaid Basic Rent payments during the then-remaining portion of the Base Lease Term, expressed as a percentage of Lessor's Cost.

     "Net Worth" means, for any person, the excess of its total assets over its total liabilities.

     "New Debt" means debt securities in an aggregate principal amount specified in the Refunding Information, which amount shall be no greater than the aggregate principal amount of all Loan
Certificates outstanding on the Refunding Date.

     "Non-U.S. Person" means any Person other than a United
States person, as defined in Section 7701(a)(30) of the Code.

     "Officer's Certificate" means, in respect of any party to the Participation Agreement, a certificate signed by the Chairman, the President, any Vice President or Assistant Vice President, the Treasurer or the Secretary of such party.

     "Operative Agreements" means, collectively, the Participation Agreement, the Trust Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Lease, Lease Supplement No. 1, the Trust Indenture, the initial Trust Indenture Supplement, the Bills of Sale, the Tax Indemnity Agreement, the Owner Participant Guaranty, the Loan Certificates and each other Lessee Operative Agreement.

     "Optimization Certificate" is defined in Section 9(a) of the Participation Agreement.

     "Original Amount," with respect to a Loan Certificate, means the stated original principal amount of such Loan Certificate and, with respect to all Loan Certificates, means the aggregate stated original principal amounts of all Loan Certificates.

     "Owner Participant" means the person executing the Participation Agreement as "Owner Participant" or, if a second person becomes an "Owner Participant" pursuant to Section 12.1.1 of the Participation Agreement, both of such persons.

     "Owner Participant Agreements" means, collectively, the Participation Agreement, the Tax Indemnity Agreement, the Trust Agreement and each other agreement between Owner Participant and any other party to the Participation Agreement relating to the Transactions, delivered on the Delivery Date.

     "Owner Participant Guaranty" means the Guaranty by Corporate
Affiliate of Owner Participant 104 dated the Delivery Date from
Owner Participant Parent to the beneficiaries named therein.

     "Owner Participant Parent" means the person executing the Owner Participant Guaranty.

     "Owner Participant's Percentage" means the percentage of Lessor's Cost allocated to the Owner Participant in Schedule 3 to the Participation Agreement.

     "Owner Trustee" means First Security Bank of Utah, National
Association, a national banking association, not in its individual capacity, except as expressly provided in any Operative Agreement, but solely as Owner Trustee under the Trust
Agreement.

     "Owner Trustee Agreements" means, collectively, the Participation Agreement, the Lease, Lease Supplement No. 1, the Trust Agreement, the Trust Indenture, the initial Trust Indenture Supplement, the Loan Certificates, the Purchase Agreement Assignment, and each other agreement between Owner Trustee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

     "Participants" means, collectively, Owner Participant and Loan Participant and "Participant" means Owner Participant or
Loan Participant, individually.

     "Participation Agreement" means the Participation Agreement
104 dated as of July 15, 1994 among Lessee, Owner Participant,
Loan Participant, Owner Trustee and Mortgagee.

     "Parts" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (including, without limitation, all BFE, avionics, the APU and Passenger Convenience Equipment, but excluding Engines or engines), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine; provided, that the term "Parts" shall not be deemed to include any Passenger Convenience Equipment if and for so long as such Equipment shall be owned by, or shall be subject to a security interest, license or other interest of, another Person (other than any Affiliate of Lessee) as provided under Section D.3 of Annex C to the Lease.

     "Passenger Convenience Equipment" means components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft.

     "Payment Date" is defined in Schedule 1 to the Lease.

     "Payment Due Rate" is defined in Schedule 1 to the Lease.

     "Permitted Air Carrier" means any U.S. Air Carrier or any air carrier listed on Schedule 5 to the Lease.

     "Permitted Institution" means (a) any bank, trust company, insurance company, pension trust, finance or leasing corporation, financial institution or other person (other than, without Lessee's consent, a commercial air carrier or Affiliate thereof that is in direct competition with Lessee), in each case with a combined capital and surplus or net worth of at least $50,000,000, or (b) any Affiliate of any person described in clause (a) in respect of which such person has provided a written guarantee of the obligations assumed by such Affiliate under the Owner Participant Agreements in form and substance reasonably satisfactory to Lessee, Owner Trustee and Mortgagee.

     "Permitted Lien" means any Lien described in clauses (a) through (f), inclusive, of Section 6 of the Lease.

     "Permitted Sublease" means a sublease permitted under
Section 7.2.7 of the Lease.

     "Permitted Sublessee" means the sublessee under a Permitted
Sublease.

     "Persons" or "persons" means individuals, firms, partnerships, joint ventures, trusts, trustees, Government
Entities, organizations, associations, corporations, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

     "Plan" means any employee benefit plan within the meaning of
Section 3(3) of ERISA, and any plan within the meaning of
Section 4975(e)(1) of the Code.

     "Post-Delivery Change in Tax Law" means a Change in Tax Law that is enacted, promulgated or issued after the Delivery Date and on or prior to the first anniversary of the Delivery Date that is based on or similar in substance or effect to one or more elements of the provisions of a proposal made after April 27, 1993 and on or before the Delivery Date by the President, the Department of the Treasury, the Majority Leader or Minority Leader of the House of Representatives or the staff or any member of the House Ways and Means Committee, the Senate Finance Committee or the Joint Committee on Taxation; provided, that such proposal was active or pending on the Delivery Date.

     "Preliminary Notice" is defined in Section 17.1 of the Lease.

     "Purchase Agreement" means the Purchase Agreement No. 1783, dated March 18, 1993 between Airframe Manufacturer and Lessee (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement), to the extent assigned pursuant to the Purchase Agreement Assignment.

     "Purchase Agreement Assignment" means the Purchase Agreement and Engine Warranties Assignment 104, dated as of even date with the Participation Agreement, between Lessee and Owner Trustee.

     "Purchase Date" means the last Business Day of any of the Base Lease Term, First Renewal Lease Term, Second Renewal Lease
Term, Third Renewal Lease Term or Fourth Renewal Lease Term, as specified in any Purchase Notice.

     "Purchase Notice" is defined in Section 17.3.1 of the Lease.

     "Refunding Certificate" means a certificate of an authorized representative of Owner Participant delivered pursuant to
Section 13.1.1 of the Participation Agreement, setting forth
(a) the Refunding Date and (b) the following information, subject to the limitations set forth in Section 13 of the Participation
Agreement: (i) the principal amount of debt to be issued by Owner Trustee on the Refunding Date and (ii) the proposed revised schedules of Basic Rent, Stipulated Loss Value percentages and Termination Value percentages and the proposed Amortization Schedules.

     "Refunding Date" means the proposed date on which the outstanding Loan Certificates will be redeemed and refinanced pursuant to Section 13 of the Participation Agreement.

     "Refunding Information" means the information set forth in the Refunding Certificate (other than the Refunding Date) as such information may have been revised by any verification procedures demanded by Lessee pursuant to Section 3.2.1(d) of the Lease.

     "Renewal Lease Term" means, collectively, the First Renewal
Lease Term and the Second Renewal Lease Term, in each case, if any.

     "Renewal Notice" is defined in Section 17.2.1 of the Lease.

     "Renewal Rent" for the Aircraft means the rent payable therefor in respect of a Renewal Lease Term determined pursuant to Section 17.2.2 of the Lease.

     "Rent" means, collectively, Basic Rent, Renewal Rent and
Supplemental Rent.

     "Replacement Airframe" means any airframe substituted for the Airframe pursuant to Section 10 of the Lease.

     "Replacement Engine" means an engine substituted for an Engine pursuant to Section 5.3, 7.2, 9 or 10 of the Lease.

     "Return Acceptance Supplement" means a Return Acceptance
Supplement, dated as of the date the Aircraft is returned to Lessor pursuant to Section 5 of the Lease, by Lessor and Lessee substantially in the form of Exhibit B to the Lease.

     "Scheduled Delivery Date" means the expected Delivery Date notified to each Participant, Owner Trustee and Mortgagee by Lessee pursuant to Section 5.1(a) of the Participation Agreement, which expected Delivery Date shall be a Business Day not later than the Commitment Termination Date.

     "Scheduled Expiration Date" means the Business Day next preceding the twentieth anniversary of the Delivery Date.

     "SEC" means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

     "Second Renewal Lease Term" means, if Lessee exercises its option to renew the Lease at the end of the First Renewal Lease Term pursuant to and in accordance with Section 17.2 of the Lease, the period commencing on the first day following the First Renewal Term Expiration Date, and ending on the second anniversary of the Scheduled Expiration Date.

     "Section 1110" means 11 U.S.C. Section 1110 of the
Bankruptcy Code or any successor or analogous section of the federal bankruptcy Law in effect from time to time.

     "Secured Obligations" is defined in Section 2.06 of the Trust Indenture.

     "Securities Act" means the Securities Act of 1933.

     "Security" means a "security" as defined in Section 2(1) of the Securities Act.

     "Similar Aircraft" means a Boeing Model 757-200 aircraft (other than the Aircraft) having a passenger compartment configuration (of the type used in Block Nos. ND301-325 as specified in Boeing Detail Specification D924N104-3 dated as of March 18, 1993, as amended or supplemented) most similar to the Aircraft.

     "SLV Rate" is defined in Schedule 1 to the Lease.

     "Stipulated Loss Value" means, with respect to the Aircraft,
(a) during the Base Lease Term, the amount determined by multiplying (i) the percentage set forth in Schedule 3 to the Lease (as adjusted from time to time in accordance with Section 3.2.1 of the Lease) opposite the Stipulated Loss Value Date by (ii) Lessor's Cost and (b) during any Renewal Term, the amount determined pursuant to Section 17.2.3 of the Lease. Notwithstanding anything to the contrary in any Operative Agreement, Stipulated Loss Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Loan Certificates prior to such date), the aggregate unpaid principal amount of all Loan Certificates outstanding as of such date, together with accrued and unpaid interest on all such Loan Certificates as of such date.

     "Stipulated Loss Value Date" means (i) for any month, specified in Schedule 3 to the Lease, which precedes the month in which the Commencement Date occurs, the applicable Interim Term Value Date, and (ii) for any month, specified in Schedule 3 to the Lease, which includes or follows the month in which the Commencement Date occurs, the day in such month that corresponds to the day of the month on which the Commencement Date occurred or, if such day is not a Business Day, the immediately succeeding Business Day.

     "Supplemental Rent" means all Expenses, Transaction Expenses and all other amounts, liabilities, indemnities and obligations (other than Basic Rent or Renewal Rent but including Make-Whole Amount, if any) that Lessee assumes or becomes obliged to or agrees to pay under any Lessee Operative Agreement to or on behalf of Lessor or any other person, including, without limitation, payments of Stipulated Loss Value, Termination Value and payments of indemnities under Section 10 of the Participation Agreement.

     "Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

     "Tax Attribute Period" is defined in Section 3.4 of the Tax
Indemnity Agreement.

     "Tax Indemnitee" means (a) First Security and Owner Trustee,
(b) WTC and Mortgagee, (c) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture,
(d) each Participant, (e) the Trust Estate and the Trust Indenture Estate and (f) the respective successors, assigns, agents and servants of the foregoing. For purposes of this definition, the term "Owner Participant" shall include any member of an affiliated group (within the meaning of Section 1504 of the Code) of which Owner Participant is, or may become, a member if consolidated, joint or combined returns are filed for such affiliated group for federal, state or local income tax purposes.

If the Tax Indemnitee is the Airframe Manufacturer or Engine
Manufacturer, such Person shall be a Tax Indemnitee only in its capacity as Owner Participant, Owner Participant Parent, Loan
Participant or Certificate Holder.

     "Tax Indemnity Agreement" means the Tax Indemnity Agreement
104, dated as of even date with the Participation Agreement, between Lessee and Owner Participant.

     "Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

     "Term" means the term, commencing on the Delivery Date, for which the Aircraft is leased pursuant to Section 3 of the Lease, and shall include the Interim Lease Term, the Base Lease Term and, if applicable, any Renewal Lease Term.

     "Termination Date" means any Payment Date occurring after the tenth anniversary of the Delivery Date and on or before the date one year prior to the Scheduled Expiration Date on which the Lease shall terminate in accordance with Section 9 of the Lease.

     "Termination Value" means, with respect to the Aircraft, the amount determined by multiplying (a) the percentage set forth in
Schedule 4 to the Lease (as adjusted from time to time in accordance with Section 3.2.1 of the Lease) opposite the Termination Value Date by (b) Lessor's Cost. Notwithstanding anything to the contrary in any Operative Agreement, Termination Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Loan Certificates prior to such date), the aggregate unpaid principal amount of all Loan Certificates outstanding as of such date, together with accrued and unpaid interest on all such Loan Certificates as of such date.

     "Termination Value Date" means (i) for any month specified in Schedule 4 to the Lease, which precedes the month in which the Commencement Date occurs, the applicable Interim Term Value Date, and (ii) for any month, specified in Schedule 4 to the Lease, which includes or follows the month in which the Commencement Date occurs, the day in such month that corresponds to the day of the month on which the Commencement Date occurred or, if such day is not a Business Day, the immediately succeeding Business Day.

     "Transactions" means the transactions contemplated by the Participation Agreement and the other Operative Agreements.

     "Transaction Expenses" means all costs and expenses incurred by Owner Participant, Loan Participant, Owner Trustee and Mortgagee in connection with (a) the preparation, execution and delivery of the Operative Agreements and the recording or filing of any documents, certificates or instruments in accordance with any Operative Agreement, including, without limitation, the FAA Filed Documents and the Financing Statements, (b) any sublease or transfer of possession of the Aircraft or Airframe or any Engine, any Event of Loss with respect to the Aircraft, any Engine or any Part, any payment of Stipulated Loss Value or Termination Value and any replacement of any Engine or Part pursuant to the Lease,
(c) any optimization pursuant to Section 9 of the Participation Agreement, any refunding of the Loan Certificates pursuant to
Section 13 of the Participation Agreement or, pursuant to
Section 15.3 of the Participation Agreement, any restructuring of the transactions in accordance with Section 15 of the Participation Agreement, (d) any transfer of title to the Aircraft or any Engine contemplated by Section 4.6 of the Lease,
(e) all waivers, amendments or other agreements in connection with the Operative Agreements or the transactions contemplated thereby, in each case, except during the continuation of a Lease Event of Default, only to the extent requested by Lessee or required by or made pursuant to the terms of the Operative Agreements (unless such requirement results from the actions of the party incurring such costs or expenses not required by or made pursuant to the Operative Agreements), whether or not any of the same are also indemnified against by any other person, and
(f) with respect to Owner Trustee and Mortgagee, otherwise in connection with the administration of the transactions contemplated by the Participation Agreement, including, without limitation, in each such case (a) through (f), (i) the reasonable fees and disbursements of counsel for each Participant, counsel for Owner Trustee, counsel for Mortgagee and special counsel in Oklahoma City, Oklahoma, in each case, in connection with the Closing, (ii) all initial and ongoing fees, disbursements and expenses of Owner Trustee and Mortgagee, (iii) except as may be expressly provided in the Lease the fees, expenses and disbursements of any Appraiser retained under or as contemplated by the Participation Agreement or the Lease, and (iv) the reasonable fees, disbursements of counsel and other out-of-pocket expenses, of any Participant or Certificate Holder, or of Owner Trustee or Mortgagee incurred in connection with an optimization of the Amortization Schedule under Section 9 of the Participation Agreement.

     "Transfer" means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

     "Transferee" means a person to which any Owner Participant, Owner Trustee or any Loan Participant or Certificate Holder purports or intends to Transfer any or all of its right, title or interest in the Trust Estate or in its Loan Certificate and the Trust Indenture Estate, respectively, as described in
Section 12.1.1(a), 12.1.2 or 12.1.3 (but excluding participants in any participation referred to in Section 12.1.3), respectively, of the Participation Agreement.

     "Trust" means the trust created by the Trust Agreement.

     "Trust Agreement" means the Trust Agreement 104, dated as of even date with the Participation Agreement, between Owner
Participant and Owner Trustee.

     "Trust Estate" means all estate, right, title and interest of Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Purchase Agreement and the GTA including, without limitation, all amounts of Basic Rent and Supplemental Rent including, without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of Owner Participant, Loan Participant, Certificate Holders or WTC) and requisition, indemnity or other payments or any kind for or with respect to the Aircraft (except amounts owing to Owner Participant, Loan Participant, Certificate Holders or WTC, or to any of their respective directors, officers, employees, servants and agents, pursuant to Section 10 of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payment.

     "Trust Indenture" means the Trust Indenture and Mortgage
104, dated as of even date with the Participation Agreement, between Owner Trustee and Mortgagee.

     "Trust Indenture Estate" is defined in the "Granting Clause" of the Trust Indenture.

     "Trust Indenture Supplement" means a Trust Indenture and
Mortgage 104 Supplement, substantially in the form of Exhibit A to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

     "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "U.S. Air Carrier" means any United States air carrier as to which there is in force a certificate issued pursuant to
Section 401 of the Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations promulgated under the Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

     "U.S. Person" means any Person described in
Section 7701(a)(30) of the Code.

     "United States" or "U.S." means the United States of
America; provided, that for geographic purposes, "United States" means, in aggregate, the 50 states and the District of Columbia of the United States of America.

     "U.S. Government" means the federal government of the United
States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

     "WTC" means Wilmington Trust Company, a Delaware banking corporation, not in its capacity as Mortgagee under the Trust
Indenture, but in its individual capacity.

     "Weighted Average Life to Maturity" of each Loan Certificate means at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such Loan Certificate by the then outstanding principal amount of such Loan Certificate. The term "Remaining Dollar-years" shall mean the amount obtained by (1) multiplying the amount of each then-remaining principal payment on such Loan Certificate provided for in the Amortization Schedule for such Loan Certificate by the number of years (calculated at the nearest one-twelfth) that will elapse between the date of determination of the Weighted Average Life to Maturity of such Loan Certificate and the date of that required payment and (2) totaling all the products obtained in clause (1) above.

     "Wet Lease" means any arrangement whereby Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which the Airframe and such Engines or engines (i) shall at all times be in the sole possession and control of Lessee, (ii) shall be operated in all respects solely by regular employees of Lessee possessing all current certificates and licenses that are required under the Act or any FAA Regulations for the possession, use and operation of the Airframe and such Engines or engines (or, if the Airframe is then under foreign registration, in accordance with Section 7.1.2 of the Lease, the foregoing requirement shall apply in respect of all certificates and licenses required by such government of registration and the applicable Aviation Authority for the possession, use and operation of the Airframe and such Engines or engines), and (iii) shall in all events be maintained, insured and otherwise used and operated in compliance with the terms and provisions of the Lease.

     "Yield Adjustment" means, with respect to any prepayment of the Loan Certificates, .50%.

                                                                 SCHEDULE 1
                                                                         TO
                                                    PARTICIPATION AGREEMENT


                            ACCOUNTS; ADDRESSES

               Account for Payments          Address for Notices
               --------------------          -------------------

Continental    The Chase Manhattan Bank      Continental Airlines, Inc.
Airlines,       (National Association)       2929 Allen Parkway
Inc.           New York, New York 10081      Suite 2010
               Account No.: 910-2-499291     Houston, Texas  77019
               ABA#: 021-000021              Attention: Senior Vice
               Attention: Pat Settembrino     President and Chief
               Reference: Continental         Financial Officer
                Lease 104                    Facsimile: (713) 520-6329

Gaucho-2 Inc.  c/o The Boeing Company        Gaucho-2 Inc.
               The Chase Manhattan Bank      7755 East Marginal Way South
                (National Association)       Seattle, Washington 98108
               New York, New York 10081      Attention: Treasurer
               Account No.: 910-1-012764      M/S 68-34
               ABA#: 021-000021              Facsimile: (206) 237-8746
               Attention: Pat Settembrino
               Reference: Continental
                Lease 104

The Boeing     The Chase Manhattan Bank      The Boeing Company
Company         (National Association)       P.O. Box 3707
               New York, New York 10081      Seattle, Washington 98124-
               Account No.: 910-1-012764      3707
               ABA#: 021-000021              Attention: Treasurer
               Attention: Pat Settembrino     MS 68-34
               Reference: Continental        Facsimile: (206) 237-8746
                Lease 104

First          First Security Bank of Utah,  First Security Bank of Utah,
Security Bank   National Association          National Association
of Utah,       79 South Main Street          79 South Main Street
National       Salt Lake City, Utah  84111   Salt Lake City, Utah  84111
Association    Account No.: 051-0922115      Attention: Corporate Trust
               Corporate Trust Department     Department
               ABA#: 124-0000-12             Facsimile: (801) 246-5053
               Reference: Continental
                Lease 104

Wilmington     The Chase Manhattan Bank      Wilmington Trust Company
Trust Company   (National Association)       One Rodney Square
               New York, New York 10081      1100 North Market Street
               Account No.: 920-1-014363     Wilmington, Delaware 19890
               ABA#: 021-000021              Attention: Corporate Trust
               Attention: Corporate Trust     Administration
                Administration               Facsimile: (302) 651-1576
               Reference: Continental
                Lease 104

                                                       SCHEDULE 2
                                                               TO
                                          PARTICIPATION AGREEMENT


             LESSEE'S ADDRESS FOR SERVICE OF PROCESS


               Continental Airlines, Inc.
               65 East 55th Street
               14th Floor
               New York, New York 10022

                                                       SCHEDULE 3
                                                               TO
                                          PARTICIPATION AGREEMENT


                           COMMITMENTS

                      Percentage of Lessor's
Participant           Cost                        Dollar Amount
- -----------           ----------------------      -------------

Owner Participant     Owner Participant's
                      Percentage

Gaucho-2 Inc.         20%                         $ 8,916,299.80


Loan Participant      Loan Participant's
                      Percentage

The Boeing Company    80%                         $35,665,199.20


Total                 100%                        $44,581,499.00

                                                       SCHEDULE 4
                                                               TO
                                          PARTICIPATION AGREEMENT


                          CERTAIN TERMS



                      [Intentionally omitted as containing
                       confidential financial information]

                                                       SCHEDULE 5
                                                               TO
                                          PARTICIPATION AGREEMENT

                       RESET OF DEBT RATE



A.   Subsequent Funding Period

     Each Certificate Holder shall be entitled to elect, with respect to any Loan Certificate or Loan Certificates held by it at the time of such election, to reset the Debt Rate applicable to such Loan Certificate. Any such election must be made, if at all, on or prior to the date which is the three year anniversary of the Delivery Date. Such election shall be solely at the option of such Certificate Holder, and shall not in any event be required hereunder. If any such election is made by a Certificate Holder, the reset of the subject Loan Certificate or Loan Certificates shall be effected on and as of the Payment Date next preceding the date which is the ten year anniversary of the Delivery Date (such Payment Date referred to herein as the "Reset Date"), and such Debt Rate, as reset, shall be applicable only in respect of the period from and after such Reset Date.

     The Debt Rate, as reset, with respect to a subject Loan
Certificate shall equal the sum of

         (i) the yield to maturity, as of the Reset Date, on a U.S. Treasury Note or Bond with a remaining maturity approximately equal to, but in no case shorter than, the Weighted Average Life to Maturity of such Loan Certificate, as of the Reset Date, and that is then trading in the public securities markets at as close to par as other U.S. Treasury securities of comparable remaining maturities; plus

        (ii) a credit spread to be determined, as specified below, with reference to pricing then available (as of the Reset Date) to Lessee in the marketplace for the debt component of a leveraged lease financing of an aircraft similar to the Aircraft and to the Transactions.

     For purposes of making the determinations contemplated in clauses (i) and (ii) above, the subject Certificate Holder (or, if there be more than one, a majority in interest of such Certificate Holders) and Lessee shall together designate, on or before the date which is 60 days prior to and excluding the Reset Date, a mutually acceptable independent investment banking firm to make such determinations. If such Certificate Holder (or such majority in interest, as the case may be) and Lessee cannot agree on such designation on or before such date, then such Certificate Holder (or such majority in interest, as the case may be) and Lessee shall each independently designate, on or before the date which is 45 days prior to and excluding the Reset Date, an investment banking firm, and such two firms shall in turn designate, on or before the date which is 30 days prior to and excluding the Reset Date, a third investment banking firm to make the determinations contemplated above, provided that such third firm so designated must be nationally recognized with expertise in transactions similar to the Transactions. The fees and expenses of any and all such firms shall be solely for the account of, and shall be paid by, Lessee.

     In making the required determinations, comparable aircraft leveraged lease financing transactions involving Lessee or similarly creditworthy airlines shall be considered in which funds are provided by commercial lenders and institutional investors (but, in any case, not including manufacturers or operating lessors, or providers of so-called "walk-away" lease financing), and entered into during the period commencing six months prior to the Reset Date; provided, that

          (A) pricing or other terms relating to any such transaction that vary from normal or customary industry practices or that are substantially more or substantially less favorable than the pricing and other terms set forth in the majority of such transactions shall not be taken into account in making the determinations contemplated in clauses (i) and (ii) above, and

          (B) in evaluating the pricing or other terms in a comparable transaction, such pricing and terms shall be taken as a whole in the context of the entire transaction.

     The engagement of any such firm to make such determinations shall require that the conclusions of such firm shall be set forth in writing and delivered to each such Certificate Holder and to Lessee no later than the date which is seven days prior to and excluding the Reset Date. Such writing shall identify with reasonable specificity the scope and character of such firm's due diligence in evaluating such market terms and conditions, and generally shall contain sufficient detail to reasonably demonstrate the thoroughness and fairness of such conclusions.

B.   Failure to Prepay or Refinance

     In the event that (i) with respect to the proposed transfer of a Loan Certificate, Lessee elects, pursuant to Section 13.9.2 of the Participation Agreement, to provide a purchaser for such Loan Certificate or to effect a voluntary redemption of such Loan Certificate, or (ii) with respect to a reset of the Debt Rate applicable to a Loan Certificate, as provided above in this
Schedule 5, Lessee elects, pursuant to Section 13.9.3 of the Participation Agreement, to request a voluntary redemption of such Loan Certificate, and (iii) the elected transaction fails to close for any reason (other than as a result of the default of the subject Certificate Holder) within a period of 60 days after and excluding the date of Lessee's election, then the Debt Rate applicable to such Loan Certificate shall, without need of further act or agreement, be reset as of the first day (the "Reference Date") following such 60-day period to a rate of interest per annum equal to the sum of the Debt Rate, as in effect immediately prior to such reset, plus one and one-half percent (1 1/2%). In addition, such Debt Rate, as reset, shall be further reset on each anniversary of the Reference Date to a rate of interest per annum equal to the sum of the Debt Rate, as in effect immediately prior to such reset, plus one and one-half percent (1 1/2%).

     Notwithstanding anything to the contrary set forth in Paragraph A above or in any Operative Agreement, if the Debt Rate applicable to a Loan Certificate has been, or is subject to, reset pursuant to the provisions of this Paragraph B, then
(i) such Debt Rate shall not in any event be reduced as a result of any reset of the Debt Rate otherwise provided for under Paragraph A above, and (ii) the provisions of this Paragraph B, and the resets provided for herein, shall continue to apply to such Loan Certificate in addition to any reset of the Debt Rate otherwise provided for or effected under Paragraph A above.

     For purposes of this Paragraph B, the date of any Lessee election shall be the date upon which Lessee's notice of such election is deemed to be effective under, and in accordance with, the last sentence of Section 19.7 of the Participation Agreement. Nothing set forth in this Paragraph B shall limit Lessee's right to effect a transfer or voluntary redemption of a Loan Certificate under, and in accordance with, the provisions of
Section 13.9.2 or 13.9.3 of the Participation Agreement.

C.   Related Revisions

     Upon any resetting of the Debt Rate as provided above, the Amortization Schedule, and the percentages of Basic Rent, Stipulated Loss Values and Termination Values set forth in Schedules 2, 3 and 4 of the Lease, shall be revised to reflect such change in the Debt Rate, all as contemplated in Section 2.13 of the Trust Indenture and Section 3.2.1 of the Lease. Unless and until any such resetting of the Debt Rate is completed, as provided in this Schedule 5, the Debt Rate in effect as of the Delivery Date will continue to apply for all purposes (including, without limitation, for purpose of computing amounts of Basic Rent, Stipulated Loss Value, Termination Value and Make-Whole Amount) of the Operative Agreements and the Transactions.